--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 1999

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 3)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                NSC CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
   -----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
   -----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   -----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
   -----------------------------------------------------------------------------

(5) Total fee paid:
   -----------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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

                                    NSC Logo

                                NSC CORPORATION
                                49 DANTON DRIVE
                          METHUEN, MASSACHUSETTS 01844
                           TELEPHONE: (978) 557-7300

                                                                    May 24, 1999

Dear Stockholder:

     You are cordially invited to attend a Special Meeting (the "Special Meeting") of the stockholders of NSC Corporation ("NSC") to be held on June 22, 1999, at 10:00 a.m., Central time, at the offices of Jones, Day, Reavis & Pogue, located at 77 West Wacker, Chicago, Illinois 60601.

     As described in the accompanying Proxy Statement, at the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of February 12, 1999, as amended (the "Merger Agreement"), by and among NSC Holdings, Inc. ("Holdings"), NSC Acquisition, Inc. ("Merger Subsidiary"), NSC, and Waste Management, Inc. ("Waste Management"), pursuant to which Merger Subsidiary will be merged with and into NSC (the "Merger"), with NSC continuing as the surviving corporation. Neither Holdings nor Merger Subsidiary has any prior affiliation with NSC or Waste Management. Pursuant to the Merger Agreement, each share of common stock, $0.01 par value, of NSC (the "Common Stock") issued and outstanding at the effective time of the Merger (other than shares held by NSC and stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $1.25 per share in cash. Consummation of the Merger is subject to certain conditions, including approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Waste Management has entered into a voting agreement pursuant to which it has agreed, subject to the terms set forth therein, to cause its affiliates to vote their shares of Common Stock in favor of the Merger Agreement. Since these shares represent approximately 54% of the outstanding shares of Common Stock, the Merger Agreement will be approved and adopted without any action by any other stockholder of NSC so long as the voting agreement remains in effect.

     The Merger Agreement also contemplates that, immediately prior to the effective time of the Merger, Waste Management will cause its affiliates to exchange 996,420 shares of Common Stock (the "Exchanged Shares") for an interest bearing subordinated promissory note issued by NSC in the principal amount of $1,245,525, representing $1.25 per share times the number of Exchanged Shares. All remaining shares of Common Stock owned by Waste Management and its affiliates will be converted in the Merger into the right to receive $1.25 per share in cash. In addition, the Merger Agreement contemplates that, immediately prior to the effective time of the Merger, Waste Management will cause its affiliate, Olshan Demolishing Company Inc., to sell certain machinery and equipment to Olshan Demolishing Management, Inc., a wholly owned subsidiary of NSC. In consideration for such assets, all of NSC's existing non-interest bearing indebtedness (currently approximately $4.5 million) owed to Rust International Inc., an affiliate of Waste Management, will be converted into an interest bearing subordinated promissory note issued by NSC in the principal amount of $2.4 million.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has determined that the Merger Agreement and the Merger are advisable to and in the best interests of NSC and its stockholders, and has approved and adopted the Merger Agreement. In making its recommendation, the Board also considered the fact that Waste Management and the directors and executive officers of NSC may have interests in the Merger that are different from or in addition to the interests of the public stockholders. The Board of Directors recommends that you vote "FOR" approval and adoption of the Merger Agreement.

     Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the Special Meeting, you may, of course, withdraw your proxy should you wish to vote in person. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

                                          Sincerely,

                                          [Schimeck Signature]

                                          DARRYL G. SCHIMECK
                                          President and Chief Executive Officer

                                NSC CORPORATION
                                49 DANTON DRIVE
                          METHUEN, MASSACHUSETTS 01844
                           TELEPHONE: (978) 557-7300

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 1999

To Our Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of NSC Corporation, a Delaware corporation ("NSC"), will be held on June 22, 1999, at 10:00 a.m., Central time, at the offices of Jones, Day, Reavis & Pogue, located at 77 West Wacker, Chicago, Illinois 60601 for the following purpose:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of February 12, 1999, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 10, 1999 (collectively, the "Merger Agreement"), by and among NSC Holdings, Inc., a Delaware corporation ("Holdings"), NSC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Subsidiary"), NSC, and Waste Management, Inc., a Delaware corporation ("Waste Management"), pursuant to which (i) Merger Subsidiary will be merged with and into NSC (the "Merger"), with NSC continuing as the surviving corporation and (ii) each share of common stock, $.01 par value, of NSC (the "Common Stock") issued and outstanding at the effective time of the Merger, other than shares held by NSC and stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $1.25 per share in cash, without interest.

          2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

     May 21, 1999 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting or any postponements or adjournments thereof. Only holders of record of Common Stock at the close of business on that date will be entitled to receive notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

     Holders of Common Stock who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") will be entitled to appraisal rights under Section 262 of the DGCL. A summary of the provisions of Section 262 of the DGCL, including a summary of the requirements with which holders of Common Stock must comply in order to assert appraisal rights, is set forth in the accompanying Proxy Statement under the heading "The Merger -- Appraisal Rights." The entire text of
Section 262 of the DGCL is attached as Annex C to the Proxy Statement.

     The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and certain actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before the vote at the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement.

                                          By Order of the Board of Directors,

                                          [Kouninis Signature]

                                          EFSTATHIOS A. KOUNINIS
                                          Vice President of Finance, Corporate
                                          Controller, Treasurer and Secretary
Methuen, Massachusetts
May 24, 1999

     YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

     PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                                NSC CORPORATION
                                49 DANTON DRIVE
                          METHUEN, MASSACHUSETTS 01844
                            ------------------------

                                PROXY STATEMENT
                            ------------------------
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 22, 1999

     This Proxy Statement is being furnished to holders of common stock, $.01 par value ("Common Stock"), of NSC Corporation, a Delaware corporation ("NSC"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of NSC (the "Board") for use at a special meeting of stockholders to be held at 10:00 a.m., Central time, on June 22, 1999, at the offices of Jones, Day, Reavis & Pogue, located at 77 West Wacker, Chicago, Illinois 60601, and at any postponements or adjournments thereof (the "Special Meeting"). This Proxy Statement and the accompanying Notice and Proxy Card are first being mailed to holders of Common Stock entitled to receive notice of, and to vote at, the Special Meeting on or about May 24, 1999.

     At the Special Meeting, holders of Common Stock will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of February 12, 1999 (the "Initial Merger Agreement"), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 10, 1999 ("Amendment No. 1," the Initial Merger Agreement, as amended by Amendment No. 1, the "Merger Agreement"), by and among NSC Holdings, Inc., a Delaware corporation ("Holdings"), NSC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Subsidiary"), NSC, and Waste Management, Inc., a Delaware corporation ("Waste Management"), pursuant to which Merger Subsidiary will be merged with and into NSC (the "Merger"), with NSC continuing as the surviving corporation (the "Surviving Corporation"). Neither Holdings nor Merger Subsidiary has any prior affiliation with NSC or Waste Management. Pursuant to the Merger Agreement, each share of Common Stock issued and outstanding at the effective time of the Merger, other than shares held by NSC and stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $1.25 per share in cash, without interest.

     The Merger Agreement also contemplates that, immediately prior to the effective time of the Merger, Waste Management will cause its affiliates to exchange 996,420 shares of Common Stock (the "Exchanged Shares") for an interest bearing subordinated promissory note issued by NSC in the principal amount of $1,245,525, representing $1.25 per share times the number of Exchanged Shares. All remaining shares of Common Stock owned by Waste Management and its affiliates will be converted in the Merger into the right to receive $1.25 per share in cash. In addition, the Merger Agreement contemplates that, immediately prior to the Effective Time of the Merger, Waste Management will cause its affiliate, Olshan Demolishing Company Inc. ("ODC"), to sell certain machinery and equipment to Olshan Demolishing Management, Inc. ("ODM"), a subsidiary of NSC. In consideration for such assets, all of NSC's existing non-interest bearing indebtedness (currently approximately $4.5 million) owed to Rust International Inc. ("Rust"), an affiliate of Waste Management, will be converted into an interest bearing subordinated promissory note issued by NSC in the principal amount of $2.4 million.

     Holders of Common Stock who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") will be entitled to appraisal rights under Section 262 of the DGCL. See "The Merger -- Appraisal Rights."

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     All information contained in this Proxy Statement concerning Holdings and Merger Subsidiary has been supplied by Holdings and has not been independently verified by NSC. All information contained in this Proxy Statement concerning Waste Management has been supplied by Waste Management and has not been independently verified by NSC. Except as otherwise indicated, all other information contained in this Proxy Statement (or, as permitted by applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), incorporated by reference herein) has been supplied or prepared by NSC.

                  The date of this Proxy Statement is May 24, 1999.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................    3
FORWARD-LOOKING STATEMENTS..................................    4
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION.................    5
SUMMARY.....................................................    6
  The Companies.............................................    6
  The Special Meeting.......................................    6
SELECTED FINANCIAL DATA.....................................    9
THE SPECIAL MEETING.........................................   11
  General...................................................   11
  Matters to be Considered at the Special Meeting...........   11
  Record Date; Voting at the Special Meeting................   11
  Proxies; Revocation of Proxies............................   12
  Solicitation of Proxies...................................   12
THE MERGER..................................................   13
  Background of the Merger..................................   13
  NSC's Reasons for the Merger; Recommendation of the Board
    of Directors............................................   21
  Opinion of NSC's Financial Advisor........................   22
  Interests of Certain Persons in the Merger................   28
  Asset Purchase Agreement..................................   29
  Non-Competition Agreement.................................   29
  Exchange Subordinated Promissory Note.....................   30
  Voting Agreement..........................................   30
  Guaranty..................................................   30
  Financing the Merger......................................   31
  Accounting Treatment......................................   31
  Material Federal Income Tax Consequences..................   31
  Regulatory Approvals......................................   31
  Appraisal Rights..........................................   32
THE MERGER AGREEMENT........................................   35
  General...................................................   35
  Merger Consideration......................................   35
  Treatment of Stock Options................................   35
  Representations and Warranties............................   36
  Covenants.................................................   36
  Additional Agreements.....................................   37
  Conditions Precedent......................................   38
  Termination, Amendment and Waiver.........................   39
THE COMPANIES...............................................   41
  NSC Corporation...........................................   41
  NSC Holdings, Inc.........................................   41
  NSC Acquisition, Inc......................................   41
MARKET PRICES OF COMMON STOCK...............................   42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   43
INDEPENDENT AUDITORS........................................   44
STOCKHOLDER PROPOSALS.......................................   44
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   45

LIST OF ANNEXES
Initial Merger Agreement....................................  ANNEX A-1
Amendment No. 1.............................................  ANNEX A-2
Opinion of NSC's Financial Advisor..........................    ANNEX B
Section 262 of the DGCL.....................................    ANNEX C
Voting Agreement............................................    ANNEX D
Annual Report on Form 10-K, as amended, for the fiscal year
  ended December 31, 1998...................................    ANNEX E
Quarterly Report on Form 10-Q, as amended, for the quarterly
  period ended March 31, 1999...............................    ANNEX F

                             AVAILABLE INFORMATION

     NSC is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by NSC with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, NSC is required to file electronic versions of certain material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NSC. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NSC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

                           FORWARD-LOOKING STATEMENTS

     The statements contained in this Proxy Statement and in the documents incorporated herein by reference that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements are subject to certain risks and uncertainties described below, which could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis, judgment, belief or expectation only as of the date hereof. NSC undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof or to publicly release the results of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof. In addition to the disclosure contained herein, readers should carefully review any disclosure of risks and uncertainties contained in other documents NSC files or has filed from time to time with the Commission pursuant to the Exchange Act.

     The forward-looking statements set forth or incorporated by reference in this Proxy Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management's examination of historical operating trends, data contained in NSC's records and other data available from third parties. Although NSC believes that such assumptions were reasonable when made, because such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond NSC's control, there can be no assurance, and no representation or warranty is made, that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to the other factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, factors that, in the view of NSC, could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, (i) the satisfaction of the closing conditions to the Merger Agreement (some of which are beyond NSC's control) and (ii) the consummation of the Merger.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q: Why are NSC and Merger Subsidiary proposing the Merger?

A: As a result of the Merger, stockholders of NSC will be able to dispose of their shares of Common Stock at a price that the Board considers to be fair from a financial point of view and that is in excess of recent trading prices without incurring the costs typically associated with market transactions.

Q: What do I need to do now?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting.

Q: What do I do if I want to change my vote?

A: You may change your vote at any time before it is voted by:

     - Giving notice of your revocation to the Secretary of NSC in a proxy bearing a later date;

     - Signing and delivering to the Secretary of NSC a proxy bearing a later date relating to the same shares; or

     - Attending the Special Meeting and giving notice of revocation to the Secretary of NSC or in open meeting (although attendance at the Special Meeting without taking other affirmative action will not constitute a revocation).

Any writing revoking a proxy should be sent to: NSC Corporation, 49 Danton Drive, Methuen, Massachusetts, 01844, Attention: Secretary.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker, which will have the effect of a vote against the transaction.

Q: Should I send in my stock certificates now?

A: No. After the Merger is completed, the paying agent for the Merger will send stockholders written instructions for exchanging their stock certificates.

Q: What I will receive in the Merger?

A: If the Merger is completed, you will receive $1.25 in cash, without interest, for each share of Common Stock you own.

Q: When do you expect the Merger to be completed?

A: We are working toward completing the Merger as quickly as possible. We hope to complete the Merger by June 23, 1999.

Q: What are the tax consequences to stockholders of the Merger?

A: The Merger will be taxable to you and you will recognize a gain or loss in an amount equal to the difference between your adjusted tax basis and the amount of cash you receive in the Merger.

Q: Whom should I call with questions?

A: Call Efstathios A. Kouninis at NSC, at (978) 557-7300.

                                    SUMMARY

     This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should read carefully this entire document, including the information incorporated herein by reference and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the meanings assigned to them elsewhere in this Proxy Statement.

                                 THE COMPANIES

NSC CORPORATION
49 Danton Drive
Methuen, Massachusetts 01844
(978) 557-7300

     NSC, with headquarters in Methuen, Massachusetts, is a leading provider of asbestos-abatement and other specialty contracting services to a broad range of commercial, industrial and institutional clients located throughout the United States.

     NSC's largest stockholder is Waste Management, which through its indirect subsidiaries, Rust Industrial Services Inc. and Rust Remedial Services Holding Company Inc., owns approximately 54% of the outstanding shares of Common Stock. In addition, ODM, a subsidiary of NSC that operates NSC's demolition and dismantling business, utilizes certain assets owned by ODC and manages the business of ODC, an indirect subsidiary of Waste Management. The profits and losses of ODC are shared by NSC and affiliates of Waste Management. Rust, an indirect subsidiary of Waste Management, has provided financing to ODM in connection with its operation of the demolition and dismantling business.

NSC HOLDINGS, INC.
5222 Royal Walk
Houston, Texas 77069
(281) 444-6056

     Holdings is a newly formed Delaware corporation created by an investor group solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Neither Holdings nor any of its investors has any prior affiliation with NSC or Waste Management.

NSC ACQUISITION, INC.
5222 Royal Walk
Houston, Texas 77069
(281) 444-6056

     Merger Subsidiary, a wholly owned subsidiary of Holdings, is a newly formed Delaware corporation created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Subsidiary has no prior affiliation with NSC or Waste Management.

THE SPECIAL MEETING

     The Special Meeting will be held at 10:00 a.m., Central time, on June 22, 1999, at the offices of Jones, Day, Reavis & Pogue, located at 77 West Wacker, Chicago, Illinois 60601. At the Special Meeting, stockholders will be asked to approve and adopt the Merger Agreement.

Voting Rights; Votes Required for Approval

     You are entitled to vote at the Special Meeting if you owned shares of Common Stock as of the close of business on May 21, 1999 (the "Record Date"). On the Record Date, there were 9,971,175 shares of Common Stock entitled to vote at the Special Meeting. Stockholders will have one vote at NSC's Special Meeting for each share of Common Stock they owned on the Record Date.

     The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to approve the Merger Agreement.

Stock Ownership of Management and Certain Stockholders

     On the Record Date, directors and executive officers owned 114,750 outstanding shares of Common Stock (approximately 1%). These directors and officers have expressed an intention to vote in favor of the Merger Agreement. In addition, Waste Management, which, through its affiliates, owns 5,380,670 outstanding shares of Common Stock, has entered into a voting agreement pursuant to which it has agreed, subject to the terms set forth therein, to cause its affiliates to vote their shares of Common Stock in favor of the Merger Agreement. Since the shares of Common Stock held by Waste Management, through its affiliates, represent approximately 54% of the outstanding shares of Common Stock, the Merger Agreement will be approved and adopted without any action by any other stockholder of NSC so long as the voting agreement remains in effect.

                                   THE MERGER

     The Initial Merger Agreement and Amendment No. 1 are attached as Annex A-1 and Annex A-2, respectively, to this Proxy Statement. You should read the Initial Merger Agreement and Amendment No. 1 as they are the legal documents that govern the transaction.

Effects of the Merger; Merger Consideration

     Upon consummation of the Merger,

     - Merger Subsidiary will be merged with and into NSC, with NSC continuing as the Surviving Corporation.

     - Each share of Common Stock issued and outstanding at the date and time the Merger becomes effective (the "Effective Time"), other than shares held by (1) NSC and (2) stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $1.25 in cash, without interest (the "Merger Consideration").

     - Immediately prior to the Effective Time, Waste Management will cause its affiliates to exchange 996,420 shares of Common Stock for an interest bearing subordinated promissory note issued by NSC in the principal amount of $1,245,525, representing $1.25 per share times the number of shares so exchanged. All remaining shares of Common Stock owned by Waste Management and its affiliates will be converted in the Merger into the right to receive the Merger Consideration.

     - Immediately prior to the Effective Time, Waste Management will cause an affiliate to sell certain machinery and equipment to a subsidiary of NSC. In consideration for such assets, all of NSC's existing non-interest bearing indebtedness (currently approximately $4.5 million) owed to a Waste Management affiliate will be converted into an interest bearing subordinated promissory note issued by NSC in the principal amount of $2.4 million.

Recommendation to Stockholders

     The Board believes that the Merger is in your best interest as a stockholder and recommends that you vote FOR approval and adoption of the Merger Agreement.

Conditions to the Transaction

     The transaction will be completed if a number of conditions, including the following material conditions, are met:

     - The stockholders of NSC approve the Merger Agreement;

     - All regulatory approvals, the non-receipt of which would reasonably be expected to have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, having been received;

     - The absence of legal restraints or prohibitions that prevent completion of the Merger;

     - The appropriate parties having executed the Non-Competition Agreement, the Asset Purchase Agreement, the Exchange Subordinated Promissory Note, and the Subordinated Promissory Note (each as defined herein); and

     - Each of NSC and Holdings having performed in all material respects all obligations to be performed by it under the Merger Agreement.

     In some instances, the conditions to completion of the transaction can be waived, but only if Holdings and NSC agree to waive them. NSC does not anticipate that any party will waive any of these conditions.

Termination of the Merger Agreement

     Holdings and NSC may agree to terminate the Merger Agreement at any time prior to the Effective Time. In addition, either party may terminate the Merger Agreement if:

     - The parties do not complete the Merger by June 30, 1999;

     - The NSC stockholders do not approve the Merger Agreement;

     - A law or regulation makes the transaction illegal or any order or injunction permanently prohibits the transaction; or

     - The other party breaches its representations, warranties or obligations under the Merger Agreement and does not or cannot cure the breach.

     NSC may terminate the Merger Agreement if NSC receives an unsolicited proposal for a business combination that the Board determines in good faith to be more favorable to the NSC stockholders than the transaction with Holdings.

Payment of Fees

     NSC must pay Holdings $100,000 plus up to $400,000 in the aggregate of Holdings' documented out-of-pocket fees and expenses if:

     - An Acquisition Proposal (as herein defined) is made known to NSC or its stockholders and is not publicly withdrawn prior to the Special Meeting and either party terminates the Merger Agreement on the grounds that the stockholders of NSC failed to approve the Merger Agreement and thereafter NSC enters into an Acquisition Agreement (as herein defined) or consummates an Acquisition Proposal within 12 months of such termination; or

     - NSC receives an unsolicited proposal for a business combination that the Board determines to be more favorable to the NSC stockholders and thereafter terminates the Merger Agreement.

     NSC must pay Holdings $100,000 if Holdings terminates the Merger Agreement because NSC breaches the Merger Agreement.

     Holdings must pay NSC $100,000 if NSC terminates the Merger Agreement because Holdings breaches the Merger Agreement.

Opinion of Financial Advisor

     In deciding to approve the transaction, the Board, among the numerous factors discussed below in "The Merger -- Reasons for the Merger; Recommendation of the Board of Directors," considered the February 12, 1999 opinion of NSC's financial advisor, BT Alex. Brown Incorporated ("BT Alex. Brown"), that, as of such date, the consideration of $1.12 per share payable to the public stockholders of NSC pursuant to the Initial Merger Agreement (the "Initial Merger Consideration") was fair from a financial point of view to such stockholders. The Board, in connection with its review of Amendment No. 1, did not obtain an updated opinion from BT Alex. Brown because, in the Board's judgment, such an opinion was unnecessary and did not justify the additional expense associated with such opinion given that (i) BT Alex. Brown had previously opined that the Initial Merger Consideration was fair from a financial point of view to NSC's public stockholders and (ii) the Merger Consideration is in excess of the Initial Merger Consideration. BT Alex. Brown's opinion, dated February 12, 1999, rendered in connection with the Initial Merger Agreement is attached as Annex B to this Proxy Statement. We encourage you to read this opinion.

Material Federal Income Tax Consequences

     The receipt of cash by a stockholder of NSC pursuant to the Merger, or pursuant to the exercise of appraisal rights in accordance with Section 262 of the DGCL, will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A stockholder will recognize gain or loss in an amount equal to the difference between the adjusted tax basis of his or her Common Stock and the amount of cash received in exchange therefor in the Merger or pursuant to an exercise of appraisal rights. Such gain or loss will be capital gain or loss if the Common Stock is a capital asset in the hands of the stockholder and will be long-term capital gain or loss if the holding period exceeds one year. See "The Merger -- Certain Federal Income Tax Consequences."

Appraisal Rights

     Under Delaware law, stockholders who properly exercise and perfect appraisal rights will be entitled to receive payment of the fair value of their shares in connection with the transaction. See "The Merger -- Appraisal Rights."

                            SELECTED FINANCIAL DATA

     The following table sets forth selected consolidated financial data for NSC and its subsidiaries for each of the five fiscal years ended December 31, 1994 through December 31, 1998 and the three months ended March 31, 1998 and March 31, 1999. The year-end data has been derived from, should be read in conjunction with, and are qualified in their entirety by, the audited consolidated financial statements of NSC, including the notes thereto, which are included in NSC's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998, which is incorporated herein by reference and attached hereto as Annex E. The interim data has been derived from, should be read in conjunction with, and are qualified in their entirety by, the unaudited quarterly consolidated financial statements of NSC, including the notes thereto, which are included in NSC's Quarterly Report on Form 10-Q, as amended, for the period ended March 31, 1999, which is incorporated herein by reference and attached hereto as Annex F.

                                             (UNAUDITED)
                                            THREE MONTHS
                                           ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                          -----------------   ---------------------------------------------------
                                           1999      1998      1998       1997       1996       1995       1994
                                          -------   -------   -------   --------   --------   --------   --------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
INCOME STATEMENT DATA
Revenue.................................  $25,331   $20,808   $99,711   $115,955   $129,043   $124,529   $132,218
Gross profit............................    3,746     3,891    15,878     11,027     22,589     19,447     21,716
Write-down of assets held for sale......       --        --      (158)     2,843        830         --         --
Operating (loss) income.................     (892)       15       650     (7,762)     3,531      1,859      5,101
  Net (loss) income.....................     (529)       23       446     (4,994)     1,861        715      2,566
Basic and diluted earnings per
  share(1)..............................    (0.05)     0.00      0.04      (0.50)      0.19       0.07       0.26
Weighted average number of common shares
  outstanding...........................    9,971     9,971     9,971      9,971      9,971      9,971      9,971
Cash dividends declared per common
  share(2)..............................       --        --        --       0.15       0.15       0.15       0.15

                                             (UNAUDITED)
                                              MARCH 31,                          DECEMBER 31,
                                          -----------------   ---------------------------------------------------
                                           1999      1998      1998       1997       1996       1995       1994
                                          -------   -------   -------   --------   --------   --------   --------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE SHEET DATA
Total assets............................  $73,660   $72,200   $72,200   $ 74,489   $ 85,560   $ 87,161   $ 88,287
Goodwill, net of accumulated
  amortization(3).......................   34,025    35,050    34,075     35,175     36,275     36,872     37,938
Assets held for sale....................      313     1,665       313      1,653        475         --         --
Non current liabilities, including
  current portion of long-term
  debt(4)...............................    6,992     5,384     6,811      5,253      7,610      7,421     10,588
OTHER DATA
Book value per common share (5).........  $  5.12

---------------

     (1) In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share amounts for 1998, 1997, 1996, 1995 and 1994 have been computed by dividing net (loss) income by the weighted-average number of common shares outstanding during the respective periods. Diluted earnings per share, after applying the treasury stock method, approximates basic earnings per share and, accordingly, have not been separately presented.

     (2) NSC declared and paid a cash dividend of $0.15 per common share in each of December 1997, 1996, 1995 and 1994.

     (3) As of March 31, 1999 and 1998, accumulated amortization was approximately $9,359,000 and $8,259,000, respectively. As of December 31, 1998, 1997, 1996, 1995 and 1994, accumulated amortization was approximately $9,084,000, $7,984,000, $6,884,000, $5,787,000 and
         $4,721,000, respectively.

     (4) On March 21, 1996 all outstanding amounts due to NSC's lenders under a senior revolving credit facility were repaid in full.

     (5) Book value per common share was computed by dividing stockholders' equity by the outstanding shares of Common Stock as of March 31, 1999.

CERTAIN PROJECTIONS

     During the course of discussions among NSC and Holdings, which led to the execution of the Merger Agreement, NSC provided Holdings with certain non-public business and financial information about NSC. The information included a profit and loss statement that projected for NSC, (a) for 1999, (i) revenues of approximately $102.7 million, (ii) an operating loss of approximately $545,000,
(iii) a net loss of approximately $39,000, and (iv) a nominal loss per share;
(b) for 2000, (i) revenues of approximately $105.8 million, (ii) an operating loss of approximately $1.1 million, (iii) a net loss of approximately $382,000, and (iv) a loss per share of approximately $0.04; (c) for 2001, (i) revenues of approximately $109.0 million, (ii) an operating loss of approximately $1.1 million, (iii) a net loss of approximately $376,000, and (iv) a loss per share of approximately $0.04; (d) for 2002, (i) revenues of approximately $112.2 million, (ii) an operating loss of approximately $1.1 million, (iii) a net loss of approximately $370,000, and (iv) a loss per share of approximately $0.04; and
(e) for 2003, (i) revenues of approximately $115.6 million, (ii) an operating loss of approximately $1.1 million, (iii) a net loss of approximately $363,000, and (iv) a loss per share of approximately $0.04. The profit and loss statements for fiscal years 1999, 2000, 2001, 2002, and 2003 each assume an effective tax rate of 47.0%.

     These projections further assume that NSC would discontinue the industrial services business because NSC was aware that Waste Management had expressed an intent to sell or otherwise dispose of some or all of its industrial services businesses and NSC believed that Waste Management, as part of such sale or disposition, would likely be required to enter into a noncompetition agreement pertaining to those businesses. This belief led NSC to the conclusion that, assuming a sale of NSC was not completed, NSC would continue to be a majority owned subsidiary of Waste Management and would, thus, likely be subject to any noncompetition agreement to which Waste Management might become a party. As a result, NSC's management concluded, for planning purposes, that the industrial services business would no longer be a growth opportunity for NSC. In reaching this conclusion, NSC's management reserved the right to revisit this issue depending upon (i) whether Waste Management was successful in exiting its industrial services businesses and (ii) the terms and conditions of any such sale, including the possibility that a noncompetition agreement would not be required or, if required, such agreement would not be binding on NSC. At the present time and in light of these uncertainties, NSC is unable to specify how and when, if at all, NSC would discontinue this business in the event that the Merger is not consummated. In 1998, NSC's industrial services business accounted for approximately $1.1 million in revenues and a gross margin of approximately $243,000, recognizing that, in light of the possible discontinuation of the industrial services business, these results may not be indicative of future results of NSC. The assets employed by NSC in this business had a net book value of approximately $382,000 at December 31, 1998. Although NSC has not attempted to determine the fair market value of these assets, NSC does not believe that the fair market value of such assets would materially differ from their net book value. Assuming that the Merger is consummated, NSC will no longer be subject to any such restrictions and will be able to pursue additional business lines, including the industrial services business, which could possibly improve the projections set forth above.

     NSC does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this Proxy Statement only because the information was provided by NSC to Holdings. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. While presented with numerical specificity, these forecasts are based upon a variety of assumptions (not all of which were stated therein and not all of which were provided to Holdings) relating to the business of NSC, industry performance, general business and economic conditions and other matters. These assumptions may not be realized and are subject to significant financial, market, economic and competitive uncertainties and contingencies that are difficult or impossible to predict accurately, many of which are beyond the control of NSC and Holdings. There can be no assurance that the forecasts will be realized, and actual results may vary materially from those shown. The inclusion of the projections should not be regarded as a representation by Holdings or any of its affiliates or representatives or by NSC or any of its affiliates or representatives that the projected results will be achieved.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to holders of Common Stock in connection with the solicitation of proxies by and on behalf of the Board for use at the Special Meeting to be held at 10:00 a.m., Central time, on June 22, 1999, at the offices of Jones, Day, Reavis & Pogue, located at 77 West Wacker, Chicago, Illinois 60601, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Notice and Proxy Card are first being mailed to holders of Common Stock entitled to notice of, and to vote at, the Special Meeting, on or about May 24, 1999.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. The Board has determined that the Merger Agreement and the Merger are fair to and in the best interests of NSC and its stockholders and has approved and adopted the Merger Agreement. ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "The Merger -- Background of the Merger" and "-- NSC's Reasons for the Merger; Recommendation of the Board of Directors."

     STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO NSC IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

RECORD DATE; VOTING AT THE SPECIAL MEETING

     May 21, 1999 has been fixed as the Record Date for the determination of the holders of Common Stock entitled to receive notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Special Meeting. At the close of business on May 21, 1999, the most recent practicable date prior to the date of this Proxy Statement, there were 9,971,175 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 532 stockholders of record.

     Stockholders of record on the Record Date are entitled to one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of stockholders at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting.

     Holders of Common Stock on the Record Date who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will be entitled to appraisal rights under the DGCL in connection with the Merger. Stockholders of NSC who vote in favor of approving and adopting the Merger Agreement, however, will thereby waive their appraisal rights. See "The Merger -- Appraisal Rights."

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement. Waste Management has executed a voting agreement pursuant to which it has agreed, subject to the terms set forth therein, to cause its affiliates to vote their shares of Common Stock in favor of the Merger Agreement. Because these shares represent approximately 54% of the outstanding Common Stock, the Merger Agreement will be approved and adopted without any action by any other stockholder of NSC so long as the voting agreement remains in effect. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal to approve and adopt the Merger Agreement.

     The Board is not aware of any matters other than those set forth in the Notice of Special Meeting of Stockholders transmitted with this Proxy Statement that may be brought before the Special Meeting. If any other matters incidental to the conduct of the Special Meeting properly come before the Special Meeting, the persons named in the accompanying Proxy Card will vote the shares represented by all properly executed proxies on such incidental matters in such manner as shall be determined by a majority of the Board.

PROXIES; REVOCATION OF PROXIES

     All shares of Common Stock which are represented at the Special Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions (other than in the case of broker non-votes), such shares will be voted "FOR" the approval and adoption of the Merger Agreement.

     The required vote of the stockholders on the Merger Agreement is based upon the total number of outstanding shares of Common Stock as of the Record Date. Therefore, the failure to submit a Proxy Card (or to vote in person at the Special Meeting), the abstention from voting by a stockholder and broker non-votes will have the same effect as a vote "AGAINST" the approval and adoption of the Merger Agreement.

     A proxy may be revoked prior to its being voted by: (i) delivering to the Secretary of NSC, at or before the Special Meeting, a written instrument bearing a later date than the proxy which instrument, by its terms, revokes the proxy,
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of NSC at or before the Special Meeting or (iii) attending the Special Meeting and giving notice of revocation to the Secretary of NSC or in open meeting prior to the proxy being voted (although attendance at the Special Meeting without taking other affirmative action as aforementioned will not constitute a revocation of a proxy). Any written instrument revoking a proxy should be sent to: NSC Corporation, 49 Danton Drive, Methuen, Massachusetts 01844, Attention: Secretary.

     Waste Management has executed a voting agreement pursuant to which it has agreed, subject to the terms therein, to cause its affiliates to vote their shares of Common Stock in favor of the Merger Agreement. Because these shares represent approximately 54% of the outstanding Common Stock, it is anticipated that a quorum will be obtained and sufficient shares of Common Stock will be voted to approve and adopt the Merger Agreement. It is not anticipated that a quorum will fail to be obtained, nor is it anticipated that the Special Meeting will need to be postponed or adjourned to permit additional time to solicit and obtain additional proxies or votes.

     The obligations of NSC and Holdings to consummate the Merger are subject to, among other things, the condition that the stockholders of NSC, by the requisite vote thereof, approve and adopt the Merger Agreement. See "The Merger Agreement -- Conditions Precedent."

     STOCKHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME.

SOLICITATION OF PROXIES

     NSC will bear the costs of soliciting proxies in the accompanying form from stockholders. In addition to soliciting proxies by mail, directors, officers and employees of NSC, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. NSC has also retained Morrow & Company at an estimated cost of $5,000, plus reimbursement of expenses, to assist NSC in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and NSC will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   THE MERGER

     The discussion in this Proxy Statement of the Merger and the material terms of the Merger Agreement is subject to, and qualified in its entirety by reference to, the Initial Merger Agreement and Amendment No. 1, copies of which are attached to this Proxy Statement as Annex A-1 and Annex A-2, respectively, and are incorporated herein by reference.

BACKGROUND OF THE MERGER

     On November 6, 1997, at a regular meeting of the Board, the Board authorized NSC's management to retain the services of an investment banking firm to assist and advise NSC in exploring strategic alternatives to enhance the value of the business. Subsequent thereto, NSC's management met with various financial advisors and eventually sought the services of BT Alex. Brown.

     On February 12, 1998, BT Alex. Brown submitted a presentation to the Board regarding various internal and external strategic options for enhancing stockholder value, including internal growth of existing and new businesses, accelerating growth through acquisitions, and the sale of NSC to a strategic or financial buyer. The Board authorized management to retain formally BT Alex. Brown to assist NSC with the exploration and pursuit of such options. During this period, NSC and BT Alex. Brown entered into a formal agreement for BT Alex. Brown to provide to NSC advisory and investment banking services with respect to the exploration of strategic alternatives. The Board, with the assistance of BT Alex. Brown, determined that the sale of NSC to a strategic or financial buyer represented NSC's best alternative. The Board concluded that entering into new business lines through acquisitions and the internal improvement of existing operations would require significant new capital, which was not readily available, and questioned the impact of such activities on stockholder value in light of the inherent risks of such activities.

     During the period from March 9, 1998 through October 23, 1998, BT Alex. Brown prepared and revised a descriptive memorandum with respect to NSC's business and approached approximately 15 financial sponsors and 28 strategic parties to profile and discuss a potential transaction with NSC. BT Alex. Brown distributed the descriptive memorandum to 18 parties, each of which executed a confidentiality agreement with NSC. In addition, during such time period, NSC's management conducted presentations for six parties that had expressed a continuing interest in a potential transaction with NSC. Additional detailed financial and operational information was provided to selected parties and various interested parties conducted preliminary due diligence and discussions of a potential transaction with NSC.

     On July 6, 1998, Holdings submitted a proposal to acquire NSC for a price per share of approximately $1.40, payable in cash, with Waste Management receiving a subordinated promissory note in the amount of $4 million for a proportionate percentage of its shares of Common Stock. Holdings' proposal of July 6, 1998 also provided that Waste Management's affiliate, Rust, and NSC would convert the existing working capital loan from Rust to NSC, in the principal amount of approximately $4.5 million (the "Olshan Note"), into a subordinated promissory note of like amount with all principal due in a single payment on December 31, 2005 but which did not bear interest. Holdings' proposal of July 6, 1998 was subject to due diligence and other specified conditions. Subsequent to receipt of such proposal, BT Alex. Brown continued discussions with Holdings and other interested parties.

     On July 20, 1998, Holdings submitted a revised proposal for the acquisition of NSC for a price per share of approximately $1.60, payable in cash, with Waste Management receiving a subordinated promissory note in the amount of $2 million for a proportionate percentage of its shares of Common Stock. The Holdings' July 20, 1998 proposal remained subject to due diligence and other specified conditions. On or about the same time as Holdings' proposal of July 20, 1998, BT Alex. Brown received written proposals or expressions of interest in the acquisition of NSC from three other parties (such parties, the "Second Bidder," the "Third Bidder" and the "Fourth Bidder," respectively). The proposal submitted by the Second Bidder provided for merger consideration of approximately $1.80 per share, payable in cash, together with a discount of the Olshan Note. The proposal submitted by the Third Bidder provided for merger consideration of approximately $1.00 per share with the form of consideration still to be determined. The proposal submitted by the Fourth Bidder provided for merger consideration of approximately $2.00 per share, with the form of consideration to be determined, but with specific indication that the proposed transaction would include a combination of cash and stock in the entity resulting from the merger. Each of these proposals was subject to due diligence and other specified conditions.

     On August 5, 1998, at a regular meeting of the Board, BT Alex. Brown provided to the Board a presentation regarding the July 20, 1998 proposal of Holdings and the proposals received from the other three bidders. BT Alex. Brown reviewed in detail the process that had been followed in seeking to pursue various strategic alternatives to maximize stockholder value and reviewed with the Board the financial terms of each of the proposals, the relative strengths of each of the proposals, and the potential capability of each of the interested parties to finance the proposed transactions. While no decision was made to accept any of the proposals, it was the consensus of the Board that each of the interested parties should be directed to provide to the Board appropriate evidence of each party's ability to obtain financing for the transaction. NSC thereafter notified each of the interested parties in writing that the Board would further consider each of the proposals submitted by the various interested parties provided that each interested party could present to NSC appropriate evidence of such party's ability to obtain financing for the proposed transaction on or before September 21, 1998.

     On August 10, 1998, Holdings forwarded a written communication to NSC providing additional evidence of its ability to obtain financing for its offer of July 20, 1998 in the form of a letter from a reputable third party bank regarding the personal financial position of Holdings' principal investor and indicating that it would move forward on the transaction only on an exclusive basis through September 30, 1998. On or about August 11, 1998, NSC received information that the Second Bidder would not be capable of obtaining the necessary financing for its acquisition proposal.

     On August 13, 1998, the Board held a special telephonic meeting to review the current status of the discussions with the various interested parties and the demand by Holdings for a period of exclusivity. NSC's financial and legal advisors reviewed the status of each of the proposals with the Board, which included information that the Second Bidder would not be able to obtain financing for its acquisition proposal. In addition, the Board was informed that the Fourth Bidder was still at a very preliminary stage and was not ready to proceed with a transaction. The Board was also informed of the financial credibility of Holdings' principal investor. Although the Board concluded that such evidence was not sufficient for the Board to accept Holdings' offer at that time, the Board recognized that Holdings had provided more evidence of financing, had submitted a proposal economically superior to the proposal submitted by the Third Bidder (the only remaining bidder at that time) and was much further along in the financing and due diligence process than any other interested party. After further consideration of these factors, and upon receiving advice of NSC's financial and legal advisors, the Board authorized NSC to enter into an exclusivity arrangement with Holdings for a period up to September 30, 1998 to allow Holdings sufficient time to finalize an agreement for the acquisition of NSC and to provide firm evidence of its ability to finance the proposed transaction. On August 13, 1998, NSC and Holdings entered into a letter agreement providing for this arrangement.

     Subsequent to August 13, 1998, Holdings entered into its due diligence investigation with respect to NSC's business and engaged in efforts to obtain a firm financing commitment for the proposed transaction. On September 25, 1998, legal counsel for Holdings submitted to legal counsel for NSC a draft merger agreement for Holdings' acquisition of NSC. Immediately thereafter, NSC's financial and legal advisors advised Holdings and its legal counsel that the draft agreement was unacceptable in a variety of respects, and indicated that it was imperative that Holdings and its legal counsel provide an acceptable definitive agreement and sufficient evidence of Holdings' ability to finance the transaction on or before September 30, 1998.

     On September 28, 1998, the Board held a special telephonic meeting at which time the Board received a status report from NSC's management and legal and financial advisors as to the progress of the proposed transaction with Holdings. After consideration of the issues presented by NSC's legal and financial advisors, the Board determined that because Holdings had failed to provide sufficient evidence of financing and an acceptable definitive agreement, the exclusivity arrangement previously granted to Holdings would be allowed to expire on September 30, 1998 without further extension and NSC should inform Holdings that it would be willing to continue discussions with Holdings on a non-exclusive basis. On October 1, 1998, NSC notified Holdings in writing that the exclusivity arrangement was terminated, but indicated that NSC was willing to continue negotiations and discussions with Holdings on a non-exclusive basis.

     During the period from October 1, 1998 to November 5, 1998, BT Alex. Brown continued to seek additional interested parties for a potential transaction with NSC and continued discussions with Holdings and other parties that had previously expressed an interest in pursuing a potential transaction with NSC. On November 5, 1998, at a regular meeting of the Board, BT Alex. Brown provided the Board with an update as to the status of the process and indicated that negotiations and discussions were continuing with various interested parties and that additional interested parties had become involved in the process. At that time, BT Alex. Brown advised the Board that there were eight interested parties that had been engaged in discussions with respect to a potential transaction with NSC and reviewed the status of the discussions with each of the interested parties. The Board directed BT Alex. Brown to advise each of the interested parties that a deadline would be established for each of the interested parties to submit indications of interest for a proposed transaction with NSC together with evidence of the ability to finance any proposed transaction. On October 20, 1998, BT Alex. Brown forwarded written communications to each of the interested parties requesting that each of the interested parties submit a good faith non-binding indication of interest no later than November 10, 1998. Seven of the interested parties executed, or had previously executed, confidentiality agreements and were permitted to conduct due diligence. Each of the interested parties, other than Holdings, however, conducted relatively limited due diligence. Holdings was the only party that conducted extensive due diligence during this period and, as a result, obtained the highest level of familiarity with NSC and its business.

     On November 10, 1998, Holdings submitted a revised proposal to acquire NSC for a price per share of approximately $1.20 in cash payable to all of NSC's stockholders. On or about November 10, 1998, NSC also received proposals from four other interested parties. Two of these proposals (one of which was submitted by the Third Bidder) offered to acquire NSC for merger consideration of approximately $1.00 per share, payable in cash. The third of these proposals was submitted by a new bidder (the "Fifth Bidder") and provided for merger consideration of approximately $1.35 per share, payable in cash, together with a restatement of the Olshan Note to a $3 million non-interest bearing promissory note. The last of these proposals, which was submitted by the Fourth Bidder, offered merger consideration of approximately $1.50 per share, to be paid one-half in cash and one-half in stock in the newly combined entity that would result from the proposed transaction except for Waste Management, which would receive a promissory note in lieu of equity in the new entity.

     On November 12, 1998, the Board held a special telephonic meeting during which NSC's legal and financial advisors reviewed the proposals submitted by Holdings and each of the other four interested parties. A representative of Waste Management also participated in the meeting. The Board was also provided with information regarding the terms and conditions of each of the proposals, and the contingencies to which each proposal was subject as well as the ability of each party to finance the proposed transaction. As part of its deliberations, the Board determined that the proposal submitted by the Fourth Bidder was not acceptable because (i) the proposal did not contain a sufficiently large cash component, (ii) the value of the equity component of the proposal was uncertain,
(iii) the Fourth Bidder needed additional time to conduct due diligence, and
(iv) the Fourth Bidder had not provided evidence of financing capability. With this determination having been made, the Board then focused on the offer received from the Fifth Bidder, but the Board was advised that the Fifth Bidder had completed only minimal due diligence to date, would need to complete further due diligence before finalizing an agreement with respect to the proposed transaction, and would need to take significant actions to obtain the necessary financing for the transaction. The Board was advised by NSC's financial advisors and management that Holdings still represented the best potential for completing a transaction primarily because (i) Holdings had conducted extensive due diligence on NSC far in excess of any other prospective purchaser, (ii) as a consequence of this due diligence effort, Holdings had obtained a far greater appreciation for the bonding, surety and letter of credit requirements that confronted NSC, (iii) Holdings had taken account of these requirements in developing a plan to finance the acquisition of NSC, (iv) two reputable third party lenders had delivered letters to NSC expressing an interest in financing Holdings' proposal, and (v) Holdings had advised NSC that a commitment letter from one or both of these lenders would be forthcoming in the near future. As a consequence of these factors, the Board believed that Holdings would be able to obtain financing for the acquisition of NSC, and that NSC should continue discussions with Holdings, assuming Holdings would match the proposal made by the Fifth Bidder.

     The representative of Waste Management participating in the November 12 telephonic meeting of the Board indicated at the meeting that Waste Management would be willing to consider accepting a note from Holdings for a portion of its shares of Common Stock in order to facilitate the transaction and would agree to restructure the Olshan Note. At the conclusion of this meeting of the Board, the Board directed BT Alex. Brown to advise Holdings that Holdings would need to meet a minimum purchase price of $1.35 per share and to further advise Holdings of the manner in which Waste Management was willing to facilitate such a transaction. The Board further directed BT Alex. Brown to inform both Holdings and the Fifth Bidder that each party was in final consideration for a potential transaction with NSC provided that each party could complete all necessary due diligence, negotiate a definitive agreement, and obtain a firm financing commitment by the end of the month. The Board imposed these conditions on Holdings and the Fifth Bidder in an effort to create an incentive for them to move quickly. The Board was concerned about the effect of further delay of the sale process on NSC's business, especially in light of the fact that NSC's selling efforts had been underway for more than one year.

     Subsequent to the November 12, 1998 special telephonic meeting of the Board, BT Alex. Brown advised both Holdings and the Fifth Bidder of the directions received from the Board. On November 16, 1998, Holdings submitted a revised offer to acquire NSC for a merger consideration of $1.35 per share, payable in cash, with Waste Management to accept a subordinated promissory note in the principal amount of $1,345,168 bearing interest at a fixed rate of 12 1/2% per annum, paid quarterly, with all principal due on December 31, 2005 in exchange for the surrender of 996,420 shares of Common Stock. Holdings' offer of November 16, 1998 further proposed that the Olshan Note would be converted into a subordinated promissory note in the principal amount of $5 million bearing no stated interest with all principal due in a single payment on December 31, 2005 with Waste Management causing all of the assets of ODC, an affiliate of Waste Management, to be transferred to a subsidiary of NSC in exchange for the increase in the Olshan Note. Shortly thereafter, the Fifth Bidder informed BT Alex. Brown that one of its partners was no longer interested in participating in the transaction and, as a result, the Fifth Bidder was not interested in moving forward with a transaction.

     On November 20, 1998, Holdings' legal counsel submitted a new draft of a merger agreement to NSC's legal counsel and financial advisors, and thereafter the respective legal counsel for NSC and Holdings engaged in negotiations with respect to the draft merger agreement. This draft included, among other things, a financing contingency. During this period, Holdings delivered to NSC a financing commitment letter from a third party lender, and Holdings and Waste Management agreed that the principal amount of the $4.5 million non-interest bearing Olshan Note payable by ODM to Rust would be discounted at a rate of 12 1/2% to a principal amount of $2.4 million and that the restated unsecured subordinated promissory note would then be changed to be an interest bearing note in that amount with interest at a rate of 12 1/2% per annum, payable quarterly.

     On December 11, 1998, at a special telephonic meeting of the Board, the Board was updated by NSC's legal and financial advisors. As part of this report, BT Alex. Brown reported that the Fourth Bidder had submitted a new proposal to acquire NSC for a merger consideration of $1.35 per share, payable in cash, with Waste Management to accept a subordinated promissory note in the principal amount of $6,263,904 bearing interest at a fixed rate of 6%. This note was intended to compensate Waste Management for the surrender of the Olshan Note and 3,158,448 shares of Common Stock. Following discussion, the Board concluded that the new proposal submitted by the Fourth Bidder was inferior to Holdings' November 16, 1998 proposal from an economic standpoint. During this meeting, NSC's legal counsel advised the Board as to the status of negotiations with Holdings, including Holdings' request for a financing contingency and the fact that Holdings' financing commitment letter included a number of contingencies. After consultation, the Board determined that, despite the delays, Holdings still represented the best potential for completing a transaction at the highest possible price to stockholders, primarily because: (i) the Fifth Bidder had withdrawn from the process; (ii) Holdings was substantially further along in due diligence than the Fourth Bidder and had a far greater appreciation for the financing requirements confronting NSC than did the Fourth Bidder; (iii) Holdings' November 16 proposal was economically superior to the Fourth Bidder's latest proposal in that Holdings' proposal included a significantly greater cash component and the promissory note component included a significantly higher interest rate; (iv) Holdings had delivered a financing commitment letter from a reputable third party lender, albeit with a number of contingencies, which appeared capable of being resolved in a timely fashion; and (v) the Fourth Bidder had not provided any evidence of financing capability despite the fact that it had been involved in this process for approximately six months. As a result, the Board instructed NSC's legal counsel to advise Holdings of NSC's position on the various issues discussed at the meeting, including that NSC would (i) not agree to a transaction with a financing contingency and (ii) require Holdings to deliver a firm financing commitment letter to NSC prior to NSC's entering into a merger agreement.

     Following this meeting, NSC's legal and financial advisors informed Holdings of the Board's determination. Holdings, in turn, indicated that it would require a further thirty day exclusivity period during which Holdings' lender would be permitted to conduct due diligence in an effort to provide an unqualified financing commitment.

     On December 23, 1998, at a special telephonic meeting of the Board, the Board was updated by NSC's legal and financial advisors as to the status of the negotiations between Holdings and NSC and, after consideration, the Board approved NSC entering into a thirty day exclusivity arrangement with Holdings to expire on January 24, 1999 so long as Holdings would agree to (i) remove the financing contingency from the draft merger agreement and (ii) provide NSC with a firm financing commitment on or prior to January 24, 1999. The Board's decision to grant Holdings this thirty day exclusivity arrangement was based primarily on its view that (i) despite the delays, Holdings still represented the best potential for completing a transaction at the highest possible price to stockholders, (ii) Holdings had advised NSC that, in order to obtain a firm financing commitment, lender due diligence would be required at a significant cost to Holdings, and that Holdings was unwilling to incur this cost without exclusivity, (iii) Holdings' proposal, at that time, was still the best proposal received by NSC from an economic standpoint, and (iv) Holdings had made meaningful progress towards obtaining financing while none of the other bidders had done so. On December 24, 1998, NSC, Waste Management and Holdings entered into letter agreements confirming the exclusivity arrangement.

     During the period from December 24, 1998 to January 22, 1999, NSC's legal and financial advisors continued negotiations of the definitive agreements for the transaction and Waste Management's legal advisors became increasingly involved in this process. It was also during this period that Holdings' lender conducted its due diligence investigation of NSC and Holdings became aware of certain identifiable contract losses that would adversely affect NSC's 1998 fourth quarter operating results, which were disappointing compared to NSC's financial performance during the first three quarters of 1998 and in light of NSC management's and Holdings' prior expectations. This disappointment was compounded by the fact that these contract losses would adversely affect NSC's cash balances as reflected on its 1998 year-end balance sheet.

     On January 27, 1999, Holdings delivered a letter to NSC and BT Alex. Brown in which Holdings proposed to reduce the merger consideration to $1.12 per share, payable in cash, with Waste Management accepting a subordinated promissory note (the "Initial Exchange Subordinated Promissory Note") in the amount of $1,115,990 instead of the previously proposed note in the principal amount of $1,345,168. Holdings' January 27 letter attributed this reduction to NSC's disappointing fourth quarter financial performance. Holdings' letter of January 27 included a copy of a financing commitment letter from a third party lender, subject to certain contingencies.

     On January 28, 1999, at a special telephonic meeting of the Board, the Board discussed at length Holdings' letter of January 27. After consultation with NSC's legal and financial advisors, the Board concluded that it was unable to either accept or reject Holdings' revised proposal given the fact that Holdings had not delivered a firm financing commitment letter and instructed NSC's legal and financial advisors to continue discussions with Holdings in an effort to better understand the basis for the proposed price reduction and to firm up Holdings' financing commitment.

     On February 2, 1999, representatives of Holdings, NSC, Waste Management and their respective advisors met in Chicago to continue discussions. At the conclusion of these discussions, NSC's management determined to present Holdings' revised proposal to the Board and Holdings committed to endeavor to remove certain contingencies contained in its financing commitment letter. As part of these discussions, Holdings and Waste Management agreed to reduce the interest rate payable on the Initial Exchange Subordinated Promissory Note to 11% and to reduce the maturity date to December 31, 2003.

     On February 9, 1999, Holdings delivered a revised commitment letter to NSC, which eliminated certain of the contingencies contained in Holdings' original commitment letter.

     On February 10-11, 1999, BT Alex. Brown received inquiries from two separate parties who expressed an interest in pursuing an acquisition transaction with NSC.

     On February 11, 1999, a special telephonic meeting of the Board was held. At this meeting, NSC's legal counsel reviewed the terms of the proposed transaction with Holdings and the fiduciary duties of the Board in considering such transaction. BT Alex. Brown thereafter made a presentation to the Board regarding valuation, including a review of the analyses employed by BT Alex. Brown, and conveyed an oral opinion (subsequently confirmed in writing) that, as of February 11, 1999, the Holdings transaction would be fair to NSC's public stockholders from a financial point of view. At the conclusion of these presentations, the Board under took a lengthy discussions of the proposed transaction, including valuation. As part of these deliberations, the Board discussed the reasons to enter in to the proposed transaction despite the price reduction proposed by Holdings, including (i) the fact that the proposed transaction allows stockholders of NSC to dispose of their shares of Common Stock at a price in excess of recent trading prices without incurring the costs typically associated with market transactions, (ii) the exhaustive sale process that had been ongoing for more than a year, (iii) NSC's operating results for the fourth quarter of 1998, (iv) the price proposed to be paid by Holdings was in excess of any other proposal received from a prospective suitor who had completed meaningful due diligence on NSC, (v) the fact that no assurance could be given by management or BT Alex. Brown that reopening the process would yield a higher return to stockholders, (vi) the advice from BT Alex. Brown that the proposed transaction would be fair to NSC's public stockholders, (vii) the fact that The Nasdaq Stock Market may delist the Common Stock, and (viii) the proposed transaction allows the Board, under certain circumstances, to consider other offers for NSC should they arise subject to the payment of a relatively small "break-up" fee. At the conclusion of this discussion, the Board determined to adjourn the meeting until the following day to allow management and BT Alex. Brown to respond to certain valuation related questions that had arisen during the meeting. These questions related to the accuracy of certain assumptions underlying management's projections that were used by BT Alex. Brown in its fairness review.

     On February 12, 1999, a special telephonic meeting of the Board was held. At this meeting, BT Alex. Brown and management responded to the valuation questions that had arisen on the prior day, and management confirmed the accuracy of the assumptions underlying its projections. Following this discussion, the Board unanimously approved the Initial Merger Agreement and authorized its officers to execute it. On February 12, 1999, the Initial Merger Agreement was executed and delivered. On February 15, 1999, a press release announcing the Initial Merger Agreement was issued by NSC.

     On February 26, 1999, NSC received a letter from a new bidder (the "Sixth Bidder") proposing to acquire NSC for $1.25 per share payable in cash, with Waste Management to receive a note for a portion of its shares of Common Stock. The Board held a meeting on February 27, 1999 to discuss the proposal and concluded that the February 26 letter was lacking in specificity in several areas, including information regarding evidence of financing capability. As a result, the Board concluded that the Sixth Bidder's proposal did not constitute a Superior Proposal (as defined in the Initial Merger Agreement) and instructed NSC's legal counsel to notify the Sixth Bidder that NSC could not take any action with respect to its proposal. On March 5, 1999, NSC received a second letter from the Sixth Bidder clarifying certain aspects of its February 26 letter.

In response, the Board convened on March 7, 1999 to discuss the Sixth Bidder's second letter and, with the advice of legal counsel, concluded that the Sixth Bidder's proposal, as revised, remained insufficient to constitute a Superior Proposal in that it did not contain any evidence of financing capability, and instructed legal counsel to notify the Sixth Bidder that its proposal did not constitute a Superior Proposal. NSC has received no further communication from the Sixth Bidder.

     On April 1, 1999, BT Alex. Brown received a letter from a new bidder (the "Seventh Bidder") stating that it had formed a group of investors and was preparing to make an offer for NSC, which would include a significantly higher price than was contemplated under the Initial Merger Agreement. The Seventh Bidder stated that it would provide a formal proposal shortly. On April 9, 1999, NSC received a second letter from the Seventh Bidder proposing to acquire NSC for $1.25 per share payable in cash, with Waste Management to receive a note for a portion of its shares of Common Stock. The Board held a meeting on April 9, 1999 to discuss the Seventh Bidder's proposal and concluded that such April 9 letter did not constitute a Superior Proposal in that it did not contain any evidence of financing capability, and the Board instructed legal counsel to notify the Seventh Bidder that its proposal did not constitute a Superior Proposal. On April 15, 1999, NSC's legal counsel received a third letter from the Seventh Bidder's legal counsel supplementing the April 9 letter and providing evidence of financing capability. On April 16, 1999, the Board convened to discuss the Seventh Bidder's proposal, as supplemented, and determined that the Seventh Bidder's proposal did constitute a Superior Proposal. As a result of such determination, the Board authorized NSC to enter into discussions and negotiations with the Seventh Bidder and allow the Seventh Bidder to conduct due diligence examination of NSC. During the two-week period that followed this determination, the Seventh Bidder conducted a due diligence examination of NSC, counsel to NSC and the Seventh Bidder negotiated the terms of various transaction documents and NSC issued a press release disclosing the proposal that had been made by the Seventh Bidder.

     During the week of May 3, 1999, the Seventh Bidder submitted copies of definitive transaction documents which had been executed by the Seventh Bidder to NSC providing for the acquisition of NSC by the Seventh Bidder for $1.25 per share payable in cash, with Waste Management to receive a promissory note in the aggregate principal amount of $1,245,525 in exchange for 996,420 shares of Common Stock. Such documents also provided for a $250,000 termination fee to be paid by (i) NSC to the Seventh Bidder in certain circumstances and (ii) the Seventh Bidder to NSC in certain other circumstances. In response, the Board approved NSC's entry into such transaction documents and NSC notified Holdings that it intended to terminate the Initial Merger Agreement subject to Holdings' rights thereunder. On May 7, 1999, NSC received a letter from Holdings proposing to amend the Initial Merger Agreement to increase the consideration payable thereunder to $1.25 per share on the condition that, in the event that NSC terminated the Merger Agreement as a result of accepting a Superior Proposal, NSC would reimburse Holdings, in addition to the $100,000 termination fee already payable thereunder, for all documented out-of-pocket fees and expenses incurred by Holdings in connection with the transactions contemplated thereby in an amount not to exceed $400,000.

     On May 10, 1999, NSC's Board convened to discuss Holdings' revised proposal and concluded that the Seventh Bidder's proposal no longer constituted a Superior Proposal in light of Holdings' revised offer. In this regard, the Board's determination was based upon the following factors: (i) Holdings was substantially further along in the acquisition process than was the Seventh Bidder and, thus, Holdings was better positioned to close a transaction more rapidly than the Seventh Bidder, (ii) the Seventh Bidder's proposal included more potential obstacles to closing, including (a) the need to file new proxy materials with the Commission, (b) the possible need to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and (c) the fact that the Seventh Bidder's lender (who had yet to be identified) and Waste Management needed to negotiate the terms of an intercreditor agreement, (iii) the proposals submitted by Holdings and the Seventh Bidder each contemplated merger consideration of $1.25 per share and, thus, the proposal submitted by the Seventh Bidder did not constitute a Superior Proposal within the meaning of the Initial Merger Agreement, (iv) the Seventh Bidder remained free to submit a revised proposal to NSC, (v) the Board's belief that the enhanced termination fee payable to Holdings did not impose a significant impediment to any new proposal that might be made by the Seventh Bidder, and (vi) Holdings' revised proposal included a letter from its lender indicating that it would support the acquisition of NSC at $1.25 per share. Shortly thereafter, NSC, Holdings, Merger Subsidiary and Waste Management entered into Amendment No. 1. On May 11, 1999, NSC issued a press release disclosing its entry into Amendment No. 1.

     On May 14, 1999, NSC received a letter from the Seventh Bidder indicating that it would increase its merger consideration to $1.30 per share, with Waste Management to accept a promissory note in the principal amount of $1,295,346 in exchange for 996,420 shares of Common Stock. Such proposal was conditioned upon NSC and Waste Management terminating all existing agreements with Holdings, including rescinding the expense reimbursement provision included in Amendment No. 1. Later that day, the Board convened and concluded that the Seventh Bidder's revised proposal did not constitute a Superior Proposal, noting that the Board could not take any action with respect to the Seventh Bidder's revised proposal because it did not understand the purpose or intent of such proposal insofar as it related to the request to rescind the expense reimbursement provision included in Amendment No. 1. This determination was communicated to the Seventh Bidder.

     On May 20, 1999, NSC received a further letter from the Seventh Bidder reiterating its willingness to acquire NSC on the terms outlined in its May 14 letter except that the May 20 letter suggested that the Seventh Bidder would no longer require NSC and Waste Management to rescind the expense reimbursement provision contained in Amendment No. 1. Later that day, the Board convened to consider the Seventh Bidder's latest proposal. Following discussion, the Board determined to proceed with the Merger despite the Seventh Bidder's latest proposal. The Board's determination was based on its view that the relatively modest increase in merger consideration proposed by the Seventh Bidder was insufficient to outweigh certain other factors, including: (i) Holdings and NSC had agreed to a June 22, 1999 closing date for the Merger and Holdings had delivered firm evidence of its ability to finance the acquisition of NSC, while the Seventh Bidder's proposal was uncertain as to timing, especially given (a) the need to file new proxy materials with the Commission with respect to the Seventh Bidder, (b) the possible need by the Seventh Bidder to make a filing under the HSR Act, and (c) the fact that the Seventh Bidder still had not identified a lender with whom Waste Management could negotiate the terms of an intercreditor agreement, (ii) in the Board's judgment, the Seventh Bidder's proposal contained a significantly greater risk of non-consummation given (a) the obstacles described in (i) above, (b) that, while the Seventh Bidder had demonstrated access to substantial capital to finance the acquisition of NSC, the financing aspect of the Seventh Bidder's proposal remained uncertain in the following respects: (1) the amount of such demonstrated capital was not sufficient to finance the Seventh Bidder's latest proposal, (2) the Seventh Bidder had not identified how the additional capital would be raised although a representative of the Seventh Bidder had indicated that some amount of debt financing would be employed but the Seventh Bidder had not identified a lender for this purpose, and (3) NSC's management did not believe that the Seventh Bidder's proposal adequately addressed NSC's need for a letter of credit facility following the closing, and (c) that Holdings had expended far greater time, energy, resources and money in completing a transaction with NSC and, thus, had a far greater incentive to actually consummate a transaction with NSC than did the Seventh Bidder who had invested relatively modest resources in such transaction, (iii) NSC had sustained losses in each of its last two fiscal quarters and the Board was concerned that further delay in consummating a transaction would jeopardize the value of NSC and might ultimately result in a reduction in the purchase price that any prospective purchaser might pay for NSC, (iv) the professional fees that NSC had incurred during the process had begun to adversely affect NSC's operating results and might further jeopardize the value of NSC should such fees continue indefinitely, (v) NSC had been advised by The Nasdaq Stock Market that its willingness to postpone the delisting of the Common Stock would expire on May 31, 1999, (vi) NSC had been advised by its lender that its existing letter of credit facility (which is vital to NSC's on-going operations) would expire on August 30, 1999 and that such lender would not extend such facility beyond that date, and (vii) Holdings is permitted to terminate the Merger Agreement without liability or obligation to NSC thereunder if the Merger is not consummated by June 30, 1999. This determination was communicated to the Seventh Bidder.

NSC'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board has determined that the Merger Agreement and the Merger are fair to and in the best interest of NSC and its stockholders and has approved and adopted the Merger Agreement. Accordingly, the Board recommends that stockholders vote "FOR" approval and adoption of the Merger Agreement.

     In reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of NSC and its stockholders, the Board considered a number of factors, including, without limitation, the following:

          (i) With respect to the Initial Merger Agreement, NSC's discussions with other parties who were believed to be most likely to have an interest in acquiring NSC, the inability of other parties to provide NSC with a firm financing commitment, and the fact that none of the other parties had endeavored to engage in a meaningful due diligence effort in respect of NSC.

          (ii) With respect to the Initial Merger Agreement, the Board's belief that the Merger is superior to the proposals submitted by the Fourth Bidder given that each of the proposals submitted by the Fourth Bidder included
     (a) an insufficiently large cash component, (b) a financing contingency, which the Fourth Bidder was unable or unwilling to eliminate by demonstrating an ability to finance the acquisition of NSC, and (c) a due diligence contingency. In addition, the first two proposals submitted by the Fourth Bidder included a large equity component, the value of which was uncertain at best, and the last proposal submitted by the Fourth Bidder included a promissory note component, the size of which was greater than the promissory notes payable to Waste Management in the Merger and the value of which was inferior to the value of the promissory notes payable to Waste Management in the Merger.

          (iii) With respect to the Initial Merger Agreement, the Board's belief that the Merger represents the best alternative available to NSC given that the Merger Consideration is in excess of any other proposal received by NSC from a prospective purchaser who had completed meaningful due diligence on NSC and who had demonstrated an ability to finance the acquisition of NSC.

          (iv) With respect to the Initial Merger Agreement, the possibility of discontinuing the selling efforts or restarting the selling process once Holdings had failed to timely deliver a firm financing commitment and, subsequently, had proposed a price reduction. In this regard, the Board concluded that discontinuing the selling efforts would not be in the best interests of stockholders. See "Selected Financial Data -- Certain Projections." The Board also concluded that restarting the selling process would be ill advised due to the fact that (a) NSC had been engaged in a selling effort for more than one year and the Board was concerned that any further delay might harm NSC's business and (b) no assurance could be given by BT Alex. Brown or management that restarting the process would yield a higher return to stockholders.

          (v) The written opinion of BT Alex. Brown to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Initial Merger Consideration of $1.12 per share was fair, from a financial point of view, to the public stockholders of NSC, and the Merger Consideration of $1.25 per share as reflected in Amendment No. 1 is in excess of the Initial Merger Consideration. See "-- Opinion of NSC's Financial Advisor."

          (vi) With respect to the Initial Merger Agreement, the range of implied per share equity values for NSC based on observed trading multiples for selected public companies, transaction multiples for selected precedent transactions and premiums received by stockholders of target companies for the selected precedent transactions. See " -- Opinion of NSC's Financial Advisor." In assessing this range, the Board observed that NSC generally underperformed the selected public companies and target companies in the selected precedent transactions based on key financial measures such as revenue growth trends and profit margins.

          (vii) The current and prospective environment in which NSC operates, including economic conditions and the competitive environment for the asbestos-abatement industry generally.

          (viii) The Board's view that the terms of the Merger Agreement, as reviewed by the Board with its legal and financial advisors, are advisable and fair to NSC and its stockholders and provide NSC with the flexibility to, under certain circumstances, accept a Superior Proposal from, among others, the Seventh Bidder and terminate the Merger Agreement. See "The Merger Agreement -- Covenants -- No Solicitation" and "-- Additional Agreements -- Fees and Expenses."

          (ix) The Board's knowledge of the business, operations, properties, assets, financial condition, prospects and operating results of NSC, including NSC's operating results during the fourth quarter of 1998 and the first quarter of 1999.

          (x) The willingness of Waste Management to accept a portion of its share of the Merger Consideration in the form of an interest bearing subordinated promissory note.

          (xi) The Board's knowledge of the possible delisting of the Common Stock from The Nasdaq Stock Market National Market and the fact that the proposed transaction allows stockholders of NSC to dispose of their shares of Common Stock at a price in excess of recent trading prices without incurring the costs typically associated with market transactions.

          (xii) With respect to the proposal submitted by the Seventh Bidder on April 9 as supplemented on April 15, the fact that (a) the Merger is likely to be consummated more rapidly (and with fewer obstacles) than the transaction proposed by the Seventh Bidder, (b) the proposals submitted by Holdings and the Seventh Bidder were economically equivalent to NSC's stockholders and, thus, the proposal submitted by the Seventh Bidder did not constitute a Superior Proposal within the meaning of the Initial Merger Agreement, and (c) Holdings' revised proposal included a letter from its lender indicating that it would support the acquisition of NSC at $1.25 per share.

          (xiii) With respect to the proposal submitted by the Seventh Bidder on May 14 as amended on May 20, the fact that (a) the Merger is likely to be consummated more rapidly (and with fewer obstacles) than the transaction proposed by the Seventh Bidder, (b) the Seventh Bidder's proposal included a significantly greater risk of non-consummation than did the Merger, and
     (c) further delay in completing a transaction could (i) jeopardize the value of NSC and might ultimately result in a reduction in the purchase price that any prospective purchaser might pay for NSC, (ii) result in the delisting of the Common Stock from The Nasdaq Stock Market, (iii) result in the expiration of NSC's existing letter of credit facility, and (iv) result in Holdings terminating the Merger Agreement.

     The foregoing discussion of the information and factors discussed by the Board is not meant to be exhaustive but includes all material factors considered by the Board. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of NSC and its stockholders. As a result of its consideration of the foregoing and other relevant considerations, the Board determined that the Merger Agreement and the Merger are advisable to and in the best interests of NSC and its stockholders and approved and adopted the Merger Agreement. ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     NSC has been informed by Merger Subsidiary that the purpose of the Merger is to enable Merger Subsidiary to acquire the entire equity interest in NSC.

OPINION OF NSC'S FINANCIAL ADVISOR

     BT Alex. Brown has acted as financial advisor to NSC in connection with the Merger. At the February 12, 1999 meeting of the Board, BT Alex. Brown delivered its written opinion, dated as of February 12, 1999 to the Board to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by BT Alex. Brown, the Initial Merger Consideration was fair, from a financial point of view, to the public stockholders of NSC. The Board, in connection with its review of Amendment No. 1, did not obtain an updated opinion from BT Alex. Brown because, in the Board's judgment, such an opinion was unnecessary and did not justify the additional expense associated with such opinion given that (i) BT Alex. Brown had previously opined that the Initial Merger Consideration was fair from a financial point of view to NSC's public stockholders and (ii) the Merger Consideration of $1.25 per share is in excess of the Initial Merger Consideration.

     THE FULL TEXT OF BT ALEX. BROWN'S WRITTEN OPINION, DATED FEBRUARY 12, 1999 (THE "BT ALEX. BROWN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY BT ALEX. BROWN IN CONNECTION WITH THE BT ALEX. BROWN OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE BT ALEX. BROWN OPINION IN ITS ENTIRETY. THE SUMMARY OF THE BT ALEX. BROWN OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BT ALEX. BROWN OPINION.

     In connection with BT Alex. Brown's role as financial advisor to NSC, and in arriving at its opinion, BT Alex. Brown has reviewed certain publicly available financial and other information concerning NSC and certain internal analyses and other information furnished to it by NSC. BT Alex. Brown has also held discussions with members of the senior management of NSC regarding NSC's business and prospects. In addition, BT Alex. Brown has (i) reviewed the reported prices and trading activity of the Common Stock, (ii) compared certain financial and stock market information for NSC with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, (iv) reviewed the terms of the Initial Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     BT Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning NSC, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown has assumed and relied upon the accuracy and completeness of all such information and BT Alex. Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of NSC. With respect to the financial forecasts and projections made available to BT Alex. Brown and used in its analyses, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of NSC as to the matters covered thereby. In rendering the BT Alex. Brown Opinion, BT Alex. Brown expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. The BT Alex. Brown Opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof.

     For purposes of rendering the BT Alex. Brown Opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of Holdings, Waste Management and NSC contained in the Initial Merger Agreement are true and correct, Holdings, Merger Subsidiary, Waste Management and NSC will each perform all of the covenants and agreements to be performed by it under the Initial Merger Agreement and all conditions to the obligations of each of Holdings, Merger Subsidiary, Waste Management and NSC to consummate the Merger will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Holdings or NSC is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Holdings or NSC.

     Set forth below is a brief summary of each material financial analyses performed by BT Alex. Brown in connection with the BT Alex. Brown Opinion and reviewed with NSC's Board at its meeting on February 11 and 12, 1999.

     Historical Financial Position. In rendering the BT Alex. Brown Opinion, BT Alex. Brown reviewed and analyzed the historical and current financial condition of NSC by assessing NSC's recent financial statements and analyzing NSC's revenue, growth and operating performance trends.

     Historical Stock Performance. BT Alex. Brown reviewed and analyzed the daily closing per share market prices and trading volume for the Common Stock during the period from February 9, 1998 to February 9, 1999 (the "Period"). In addition, BT Alex. Brown also compared the movement, over the Period, of such closing prices with the movement of (i) the Standard and Poor's 500 composite average (the "S&P 500"), (ii) The Nasdaq Stock Market National Market composite average (the "Nasdaq Composite"), and (iii) an index (the "Index") consisting of the sum of the daily closing prices of eight publicly traded industrial services companies (American Eco Corp., C.H. Heist Corp., EMCOR Group, Inc., ITEQ, Inc., Matrix Service Company, MYR Group, Inc., PDG Environmental, Inc., and REXX Environmental Corp., collectively, the "Selected Companies"). BT Alex. Brown noted that, on a relative basis, NSC underperformed each of the S&P 500, the NASDAQ Composite and the Index over the Period. This information was presented to give the Board background information regarding the stock price performance of NSC over the Period.

     Liquidity Analysis. BT Alex. Brown analyzed the liquidity of the Common Stock and noted that the average number of shares of Common Stock traded during the 30 trading days, three months, six months, and 12 months ended February 9, 1999 was 4,609 shares, 14,277 shares, 17,131 shares and 17,915 shares, respectively.

     Analysis Of Selected Publicly Traded Companies. BT Alex. Brown compared certain financial information and commonly used valuation measurements for NSC to corresponding information and measurements for the Selected Companies. Such financial information and valuation measurements included, among other things,
(i) common equity market valuation; (ii) capitalization ratios; (iii) operating performance; (iv) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to revenues, earnings before interest expense, income taxes and depreciation and amortization ("EBITDA"), and earnings before interest expense and income taxes ("EBIT"); (v) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS"); and (vi) ratios of Equity Value times the total number of outstanding shares of common stock to book value and tangible book value. To calculate the trading multiples for NSC and the Selected Companies, BT Alex. Brown used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by the Institutional Brokers Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

     The number in parentheses following each multiple in this paragraph represents the equity value per share for NSC implied by the preceding multiple. BT Alex. Brown calculated that, on a trailing twelve month basis (based on December 31, 1998 preliminary financial information), the multiple of Enterprise Value to revenues was 0.1x for the Merger, compared to a range of 0.1x ($1.09) to 0.5x ($5.09), with a mean of 0.3x ($3.09), for the Selected Companies; the multiple of Enterprise Value to EBITDA for the twelve months ended December 31, 1998 was 3.8x for the Merger, compared to a range of 2.6x ($0.79) to 6.3x ($1.78), with a mean of 4.7x ($1.36), for the Selected Companies; and the multiple of Enterprise Value to EBIT for the twelve months ended December 31, 1998 was 16.5x for the Merger, compared to a range of 3.1x ($0.29) to 8.6x ($0.63), with a mean of 6.9x ($0.52), for the Selected Companies. BT Alex, Brown further calculated that the multiple of Equity Value to EPS for the twelve months ended December 31, 1998 was 28.0x for the Merger, compared to a range of 6.3x ($0.22) to 12.5x ($0.44), with a mean of 9.3x ($0.33), for the Selected
Companies; the multiple of Equity Value to estimated calendar year 1999 EPS was not meaningful for the Merger, using management's estimates for 1999 earnings due to a lack of analyst coverage, compared to a range of 4.9x (NM) to 9.2x
(NM), with a mean of 7.4x (NM) for the Selected Companies; the multiple of Equity Value times the total number of outstanding shares of common stock to book value for the twelve months ended December 31, 1998 was 0.2x for the Merger, compared to a range of 0.3x ($1.55) to 1.8x

($9.32), with a mean of 1.0x ($5.18), for the Selected Companies; and the multiple of Equity Value times the total number of outstanding shares of Common Stock to tangible book value for the twelve months ended December 31, 1998 was 0.6x for the Merger, compared to a range of 0.4x ($0.70) to 2.6x ($4.58), with a mean of 1.4x ($2.47), for the Selected Companies.

     The number in parentheses following each multiple in this paragraph represents the equity value per share for NSC implied by the preceding multiple. BT Alex. Brown calculated that, on a trailing twelve month basis (based on September 30, 1998 financial information), the multiple of Enterprise Value to revenues was 0.1x for the Merger, compared to a range of 0.1x ($1.21) to 0.5x ($5.17), with a mean of 0.3x ($3.19), for the Selected Companies; the multiple of Enterprise Value to EBITDA for the twelve months ended September 30, 1998 was 13.8x for the Merger, compared to a range of 2.6x ($0.42) to 6.3x ($0.69), with a mean of 4.7x ($0.58), for the Selected Companies; and the multiple of Enterprise Value to EBIT for the twelve months ended September 30, 1998 was not meaningful for the Merger, compared to a range of 3.1x (Nil) to 8.6x (Nil), with a mean of 6.9x (Nil), for the Selected Companies. BT Alex. Brown further calculated that the multiple of Equity Value to EPS for the twelve months ended September 30, 1998 was not meaningful for the Merger, compared to a range of 4.5x (Nil) to 13.3x (Nil), with a mean of 8.1x (Nil), for the Selected Companies; the multiple of Equity Value to estimated calendar year 1999 EPS was not meaningful for the Merger, using management's estimates for 1999 earnings due to a lack of analyst coverage, compared to a range of 4.9x (NM) to 9.2x
(NM), with a mean of 7.4x (NM) for the Selected Companies; the multiple of Equity Value times the total number of outstanding shares of common stock to book value for the twelve months ended September 30, 1998 was 0.2x for the Merger, compared to a range of 0.3x ($1.56) to 1.8x ($9.36), with a mean of 1.0x ($5.20), for the Selected Companies; and the multiple of Equity Value times the total number of outstanding shares of Common Stock to tangible book value for the twelve months ended September 30, 1998 was 0.6x for the Merger, compared to a range of 0.4x ($0.70) to 2.6x ($4.56), with a mean of 1.4x ($2.45), for the
Selected Companies.

     None of the companies utilized as a comparison are identical to NSC. Accordingly, BT Alex. Brown believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in the BT Alex. Brown Opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

     Analysis of Selected Precedent Transactions. BT Alex. Brown reviewed the financial terms, to the extent publicly available, of 16 proposed, pending or completed mergers and acquisition transactions since August 1, 1994 involving companies in the industrial services industry (the "Selected Transactions"). BT Alex. Brown calculated various financial multiples based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the Merger, based on the Initial Merger Consideration. The transactions reviewed were: Fluor Daniel GTI, Inc. / The IT Group, Inc. (announced 10/28/98), Underground Construction Company / Quanta Services (announced 8/4/98), Atlantic Industrial Constructors / Group Maintenance America Corp. (announced 6/12/98), Safety-Kleen Corp. / Laidlaw Environmental Services, Inc. (announced 3/16/98), OHM Corp. / International Technology Corp. (announced 1/15/98), Astrotech International Corp. / ITEQ Inc. (announced 7/23/97), Scientific Ecology / GTS Duratek (announced 4/10/97), Allwaste, Inc. / Philip Environmental, Inc. (announced 3/6/97), Serv-Tech, Inc. / Philip Environmental Inc. (announced 2/11/97), Chempower / American Eco Corp. (announced 9/11/96), International Technology Corp. / The Carlyle Group (announced 8/29/96), Groundwater Technology, Inc. / Fluor Daniel, Inc. (announced 12/l/95), Nuclear Services Group / Thermo Remediation, Inc. (announced 6/28/95), Rust-International Remediation Units / OHM Corp. (announced 12/6/94), Enserch Environmental Corp. / Foster Wheeler (announced 8/1/94).

     The number in parentheses following each multiple in this paragraph represents the equity value per share for NSC implied by the preceding multiple. BT Alex. Brown calculated that on a trailing twelve month basis (based on December 31, 1998 preliminary financial information), the multiple of Enterprise Value to revenues was 0.1x for the Merger compared to a range of 0.3x ($3.16) to 1.9x ($19.16), with a mean of 0.7x ($7.16), for the Selected Transactions; the multiple of Enterprise Value to trailing twelve month EBITDA was 3.8x for the Merger compared to a range of 3.3x ($1.05) to 12.7x ($3.57), with a mean of 6.9x ($2.01), for the Selected Transactions; the multiple of Enterprise Value to trailing twelve month EBIT was 16.5x for the Merger compared to a range of 3.8x ($0.40) to 22.1x ($1.53), with a mean of 13.5x ($1.00), for the Selected
Transactions. BT Alex. Brown further calculated that the multiple of Equity Value times the total number of outstanding shares of common stock to trailing twelve month net income was 28.0x for the Merger compared to a range of 4.5x ($0.16) to 42.6x ($1.50), with a mean of 21.0x ($0.74), for the Selected
Transactions; the multiple of Equity Value times the total number of outstanding shares of common stock to book value was 0.2x for the Merger compared to a range of 0.5x ($2.59) to 6.5x ($33.67), with a mean of 2.3x ($11.91), for the Selected
Transactions; and the multiple of Equity Value times the total number of outstanding shares of common stock to tangible book value was 0.6x for the Merger compared to a range of 0.9x ($1.59) to 9.6x ($16.92), with a mean of 3.4x ($5.99), for the Selected Transactions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the five-year period during which the Selected Transactions occurred.

     The number in parentheses following each multiple in this paragraph represents the equity value per share for NSC implied by the preceding multiple. BT Alex. Brown calculated on a trailing twelve month basis (based on September 30, 1998 financial information), that the multiple of Enterprise Value to revenues was 0.1x for the Merger compared to a range of 0.3x ($3.19) to 1.9x ($18.99), with a mean of 0.7x ($7.14), for the Selected Transactions; the multiple of Enterprise Value to EBITDA for the twelve months ended September 30, 1998 was 13.8x for the Merger compared to a range of 3.3x ($0.47) to 12.7x ($1.17), with a mean of 6.9x ($0.74), for the Selected Transactions; the multiple of Enterprise Value to EBIT for the twelve months ended September 30, 1998 was not meaningful for the Merger compared to a range of 3.8x (Nil) to 22.1x (Nil), with a mean of 13.5x (Nil), for the Selected Transactions. BT Alex. Brown further calculated that the multiple of Equity Value times the total number of outstanding shares of common stock to net income for the twelve months ended September 30, 1998 was not meaningful for the Merger compared to a range of 4.5x (Nil) to 42.6x (Nil), with a mean of 21.0x (Nil), for the Selected Transactions; the multiple of Equity Value times the total number of outstanding shares of common stock to book value was 0.2x for the Merger compared to a range of 0.5x ($2.60) to 6.5x ($33.79), with a mean of 2.3x ($11.96), for the Selected
Transactions; and the multiple of Equity Value times the total number of outstanding shares of common stock to tangible book value was 0.6x for the Merger compared to a range of 0.9x ($1.58) to 9.6x ($16.83), with a mean of 3.4x ($5.96), for the Selected Transactions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the five-year period during which the Selected Transactions occurred.

     Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of NSC and the companies involved in the Selected Transactions, BT Alex. Brown believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in the BT Alex. Brown Opinion, concerning differences between the characteristics of these transactions and the Merger that could affect the value of the subject companies and businesses and NSC.

     Premiums Paid Analysis. BT Alex. Brown also calculated the premium of the transaction price per share over the closing market price per share one day prior to the announcement date was 19.5% for the Merger, and ranged from -6.4% to 48.2%, with a mean of 22.2% for the Selected Transactions; the premium of the transaction price per share over the closing market price per share for the four weeks prior to the announcement date was 15.6% for the Merger, and ranged from -6.4% to 95.2%, with a mean of 40.8% for the Selected Transactions; the premium for the transaction price per share over the highest closing market price per share during the 52 weeks prior to the announcement date was -55.2% for the Merger, and ranged from -68.9% to 48.1%, with a mean of 5.8% for the Selected Transactions; and the premium for the transaction price per share over the lowest closing market price per share during the 52 weeks prior to the announcement date was 70.7% for the Merger, and ranged from -31.8% to 210.6%, with a mean of 102.3% for the Selected Transactions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the five-year period during which the Selected Transactions occurred.

     Discounted Cash Flow Analysis. BT Alex. Brown performed a discounted cash flow analysis for NSC. BT Alex. Brown calculated the discounted cash flow values for NSC as the sum of the net present values of (i) the estimated future cash flow that NSC will generate for the years 1999 through 2003, plus (ii) the value of NSC at the end of such period. The estimated future cash flows were based on the financial projections for NSC for the years 1999 through 2003 prepared by NSC's management. The terminal value of NSC was calculated based on projected EBITDA for 2003 and a range of multiples of 6.0x and 8.0x. In determining the appropriate range of discount rates for this analysis, BT Alex. Brown considered a number of factors, including: (i) the average volatility of the stock prices of NSC and the companies comprising the Index, (ii) the equity market capitalization of NSC and the companies comprising the Index, (iii) the amount of financial leverage employed by NSC and the companies comprising the Index,
(iv) the market rate of return on U.S. Treasury bonds, and (v) the difference in expected rates of return on U.S. Treasury securities and equity securities for publicly-traded companies. Using the capital asset pricing model, BT Alex. Brown calculated that NSC's weighted average cost of capital was approximately 14%. BT Alex. Brown therefore used a 12% to 16% range of discount rates for its discounted cash flow analysis. This produced a range of values of $0.71 per share (using a 16% discount rate) to $1.01 per share (using a 12% discount rate). Using a 14% discount rate yielded a value of $0.85 per share.

     Liquidation Analysis. BT Alex. Brown calculated NSC's liquidation value based on management's estimates of the realizable values of assets and liabilities for NSC's December 31, 1998 balance sheet. This analysis indicated a range of values of $0.20 to $0.30 per share excluding liquidation costs. BT Alex. Brown noted that liquidation of assets is a complex process and that the actual liquidation value could differ materially from amounts shown on NSC's balance sheet and from management's estimates.

     The foregoing summary describes all analyses and factors that BT Alex. Brown deemed material in its presentation to the Board, but is not a comprehensive description of all analyses performed and factors considered by BT Alex. Brown in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. BT Alex. Brown believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the BT Alex. Brown Opinion. In arriving at its fairness determination, BT Alex. Brown did not assign specific weights to any particular analyses.

     In conducting its analyses and arriving at the BT Alex. Brown Opinion, BT Alex. Brown utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling BT Alex. Brown to provide the BT Alex. Brown Opinion to the Board as to the fairness of the Initial Merger Consideration to NSC's public stockholders and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, BT Alex. Brown made, and was provided by NSC management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond NSC's or Holdings' control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of NSC, Holdings or their respective advisors, neither NSC nor BT Alex. Brown nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

     The terms of the Merger were determined through negotiations between NSC and Holdings and were approved by the Board. Although BT Alex. Brown provided advice to NSC during the course of these negotiations, the decision to enter into the Merger was solely that of the Board. As described above, the BT Alex. Brown Opinion and presentation of BT Alex. Brown to the Board were only one of a number of factors taken into consideration by the Board in making its determination to approve the Merger. The BT Alex. Brown Opinion was provided to the Board to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any holder of the Common Stock as to how to vote with respect to the Merger.

     NSC selected BT Alex. Brown as financial advisor in connection with the Merger based on BT Alex. Brown's qualifications, expertise, reputation and experience in mergers and acquisitions. NSC has retained BT Alex. Brown pursuant to a letter agreement dated March 5, 1998 (the "Engagement Letter"). As compensation for BT Alex. Brown's services in connection with the Merger, NSC has paid BT Alex. Brown a cash fee of $143,750 and has agreed to pay an additional cash fee of $231,250 if the Merger is consummated. Regardless of whether the Merger is consummated, NSC has agreed to reimburse BT Alex. Brown for reasonable fees and disbursements of BT Alex. Brown's counsel and all of BT Alex. Brown's reasonable travel and other out-of-pocket expenses incurred in connection with the Merger or otherwise arising out of the retention of BT Alex. Brown under the Engagement Letter. NSC has also agreed to indemnify BT Alex. Brown and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the Merger.

     BT Alex. Brown is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. In February 1998, BT Alex. Brown acted as financial advisor to OHM Corporation ("OHM"), a former affiliate of NSC, in its acquisition by International Technology Corporation, for which OHM paid to BT Alex. Brown advisory fees equal to $1.75 million. Prior to the Merger, Waste Management, Inc. beneficially owned 35% of the outstanding shares of common stock of OHM. BT Alex. Brown and its affiliates may actively trade securities of NSC for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board with respect to the Merger, stockholders of NSC should be aware that Waste Management and the directors and executive officers of NSC have certain interests in the Merger that may be different from or in addition to the interests of stockholders of NSC generally. The Board was aware of these interests and considered them, among other factors, in approving the Merger Agreement. These interests are summarized below.

     Interest in Common Stock. As of March 31, 1999, the executive officers and directors of the Company owned an aggregate of 114,750 shares of Common Stock. The aggregate consideration that would be received in the Merger by the executive officers and directors of NSC in respect of such shares would be $143,437.50.

     Employment Agreements. Darryl Schimeck, NSC's President and Chief Executive Officer, and Efstathios A. Kouninis, NSC's Vice President of Finance, Corporate Controller, Treasurer and Secretary, are each party to an employment agreement with NSC that entitle each of Mr. Schimeck and Mr. Kouninis to receive, among certain other benefits, 12 months salary as severance pay upon termination of employment with NSC or any successor corporation, without cause, within one year after a change in control of NSC, including the Merger. Holdings and Mr. Schimeck have entered into an agreement to become effective at the Effective Time, pursuant to which Mr. Schimeck will remain as President and Chief Executive Officer of NSC following the completion of the Merger. The terms of this agreement provide for an initial two year term, an annual salary of $210,000, and an annual bonus of up to 50% of Mr. Schimeck's annual salary, among other things. It is not anticipated that Mr. Kouninis will remain with NSC following the Merger. In such event he will receive, pursuant to the terms of his employment

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

agreement, $146,000 and the right to one year of continued coverage under NSC's medical and dental insurance plans at the rate applicable to active employees.

     Indemnification and Insurance. Pursuant to the Merger Agreement, the Surviving Corporation will indemnify and hold harmless from liability for acts or omissions occurring at or prior to the Effective Time each person who, prior to or at the time of the Effective Time, is an officer, director or employee of NSC or any of NSC's subsidiaries. The Surviving Corporation's certificate of incorporation and by-laws will provide that the directors and officers of NSC who become directors and officers of the Surviving Corporation will be entitled to the same indemnification. The Merger Agreement also provides that for six years after the Effective Time, the Surviving Corporation will maintain liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were covered by NSC's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those in effect on December 31, 1998.

ASSET PURCHASE AGREEMENT

     As a condition precedent to the Merger and immediately prior to the Effective Time, ODC, an affiliate of Waste Management, will enter into an asset purchase agreement (the "Asset Purchase Agreement") with ODM and NSC. Pursuant to the Asset Purchase Agreement, ODC will sell to ODM, and ODM will buy from ODC, certain machinery and equipment of ODC. In consideration for such assets, the Olshan Note, which represents all of NSC's existing non-interest bearing indebtedness (currently approximately $4.5 million) to Rust, an affiliate of Waste Management, will be converted into an unsecured subordinated promissory note (the "Subordinated Promissory Note"), issued to Waste Management or its designee by NSC, in the principal amount of $2.4 million and bearing interest at 12 1/2% per annum payable quarterly with the entire principal amount due on December 31, 2005. The Subordinated Promissory Note is an unsecured obligation of Holdings and is subordinated in interest to the rights of Holdings' primary lender. The Asset Purchase Agreement also provides that the operating agreement under which ODM manages the business of ODC will be terminated. Pursuant to such operating agreement, Waste Management and its affiliates incurred losses of $338,000 and $887,000 in 1998 and 1997, respectively. The foregoing summary of the material terms of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of both the Asset Purchase Agreement, which is incorporated herein and attached as Exhibit B to the Initial Merger Agreement attached hereto as Annex A-1, and the interest bearing Subordinated Promissory Note, which is incorporated herein and attached as Exhibit C to the Initial Merger Agreement attached hereto as Annex A-1.

     As a consequence of the Asset Purchase Agreement, Waste Management and its affiliates will (i) receive approximately $4.4 million on account of the Subordinated Promissory Note assuming that all principal and interest on the Subordinated Promissory Note is paid in full, (ii) forego the opportunity to share in the profits and losses of ODC as managed by ODM, (iii) surrender the right to receive an aggregate of $4.5 million due and payable on September 5, 2005 under the Olshan Note, and (iv) sell all of the assets of ODC to ODM. All of the above amounts were arrived at through arms-length negotiations between Holdings, on the one hand, and NSC and Waste Management, on the other hand.

NON-COMPETITION AGREEMENT

     As a condition precedent to the Merger and immediately prior to the Effective Time, Waste Management will enter into a non-competition agreement (the "Non-Competition Agreement"), pursuant to which Waste Management will not, for three years following the anniversary of the Effective Time, and subject to certain limitations set forth in the Non-Competition Agreement, enter into any business which currently competes with NSC in the asbestos-abatement, lead paint abatement, indoor air quality or demolition and dismantling services business anywhere in the continental United States. The foregoing summary of the material terms of the Non-Competition Agreement is qualified in its entirety by reference to the complete text of the Non-Competition Agreement, which is incorporated herein and attached as Exhibit A to the Initial Merger Agreement attached hereto as Annex A-1.

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

EXCHANGE SUBORDINATED PROMISSORY NOTE

     As a condition precedent to the Merger and immediately prior to the Effective Time, Waste Management will exchange the Exchanged Shares for the Exchange Subordinated Promissory Note, issued to Waste Management by NSC, in the principal amount of $1,245,525, representing $1.25 per share times the number of Exchanged Shares. The Exchange Subordinated Promissory Note bears interest at 11% per annum payable quarterly with the entire principal amount due on December 31, 2003. The Exchange Subordinated Note is an unsecured obligation of Holdings and is subordinated in interest to the rights of Holdings' primary lender. All remaining shares of Common Stock owned by Waste Management and its affiliates will be converted into the right to receive the Merger Consideration. As a result, the aggregate consideration to be received by Waste Management on account of its shares of Common Stock will be, including payments of principal and interest on the Exchange Subordinated Promissory Note and cash received in consideration for its remaining shares, assuming that all principal and interest on the Exchange Subordinated Promissory Note is paid in full, approximately $7.3 million or $1.36 per share. The total consideration to be received by Waste Management, $1.36 per share, exceeds the Merger Consideration solely as a result of the 11% per annum interest on the outstanding principal amount of the Exchange Subordinated Promissory Note, which reflects Waste Management's agreement to defer receipt of the principal amount of the Exchange Subordinated Promissory Note until December 31, 2003. The foregoing summary of the material terms of the Exchange Subordinated Promissory Note is qualified in its entirety by reference to the complete text of the Exchange Subordinated Promissory Note, which is incorporated herein and attached as Annex A to Amendment No. 1 attached hereto as Annex A-2.

VOTING AGREEMENT

     In connection with the Merger Agreement, Waste Management entered into a voting agreement with Holdings, dated as of February 12, 1999 (the "Voting Agreement"). Pursuant to the Voting Agreement, Waste Management has agreed to vote any shares of Common Stock held by it, in its own capacity or through its affiliates, in favor of the Merger Agreement. Since these shares represent approximately 54% (or 5,380,670 shares) of the outstanding shares of Common Stock, the Merger Agreement will be approved and adopted without any action by any other stockholder of NSC so long as the Voting Agreement remains in effect.

     The Voting Agreement will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement without consummation of the Merger. The foregoing summary of the material terms of the Voting Agreement is qualified in its entirety by reference to the complete text of the Voting Agreement, which is incorporated by reference herein and attached hereto as Annex D.

     Waste Management has expressed strategic reasons for wanting to dispose of its shares of Common Stock, and, accordingly, Waste Management's interest in obtaining maximum value for its shares of Common Stock may be compromised by its intention to monetize assets that are outside of its core waste management services operations and/or that do not provide a desired level of return. However, Waste Management advised NSC's management throughout the sale process that it would not support any transaction in which Waste Management would be required to dispose of its shares of Common Stock at less than fair value.

GUARANTY

     In connection with the Merger Agreement, the stockholders (the "Stockholders") of Holdings executed a guaranty in favor of NSC, dated as of February 12, 1999 (the "Guaranty"). The terms of the Merger Agreement require that Holdings, within two days of a termination of the Merger Agreement by NSC because Holdings breaches in any material respect any representation, warranty, covenant or other agreement made by Holdings in the Merger Agreement and such breach is not cured within 30 days after written notice or is incapable of being cured by Holdings, pay NSC a fee equal to $100,000. See "The Merger
Agreement -- Additional Agreements -- Fees and Expenses." Under the terms of the Guaranty, the Stockholders have agreed to jointly and severally guaranty the performance by Holdings of all obligations of Holdings arising under such provision of the Merger Agreement.

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

FINANCING THE MERGER

     The total amount required to pay the Merger Consideration to NSC's stockholders, refinance NSC's existing indebtedness and pay estimated fees, expenses and other transaction costs in connection with the Merger will be approximately $20.8 million. It is anticipated that Holdings will be capitalized through a combination of debt and equity financing. Holdings has obtained a commitment from its lender for such debt financing, and the Merger Agreement does not contain a financing contingency.

ACCOUNTING TREATMENT

     The Merger will be accounted for by Merger Subsidiary as a "purchase" in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Merger Subsidiary in connection with the Merger will be allocated to NSC's assets and liabilities based upon their fair values, with any excess being treated as goodwill.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes the material United States federal income tax consequences relevant to the Merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

     The receipt of cash in exchange for Common Stock pursuant to the Merger, or pursuant to the exercise of appraisal rights in accordance with Section 262 of the DGCL, will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the stockholder. In general, a stockholder will recognize gain or loss for federal income tax purposes equal to the difference between the adjusted tax basis of his or her Common Stock and the amount of cash received in exchange therefor in the Merger or pursuant to the exercise of appraisal rights. Such gain or loss will be capital gain or loss if the Common Stock is a capital asset in the hands of the stockholder and will be long-term gain or loss if the holding period for the Common Stock is more than one year at the Effective Time.

     The receipt of cash by a stockholder of NSC pursuant to the Merger or pursuant to the exercise of appraisal rights may be subject to backup withholding at the rate of 31% unless the stockholder (i) is a corporation or comes within certain other exempt categories, or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the stockholder subject to the withholding.

     The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a stockholder and may not apply to stockholders
(i) who acquired their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with NSC or (ii) who are not citizens or residents of the United States or (iii) who are subject to special tax treatment under the Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and tax-exempt entities).

     DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS.

REGULATORY APPROVALS

     NSC, Holdings, Waste Management, and Merger Subsidiary are not aware of any governmental consents or approvals that are required prior to the parties' consummation of the Merger. It is presently contemplated that if such governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance that any such consents and approvals would be obtained.

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

APPRAISAL RIGHTS

     Under the DGCL, any stockholder who does not wish to accept the Merger Consideration for his or her shares of Common Stock as provided in the Merger Agreement has the right to dissent from the Merger and to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for the shares of Common Stock, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

     Holders of record of Common Stock who do not vote in favor of the Merger Agreement and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

     THE FOLLOWING DISCUSSION COVERS ALL MATERIAL PROVISIONS OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DGCL WHICH IS REPRINTED IN ITS ENTIRETY AS ANNEX C. ALL REFERENCES IN SECTION 262 OF THE DGCL AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

     Under Section 262 of the DGCL, holders of shares of Common Stock ("Appraisal Shares") who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

     Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262 of the DGCL.

     This Proxy Statement constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so should review the following discussion and Annex C carefully, because failure timely and properly to comply with the procedures therein specified will result in the loss of appraisal rights under the DGCL.

     A holder of Appraisal Shares wishing to exercise such holder's appraisal rights (a) must not vote in favor of the Merger Agreement and (b) must deliver to NSC prior to the vote on the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's Appraisal Shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger. This demand must reasonably inform NSC of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his or her Appraisal Shares. A holder of Appraisal Shares wishing to exercise such holder's appraisal rights must be the record holder of such Appraisal Shares on the date the written demand for appraisal is made and must continue to hold such Appraisal Shares until the consummation of the Merger. Accordingly, a holder of Appraisal Shares who is the record holder of Appraisal Shares on the date the written demand for appraisal is made, but who thereafter transfers such Appraisal Shares prior to consummation of the Merger, will lose any right to appraisal in respect of such Appraisal Shares.

     Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that

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

capacity, and if the Appraisal Shares are owned of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares in brokerage accounts or other nominee forms and those who wish to exercise Appraisal Rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO NSC CORPORATION, 49 DANTON DRIVE, METHUEN, MASSACHUSETTS 01844, ATTENTION:
SECRETARY.

     Within ten days after the consummation of the Merger, NSC will notify each stockholder who has properly asserted appraisal rights under Section 262 of the DGCL and has not voted in favor of the Merger Agreement of the date the Merger became effective.

     Within 120 days after the consummation of the Merger, but not thereafter, NSC or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. NSC is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Appraisal Shares. Accordingly, it is the obligation of stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262 of the DGCL.

     Within 120 days after the consummation of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from NSC a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within ten days after a written request therefor has been received by NSC.

     If a petition for an appraisal is filed timely, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares, as determined under Section 262 of the DGCL, could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

     The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by stockholders whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

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

     Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Merger).

     If any stockholder who properly demands appraisal of his or her Appraisal Shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in Section 262 of the DGCL, the Appraisal Shares of such stockholder will be converted into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, his or her right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Merger, or if the stockholder delivers to NSC a written withdrawal of his or her demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Merger will require the written approval of NSC.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION WITH RESPECT TO HIS OR HER APPRAISAL SHARES.

                              THE MERGER AGREEMENT

     The following summary of all the material provisions of the Merger Agreement is qualified in its entirety by reference to the complete text of the Initial Merger Agreement and Amendment No. 1, which are incorporated by reference herein and attached hereto as Annex A-1 and Annex A-2, respectively. Capitalized terms used in this section and not otherwise defined in this Proxy Statement have the meaning ascribed them in the Merger Agreement. Stockholders are urged to review the Merger Agreement carefully.

GENERAL

     Pursuant to the Merger Agreement, at the Effective Time, Merger Subsidiary will merge with and into NSC and the separate corporate existence of Merger Subsidiary will thereupon cease. Following the Effective Time, NSC will be the Surviving Corporation.

MERGER CONSIDERATION

     At the Effective Time, by virtue of the Merger and without any action on the part of any stockholder, each issued and outstanding share of Common Stock (other than shares to be canceled as described below and shares ("Dissenting Shares") as to which dissenters' rights are perfected by a dissenting stockholder ("Dissenting Stockholder")) held by NSC stockholders will be converted into the right to receive $1.25 in cash, without interest (the "Merger Consideration").

     Each share of Common Stock held by NSC will be automatically canceled and retired at the Effective Time and will cease to exist, and no consideration will be delivered in exchange for such shares.

     As of the Effective Time, all shares of Common Stock will no longer be outstanding, will automatically be canceled and retired and will cease to exist. Each holder of shares of Common Stock will cease to have any rights with respect to those shares, except the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

     As of the Effective Time, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

     No Dissenting Stockholder will be entitled to any portion of the Merger Consideration or other distributions unless and until the Dissenting Stockholder fails to perfect or otherwise effectively withdraws or loses its dissenters' rights under the DGCL. Shares of Common Stock in respect of which dissenters' rights have been exercised will be treated in accordance with Section 262 of the DGCL. If any person who otherwise would be deemed a Dissenting Stockholder fails to properly perfect or effectively loses the right to dissent with respect to any Common Stock, such shares of Common Stock will thereupon be treated as though they had been converted as of the Effective Date into the right to receive the Merger Consideration. See "The Merger -- Appraisal Rights."

TREATMENT OF STOCK OPTIONS

     Prior to or as of the Effective Time, NSC will cause all outstanding options to purchase shares of Common Stock ("Options") issued pursuant to NSC's 1990 Stock Option Plan, as amended (the "Stock Option Plan") held by the directors and executive officers of NSC, and will use its reasonable best efforts to cause all other Options issued pursuant to the Stock Option Plan to be (i) exercised, exchanged and converted into Common Stock, or (ii) surrendered and canceled without cost to NSC. There are outstanding options to purchase 655,250 shares of Common Stock under the Stock Option Plan, at exercise prices ranging from $2.00 to $6.00, of which options to purchase 190,000 shares of Common Stock are held by directors and executive officers of NSC. The directors and executive officers have indicated a willingness to surrender all such options in connection with the Merger without the payment of any consideration therefor. Any such options not exercised or surrendered for cancellation prior to the Merger will remain outstanding.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain customary mutual representations and warranties by NSC, Holdings and Waste Management relating to, among other things, (1) the corporate organization, standing and power of each of NSC, Holdings and Merger Subsidiary; (2) the subsidiaries of NSC; (3) the capital structure of NSC; (4) each of NSC's, Waste Management's, Holdings' and Merger Subsidiary's authority to enter, and noncontravention of certain agreements and documents upon entrance, into the Merger Agreement; (5) documents filed by NSC with the Commission and other regulatory entities and the accuracy of information contained therein; (6) the absence of certain material changes or events with respect to NSC since September 30, 1998; (7) litigation pending or threatened against NSC and NSC's compliance with applicable laws; (8) the absence of changes in NSC's benefit plans since September 30, 1998; (9) matters relating to NSC's compliance with the Employee Retirement Income Security Act of 1974, as amended; (10) NSC tax matters; (11) the vote required by the stockholders of NSC in connection with the Merger Agreement; (12) NSC's, Holdings' and Merger Subsidiary's satisfaction of certain state takeover statutes; (13) NSC's and Holdings' engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the Merger Agreement; (14) ownership by Waste Management of NSC Common Stock; (15) the absence of certain claims of Waste Management, Rust and ODC against any subsidiary of NSC; (16) the availability to Holdings of sufficient resources to consummate the transactions contemplated by the Merger Agreement; and (17) environmental matters affecting NSC.

COVENANTS

     Conduct of Business. Pursuant to the Merger Agreement, NSC has agreed that, except as otherwise expressly contemplated by the Merger Agreement or as consented to by Holdings (such consent not to be unreasonably withheld or delayed), during the period from the date of the Merger Agreement to the Effective Time, NSC will carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, to use all reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with NSC.

     The Merger Agreement provides that NSC and its subsidiaries will not, among other things and with certain exceptions, declare or pay dividends or recapitalize or redeem its capital stock; issue, sell or encumber any shares of capital stock or options to acquire any shares of such capital stock; amend its organizational documents or merge with any person; sell, lease or encumber property or assets (except in the ordinary course of business consistent with past practice); enter into any employment agreements; incur any indebtedness (except in the ordinary course of business); commit capital of more than $10,000 except as necessary for maintenance and repairs in the ordinary course of business; fail to maintain its insurance; or take any action that would reasonably be expected to result in any of the conditions to the Merger not being satisfied.

     In addition, Holdings covenants that it will not take any action that would reasonably be expected to result in any of the conditions to the Merger not being satisfied.

     No Solicitation. The Merger Agreement provides that NSC will not, nor will NSC permit any of its subsidiaries to, nor will NSC authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate, or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if the Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to NSC's stockholders under applicable law, NSC, in response to a Superior Proposal (as defined below), and subject to providing written notice of its decision to take such action to Holdings and comply with its obligation under the Merger Agreement to advise Holdings of any request for information or of any Acquisition Proposal, may (a) pursuant to a customary confidentiality agreement (as determined by NSC, based on the advice of its outside counsel), furnish information with respect to it and its subsidiaries to any person making a Superior Proposal and (b) participate in discussions or negotiations regarding such Superior Proposal. An "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any (1) direct or indirect acquisition or purchase of all or substantially all of the business or assets of NSC, (2) direct or indirect purchase of 50% or more of any class of equity securities of NSC, (3) tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of NSC, or (4) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NSC.

     Except as expressly permitted by the Merger Agreement, neither the Board nor any committee thereof will (1) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Holdings, the approval or recommendation by the Board or such committee of the Merger or the Merger Agreement, (2) approve or recommend or propose publicly to approve or recommend any Acquisition Proposal or (3) cause NSC to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal (an "Acquisition Agreement"). Notwithstanding the foregoing, the Board, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to NSC's stockholders under applicable law, the Board may terminate the Merger Agreement in order to enter into an Acquisition Agreement with respect to any Superior Proposal, but only at a time that is after the third business day following Holdings' receipt of written notice advising it that the Board is prepared to accept a Superior Proposal and only if, during such three day period, NSC has cooperated with Holdings to change the terms of the Merger Agreement to enable the parties to proceed with the Merger, and at the end of such three day period, NSC continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal. A "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, or all or substantially all the assets of NSC and otherwise on terms which the Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to NSC's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board, is reasonably capable of being obtained by such third party. NSC has agreed to immediately advise Holdings of any request for information or any Acquisition Proposal and to keep Holdings informed of the status of any such request or Acquisition Proposal.

ADDITIONAL AGREEMENTS

     Indemnification and Insurance. Pursuant to the Merger Agreement, the Surviving Corporation will indemnify and hold harmless from liability for acts or omissions occurring at or prior to the Effective Time each person who, prior to or at the time of the Effective Time, is an officer, director or employee of NSC or any of NSC's subsidiaries, and directors and officers of NSC who become directors and officers of the combined company following the Merger will be entitled to the same indemnification under the Surviving Corporation's certificate of incorporation and by-laws. The Merger Agreement also provides that for six years after the Effective Time, the Surviving Corporation will maintain liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were covered by NSC's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those in effect on December 31, 1998.

     Fees and Expenses. Except as provided herein, whether or not the Merger is completed, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses.

     NSC will pay Holdings a fee equal to $100,000 and reimburse Holdings for up to $400,000 in the aggregate of Holdings' documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement in the event that (1) the Merger Agreement is terminated by NSC in order to allow NSC to enter into a Superior Proposal, or (2) an Acquisition Proposal is made known to NSC and not publicly withdrawn prior to the Special Meeting, either party terminates the Merger Agreement on the grounds that the stockholders of NSC failed to approve the Merger Agreement, and thereafter NSC enters into an Acquisition Agreement or consummates an Acquisition Proposal within 12 months after such termination. NSC must pay the amounts due within two days of the termination, entrance into an Acquisition Agreement, or consummation of an Acquisition Proposal, as the case may be. Notwithstanding the foregoing, in no event will NSC be required to pay Holdings any out-of-pocket fees or expenses unless and until Holdings shall have provided NSC with invoices or other evidence of such amounts.

     In the event that the Merger Agreement is terminated by NSC because Holdings breaches in any material respect any representation, warranty, covenant or other agreement made by Holdings in the Merger Agreement and such breach is not cured within 30 days after written notice or is incapable of being cured by Holdings, Holdings will, within two days of such termination, pay NSC a fee equal to $100,000.

     In the event that the Merger Agreement is terminated by Holdings because NSC breaches in any material respect any representation, warranty, covenant or other agreement made by NSC in the Merger Agreement and such breach is not cured within 30 days after written notice or is incapable of being cured by NSC, NSC will, within two days of such termination, pay Holdings a fee equal to $100,000.

CONDITIONS PRECEDENT

     NSC's and Holdings' obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions, which include, in addition to other customary closing conditions, the following:

          (1) the NSC stockholders having approved the Merger Agreement;

          (2) all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Holdings, NSC or any of NSC's subsidiaries to consummate the Merger and the other transactions contemplated by the Merger Agreement, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, having been obtained in form and substance reasonably satisfactory to each of Holdings and NSC; and

          (3) no Restraints (as defined in the Merger Agreement) being in effect
     (a) preventing the consummation of the Merger, (b) prohibiting or limiting the ownership or operation by NSC and its subsidiaries of any material portion of the business or assets of NSC and its subsidiaries taken as a whole as a result of the Merger or (c) which otherwise is reasonably likely to have a Material Adverse Effect (as defined below); provided, however, that each of the parties will have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     In addition, Holdings' and Merger Subsidiary's obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

          (1) the representations and warranties of both NSC and Waste Management set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect;

          (2) NSC having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

          (3) Waste Management and NSC having executed the Non-Competition Agreement;

          (4) Waste Management and NSC, or their respective affiliates, having executed the Asset Purchase Agreement;

          (5) the promissory note made by NSC in favor of Rust having been renewed and restated as the Subordinated Promissory Note by NSC in favor of Waste Management or its designee; and

          (6) the execution of the Exchange Subordinated Promissory Note.

     In addition, NSC's obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

          (1) the representations and warranties of Holdings set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect; and

          (2) Holdings having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

     "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that has, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of NSC, NSC's subsidiaries, and ODC, taken as a whole.

TERMINATION, AMENDMENT AND WAIVER

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the stockholders of NSC:

          (a) by mutual written consent of Holdings and NSC;

          (b) by either Holdings or NSC:

             (1) if the Merger has not been completed by June 30, 1999; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose failure to perform any of its obligations under the Merger Agreement results in the failure of the Merger to be completed by such time;

             (2) if approval of the stockholders of NSC has not been obtained;
        or

             (3) if any Restraint that has any of the effects set forth in clause (iii) of " -- Conditions to the Consummation of the Merger" above will be in effect and will have become final and nonappealable; provided, that the party seeking to terminate the Merger Agreement will have used reasonable best efforts to prevent and remove such Restraint;

          (c) by Holdings, if NSC breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to a material adverse change relating to Holdings and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by NSC; or

          (d) by NSC, if Holdings has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to a material adverse change relating to NSC and
     (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Holdings (it being understood that Holdings' inability to finance the transactions contemplated by the Merger Agreement shall not be curable).

     In the event of termination of the Merger Agreement by either NSC or Holdings, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Holdings, NSC, or Waste Management, other than (a) in connection with any brokerage or advisory fees of any kind incurred by NSC or Holdings, (b) the obligation of NSC and Holdings to keep all nonpublic information connected with the Merger confidential, (c) except as otherwise set forth in " -- Additional Agreements -- Fees and Expenses," the agreement between NSC and Holdings to each pay their own fees, and, in certain circumstances, pay to one another a termination fee, (d) Holdings' and NSC's agreement to consult one another prior to issuing any public statement regarding the transactions contemplated by the Merger Agreement, and (e) the effects of termination as described in this paragraph, which provisions survive such termination.

     Amendment. The Merger Agreement may be amended by the parties at any time before or after the approval of the Merger Agreement by the NSC stockholders; provided that, after approval, the parties may not make any amendment that by law requires further approval by the NSC stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Extension; Waiver. At any time prior to the Effective Time, a party may (1) extend the time for the performance of any of the obligations or other acts of the other party, (2) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (3) subject to the proviso of the first sentence of the immediately preceding paragraph, waive compliance by the other party of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

                                 THE COMPANIES

NSC CORPORATION

     NSC is a leading provider of specialty contracting services to a broad range of commercial, industrial and institutional clients located throughout the United States. Asbestos-abatement (which includes lead paint abatement, indoor air quality services, and decontamination and decommissioning of government and commercial nuclear facilities) and demolition and dismantling are NSC's two principal service segments. Although demand for asbestos-abatement services is dependent on the fluctuation of the national economy and a finite amount of asbestos remaining to be removed, NSC's focused sales and marketing efforts promise to maintain NSC's share of this market. In addition, NSC's diversification into the demolition, indoor air quality and decontamination and decompression markets positions NSC to provide a full suite of specialty contracting services to the performance-sensitive customer.

     NSC's principal executive offices are located at 49 Danton Drive, Methuen, Massachusetts 01844, and its telephone number is (978) 557-7300.

     For a more detailed description of the business and properties of NSC, see the descriptions thereof set forth in NSC's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998, which is incorporated herein by reference and attached hereto as Annex E. See "Incorporation of Certain Documents by Reference."

     NSC's largest stockholder is Waste Management, which through its indirect subsidiaries, Rust Industrial Services Inc. and Rust Remedial Services Holding Company Inc., owns approximately 54% of the outstanding shares of Common Stock. In addition, ODM, a subsidiary of NSC that operates NSC's demolition and dismantling business, utilizes certain assets owned by ODC and manages the business of ODC, an indirect subsidiary of Waste Management. The profits and losses of ODC are shared by NSC and affiliates of Waste Management. Rust, an indirect subsidiary of Waste Management, has provided financing to ODM in connection with its operation of the demolition and dismantling business.

NSC HOLDINGS, INC.

     Holdings is a newly formed Delaware corporation, created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Neither Holdings nor any of its investors has any prior affiliation with NSC or Waste Management.

     Holdings' principal executive offices are located at 5222 Royal Walk, Houston, Texas 77069, and its telephone number is (281) 444-6056.

NSC ACQUISITION, INC.

     Merger Subsidiary, a wholly owned subsidiary of Holdings, is a newly formed Delaware corporation, created solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

     Merger Subsidiary's principal executive offices are located at 5222 Royal Walk, Houston, Texas 77069, and its telephone number is (281) 444-6056.

                         MARKET PRICES OF COMMON STOCK

     The Common Stock (NASDAQ symbol: NSCC) is admitted for trading on The Nasdaq Stock Market. On February 12, 1999, the last trading date prior to public announcement of the Merger, the high and low sales prices of the Common Stock on The Nasdaq Stock Market were $0.9375 and $0.8125 per share, respectively.

     The following table sets forth, for the calendar quarters indicated, the high and low sales prices of the Common Stock as reported by The Nasdaq Stock
Market:

                                                              HIGH    LOW
                                                              ----    ---
1999 Quarter Ended
  March 31..................................................   $1 1/16   $  13/16
1998 Quarter Ended
  December 31...............................................    1 7/32      5/8
  September 30..............................................    1 31/32   1
  June 30...................................................    2 13/16   1 27/32
  March 31..................................................    3 1/4     1 1/4
1997 Quarter Ended
  December 31...............................................    2 7/8     1 3/4
  September 30..............................................    3         1 15/16
  June 30...................................................    2 1/2     1 1/2
  March 31..................................................    3 7/32    2 3/8
1996 Quarter Ended
  December 31...............................................    2 1/2     1 3/8
  September 30..............................................    2         1 1/2
  June 30...................................................    2 1/2     1 1/4
  March 31..................................................    2 1/2     1 1/8

     STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1999, except as otherwise indicated, with respect to the beneficial ownership of the Common Stock (i) by holders of 5% or greater, (ii) each director of NSC, (iii) each executive officer of NSC, and (iv) by all directors and executive officers of NSC as a group. Except as otherwise indicated, information with respect to beneficial ownership is based on information furnished to NSC by each stockholder included in this table. Except as otherwise indicated in the notes to the table, each stockholder included in the table has sole voting and investment power with respect to the shares shown to be beneficially owned.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL    PERCENT
NAME OF BENEFICIAL OWNER                                      OWNERSHIP     OF CLASS
------------------------                                      ----------    --------
Waste Management, Inc. (1)..................................  5,380,670      54.0%
  1001 Fannin, Suite 4000
  Houston, Texas 77002
Franklin Resources, Inc. (2)................................    800,000       8.0%
  One Parker Plaza, 16th Floor
  Fort Lee, New Jersey 07024
Kennedy Capital Management, Inc. (3)........................    621,645       6.2%
  10829 Olive Boulevard
  St. Louis, Missouri 63141
FMR Corporation (4).........................................    550,400       5.5%
  82 Devonshire Street
  Boston, Massachusetts 02109-3614
Eugene L. Barnett (5).......................................     10,000          *
Herbert A. Getz.............................................        500          *
William P. Hulligan.........................................          0          *
William M. R. Mapel (5).....................................     11,000          *
Darryl G. Schimeck (5)......................................     59,500          *
Efstathios A. Kouninis (5)..................................     33,750          *
All directors and executive officers as a group (5).........    114,750          *

---------------

     * Less than 1%

     (1) Waste Management's wholly owned subsidiaries, Chemical Waste Management, Inc. ("CWM") and Wheelabrator Technologies Inc. ("WTI") own all of the outstanding shares of common stock of Rust. Rust's two wholly owned subsidiaries, Rust Remedial Services Holding Company Inc. ("Remedial Services") and Rust Industrial Services Inc. ("Rust Services") beneficially own approximately 1,370,671 shares of Common Stock, representing approximately 14% of the outstanding shares of NSC, and approximately 4,010,000 shares, representing approximately 41% of the outstanding shares of Common Stock of NSC, respectively. Because of their direct or indirect ownership of Rust Services' and Remedial Services' common stock, Rust, CWM, WTI and Waste Management may be deemed to beneficially own, and have shared voting power and investment power over, approximately 5,380,670 shares of Common Stock, representing approximately 54% of the outstanding shares of Common Stock of NSC. Remedial Services has the exclusive right to receive dividends from or the proceeds from the sale of all of the 1,370,671 shares of Common Stock it holds.

     (2) According to Schedule 13G, dated January 29, 1999, as of December 31, 1998 Franklin Resources, Inc. ("FRI"), a registered investment advisor, may be deemed to be the beneficial owner of 800,000 shares of Common Stock. All 800,000 shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of FRI. Because advisory contracts grant to such advisory subsidiaries all investment and/or voting power over the Common Stock, the advisory subsidiaries, and therefore FRI, may be deemed to be the beneficial owners of 800,000 shares of Common Stock. In addition, Charles B. Johnson and Rupert H. Johnson, Jr. (together, the "Principal Shareholders"), each an owner in excess of 10% of the outstanding common stock of FRI, may be deemed to be the beneficial owners of the Common Stock held by persons and entities advised by the advisory subsidiaries. FRI, the advisory subsidiaries and the Principal Shareholders disclaim beneficial ownership in any of such shares.

     (3) According to Schedule 13G, dated February 5, 1999, as of December 31, 1998 Kennedy Capital Management, Inc., a registered investment advisor, is deemed to have beneficial ownership of 621,645 shares of Common Stock.

     (4) According to Amendment No. 1 to Schedule 13G, dated February 14, 1998, as of December 31, 1998 FMR Corp. has sole or shared voting power as to none of such shares of Common Stock and sole investment power as to 550,400 shares of Common Stock.

     (5) Assumes the exercise of Options, presently exercisable or exercisable within 60 days, to purchase up to 10,000, 10,000, 57,500 and 33,750 shares of Common Stock by Messrs. Barnett, Mapel, Schimeck and Kouninis, respectively, granted pursuant to the Stock Option Plan.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP has been NSC's independent auditor since May 1990. A representative of Ernst & Young LLP is expected to be present at the Special Meeting with an opportunity to make a statement if Ernst & Young LLP desires to do so and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Due to the contemplated completion of the Merger, NSC does not currently intend to hold a 1999 Annual Meeting of Stockholders. In the event that such a meeting is held, any proposals of stockholders intended to be included in NSC's proxy statement for the 1999 Annual Meeting of Stockholders under Rule 14a-8 under the Exchange Act must have been received by the Secretary of NSC no later than December 18, 1998. Any proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 1999 Annual Meeting of Stockholders, if held, must have been received by the Secretary of NSC no later than February 28, 1999 or the proposal will be considered untimely. NSC's proxy statement for the 1999 Annual Meeting of Stockholders, if held, will give discretionary authority to the proxy holders to vote with respect to all proposals outside the processes of Rule 14a-8 under the Exchange Act and received after February 28, 1999.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference the documents set forth below that have been previously filed with the Commission (the "Incorporated Documents").

NSC SEC FILINGS (FILE NO. 0-18597)               PERIOD
----------------------------------               ------
Annual Report on Form 10-K, as amended by        Fiscal year ended December 31, 1998
Form 10-K/A filed on April 28, 1999, filed
pursuant to Section 13 of the Exchange Act
Quarterly Report on Form 10-Q, as amended by     Quarterly period ended March 31, 1999
Form 10-Q/A filed on May 18, 1999, filed
pursuant to Section 13 of the Exchange Act
Current Report on Form 8-K, filed pursuant to    February 12, 1999
Section 13 of the Exchange Act
Current Report on Form 8-K, filed pursuant to    May 11, 1999
Section 13 of the Exchange Act

     All statements contained herein relating to NSC are qualified in their entirety by reference to the more detailed information set forth in the Incorporated Documents.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement. A copy of NSC's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1998 (other than exhibits), and NSC's Quarterly Report on Form 10-Q, as amended, for the quarterly period ended March 31, 1999 are attached to this Proxy Statement as Annex E and Annex F, respectively.

     Holdings has supplied all information contained or incorporated by reference in this Proxy Statement relating to Holdings, Merger Subsidiary has supplied all information contained or incorporated by reference in this Proxy Statement relating to Merger Subsidiary, NSC has supplied all such information relating to NSC, and Waste Management has supplied all such information relating to Waste Management.

     Stockholders may obtain, upon written or oral request, without charge, by first class mail or other equally prompt means within one business day of receiving a request, a copy of the Incorporated Documents, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this Proxy Statement. Stockholders may obtain Incorporated Documents by requesting them at the following address and telephone number:

                       NSC Corporation
                       49 Danton Drive
                       Methuen, Massachusetts 01844
                       Attention: Secretary
                       Telephone: (978) 557-7300

     Please request documents by June 14, 1999 to receive them before the Special Meeting.

     You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the Merger Agreement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 24, 1999. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders will not create any implication to the contrary.

                                       Dated: May 24, 1999

                                       By Order of the Board of Directors,

                                       [Kouninis Signature]

                                       EFSTATHIOS A. KOUNINIS
                                       Vice President of Finance, Corporate
                                       Controller,
                                        Treasurer and Secretary

                                                                       ANNEX A-1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               NSC HOLDINGS, INC.

                             NSC ACQUISITION, INC.

                             WASTE MANAGEMENT, INC.

                                      AND

                                NSC CORPORATION

                         DATED AS OF FEBRUARY 12, 1999

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                   THE MERGER
Section 1.1   The Merger..................................................   A1-1
Section 1.2   Closing.....................................................   A1-1
Section 1.3   Effective Time..............................................   A1-1
Section 1.4   Effects of the Merger.......................................   A1-2
Section 1.5   Certificate of Incorporation and By-Laws....................   A1-2
Section 1.6   Directors and Officers of the Surviving Corporation.........   A1-2

                                   ARTICLE 2
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                     SURRENDER OF CERTIFICATES AND PAYMENT
Section 2.1   Effect on Capital Stock.....................................   A1-2
       (a)    Cancellation of Treasury Stock..............................   A1-2
       (b)    Conversion of Common Stock..................................   A1-2
       (c)    Capital Stock of Merger Subsidiary..........................   A1-2
Section 2.2   Conversion of Options.......................................   A1-2
Section 2.3   Payment and Surrender of Certificates.......................   A1-3
       (a)    Paying Agent................................................   A1-3
       (b)    Payment Procedures for Stockholders.........................   A1-3
       (c)    Stock Transfer Books........................................   A1-3
       (d)    Termination of Payment Fund.................................   A1-3
       (e)    No Liability................................................   A1-3
       (f)    Lost Certificates...........................................   A1-3
Section 2.4   Dissenters' Rights..........................................   A1-4
Section 2.5   Assets and Liabilities of Merging Corporations Become Those
              of Surviving Corporation....................................   A1-4
Section 2.6   Further Assurances..........................................   A1-4

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
Section 3.1   Representations and Warranties of NSC.......................   A1-4
       (a)    Organization, Standing and Corporate Power..................   A1-4
       (b)    Subsidiaries................................................   A1-5
       (c)    Capital Structure...........................................   A1-5
       (d)    Authority; Noncontravention.................................   A1-5
       (e)    SEC Reports.................................................   A1-6
       (f)    Absence of Certain Changes or Events........................   A1-6
       (g)    Compliance with Applicable Laws; Litigation.................   A1-7
       (h)    Absence of Changes in Benefit Plans.........................   A1-7
       (i)    ERISA Compliance............................................   A1-7
       (j)    Taxes.......................................................   A1-8
       (k)    Voting Requirements.........................................   A1-8
       (l)    State Takeover Statutes.....................................   A1-8
       (m)    Brokers.....................................................   A1-8
       (n)    Environmental Matters.......................................   A1-9
Section 3.2   Representations and Warranties of Waste Management..........  A1-10
       (a)    Authority; Noncontravention.................................  A1-10
       (b)    Ownership of Waste Management Shares........................  A1-10
       (c)    ODC Management Claims.......................................  A1-10

Section 3.3   Representations and Warranties of Holdings..................  A1-10
       (a)    Organization, Standing and Corporate Power..................  A1-10
       (b)    Authority; Noncontravention.................................  A1-10
       (c)    Holding Resources...........................................  A1-11
       (d)    State Takeover Statutes.....................................  A1-11
       (e)    Brokers.....................................................  A1-11

                                   ARTICLE 4
                   COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1   Conduct of Business.........................................  A1-11
       (a)    Conduct of Business by NSC..................................  A1-11
       (b)    Other Actions...............................................  A1-12
       (c)    Advice of Changes...........................................  A1-12
Section 4.2   No Solicitation.............................................  A1-12

                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS
Section 5.1   Preparation of Proxy Statement; Stockholders Meeting........  A1-14
Section 5.2   Access to Information; Confidentiality......................  A1-14
Section 5.3   Reasonable Best Efforts; Cooperation........................  A1-14
Section 5.4   Indemnification.............................................  A1-15
Section 5.5   Fees and Expenses...........................................  A1-16
Section 5.6   Public Announcements........................................  A1-16
Section 5.7   Repurchase of Waste Management Shares.......................  A1-16

                                   ARTICLE 6
                              CONDITIONS PRECEDENT
Section 6.1   Conditions to Each Party's Obligation to Effect the
              Merger......................................................  A1-17
       (a)    Stockholder Approval........................................  A1-17
       (b)    Governmental and Regulatory Approvals.......................  A1-17
       (c)    No Injunctions or Restraints................................  A1-17
       (d)    HSR Act.....................................................  A1-17
Section 6.2   Conditions to Obligations of Holdings and Merger
              Subsidiary..................................................  A1-17
       (a)    Representations and Warranties..............................  A1-17
       (b)    Performance of Obligations of NSC...........................  A1-17
       (c)    Waste Management Non-Competition Agreement..................  A1-17
       (d)    Asset Purchase Agreement....................................  A1-17
       (e)    Rust Note...................................................  A1-17
       (f)    Repurchase of Shares........................................  A1-17
Section 6.3   Conditions to Obligations of NSC............................  A1-18
       (a)    Representations and Warranties..............................  A1-18
       (b)    Performance of Obligations of Holdings......................  A1-18
Section 6.4   Frustration of Closing Conditions...........................  A1-18

                                   ARTICLE 7
                       TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination.................................................  A1-18
Section 7.2   Effect of Termination.......................................  A1-19
Section 7.3   Amendment...................................................  A1-19
Section 7.4   Extension; Waiver...........................................  A1-19
Section 7.5   Procedure for Termination, Amendment, Extension or Waiver...  A1-19

                                   ARTICLE 8
                               GENERAL PROVISIONS
Section 8.1   Nonsurvival of Representations and Warranties...............  A1-19
Section 8.2   Notices.....................................................  A1-19
Section 8.3   Interpretation..............................................  A1-20
Section 8.4   Counterparts................................................  A1-20
Section 8.5   Entire Agreement: No Third-Party Beneficiaries..............  A1-21
Section 8.6   Governing Law...............................................  A1-21
Section 8.7   Assignment..................................................  A1-21
Section 8.8   Consent to Jurisdiction.....................................  A1-21
Section 8.9   Headings....................................................  A1-21
Section 8.10  Severability................................................  A1-21

Non-Competition Agreement...................................  Exhibit A
Asset Purchase Agreement....................................  Exhibit B
Subordinated Promissory Note................................  Exhibit C
Subordinated Promissory Note................................  Exhibit D

                             TABLE OF DEFINED TERMS

TERM                                                                SECTION
----                                                                -------
Acquisition Agreement.......................................          4.2(b)
Acquisition Proposal........................................          4.2(a)
Affiliate...................................................             8.3
Agreement...................................................        Recitals
Holdings....................................................        Recitals
Certificates................................................          2.3(b)
Certificate of Merger.......................................             1.3
Cleanup.....................................................      3.1(n)(iv)
Closing.....................................................             1.2
Closing Date................................................             1.2
Code........................................................       3.1(i)(i)
Common Stock................................................        Recitals
Confidentiality Agreement...................................             5.2
Disclosure Letters..........................................             3.1
Dissenting Shares...........................................          2.2(b)
Dissenting Stockholders.....................................          2.2(b)
Effective Time..............................................             1.3
Environmental Claim.........................................       3.1(n)(v)
Environmental Laws..........................................      3.1(n)(vi)
ERISA.......................................................       3.1(i)(i)
ERISA Affiliate.............................................     3.1(i)(iii)
Exchange Act................................................          3.1(e)
Governmental Entity.........................................          3.1(d)
Hazardous Materials.........................................     3.1(n)(vii)
HSR Act.....................................................          3.1(d)
Knowledge...................................................             8.3
Liens.......................................................          3.1(b)
Material Adverse Effect.....................................          3.1(a)
Merger......................................................        Recitals
Merger Consideration........................................          2.2(b)
Merger Subsidiary...........................................        Recitals
Notice......................................................          4.2(a)
ODC.........................................................          3.1(b)
ODM.........................................................          3.1(b)
Options.....................................................          2.3(c)
Payment Agent...............................................          2.3(a)
Paying Fund.................................................          2.3(a)
Person......................................................             8.3
Preferred Stock.............................................          3.1(c)
Proxy Statement.............................................          3.1(d)
Release.....................................................    3.1(n)(viii)
Restraints..................................................          6.1(c)
SEC.........................................................          3.1(d)
SEC Documents...............................................          3.1(e)
Securities Act..............................................          3.1(e)
Stock Option Plan...........................................          2.2(c)
Stockholder Approval........................................          3.1(k)
Stockholders Meeting........................................          5.1(b)
Subordinated Note...........................................             2.1
Superior Proposal...........................................          4.2(b)
Surviving Corporation.......................................             1.1
Takeover Statute............................................          3.1(l)
NSC.........................................................        Recitals
NSC Benefit Plans...........................................          3.1(h)
NSC Entity(ies).............................................          3.1(b)
NSC Subsidiary(ies).........................................          3.1(b)
Taxes.......................................................          3.1(j)
Waste Management............................................        Recitals

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 12, 1999, by and among NSC Holdings, Inc., a Delaware corporation ("Holdings"), NSC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Subsidiary"), Waste Management, Inc., a Delaware corporation ("Waste Management") and NSC Corporation, a Delaware corporation ("NSC") .

                              W I T N E S S E T H:

     WHEREAS, the parties hereto desire to cause Merger Subsidiary to merge with and into NSC on the terms and conditions herein set forth and in accordance with the Delaware General Corporation Law (the "DGCL");

     WHEREAS, the Board of Directors of NSC has determined that the merger is fair to the stockholders of NSC and is in the best interest of such stockholders, and has approved and adopted this Agreement and the transactions contemplated hereby and recommended approval and adoption of this Agreement by the stockholders of NSC;

     WHEREAS, the Boards of Directors of each of Holdings and Merger Subsidiary have determined that the merger of Merger Subsidiary with and into NSC is in the best interest of their respective stockholders, and have approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, each issued and outstanding share of common stock, par value $0.01 per share, of NSC ("Common Stock"), other than Dissenting Shares (as defined in Section 2.1(b)) and any shares of Common Stock held in the treasury of NSC, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b));

     WHEREAS, simultaneously with the execution and delivery hereof Waste Management is entering into a voting agreement for the benefit of Holdings with respect to the shares of Common Stock beneficially owned by Waste Management upon the terms and conditions specified therein; and

     WHEREAS, Holdings, NSC and Waste Management desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Subsidiary shall be merged with and into NSC at the Effective Time (as defined in Section 1.3) and the separate corporate existence of Merger Subsidiary shall thereupon cease. Following the Effective Time, NSC shall be the surviving corporation (the "Surviving Corporation").

     Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 6, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Porter & Hedges, L.L.P. in Houston, Texas or such other location as the parties hereto shall agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the

                                      A1-1
relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as NSC and Holdings shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NSC and Merger Subsidiary shall be vested in the Surviving Corporation, and all debts, liabilities and duties of NSC and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5 Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of NSC shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section 1.6 Directors and Officers of the Surviving Corporation. From and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, (a) the directors of the Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the NSC at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                     SURRENDER OF CERTIFICATES AND PAYMENT

     Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of NSC or Merger Subsidiary:

          (a) Cancellation of Treasury Stock. Each share of Common Stock held in the treasury of NSC shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Conversion of Common Stock. Each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and shares of Common Stock ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") that have properly exercised appraisal rights pursuant to Section 262 of the DGCL) shall be converted into the right to receive $1.12 in cash, without interest (the "Merger Consideration"). All such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.3.

          (c) Capital Stock of Merger Subsidiary. Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     Section 2.2 Conversion of Options. NSC shall cause all outstanding options to purchase shares of Common Stock ("Options") held by directors and executive officers of NSC issued pursuant to NSC's 1990 Stock Option Plan, as amended (the "Stock Option Plan"), and shall use its reasonable best efforts to cause all other Options issued pursuant to the Stock Option Plan as set forth in the Disclosure Letter, prior to or as of the Effective Time, to be (i) exercised, exchanged and converted into Common Stock, or (ii) surrendered and canceled without cost to NSC.

                                      A1-2

     Section 2.3 Payment and Surrender of Certificates.

     (a) Paying Agent. Prior to the Effective Time, Holdings shall appoint a United States bank or trust company reasonably acceptable to NSC to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and Holdings shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Common Stock, for payment in accordance with this Article 2, through the Paying Agent (the "Payment Fund"), in immediately available funds in amounts necessary to make the payments pursuant to Section 2.1(b) and this Section 2.3 to holders of shares of Common Stock entitled thereto pursuant to Section 2.1(b).

     (b) Payment Procedures for Stockholders. As soon as reasonably practicable after the Effective Time, the Paying Agent shall deliver to each holder of record of a certificate or certificates which at the Effective Time represented outstanding shares of Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as NSC and Holdings may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of shares of Common Stock represented by such Certificate and (ii) the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment, shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2.

     (c) Stock Transfer Books. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

     (d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration.

     (e) No Liability. None of Holdings, Merger Subsidiary, NSC, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such person pursuant to this Agreement.

                                      A1-3

     Section 2.4 Dissenters' Rights. No Dissenting Stockholder shall be entitled to any portion of the Merger Consideration pursuant to this Article 2 unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Common Stock owned by such Dissenting Stockholder. If any person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Common Stock, such shares of Common Stock shall thereupon be treated as though such Common Stock had been converted into the right to receive the Merger Consideration with respect to such Common Stock as provided in this Article 2. NSC shall give Holdings (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by NSC relating to stockholders' rights of appraisal and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demand for appraisal under the DGCL. NSC shall not, except with the prior written consent of Holdings, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     Section 2.5 Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. At the Effective Time, all rights, privileges, powers, immunities, and franchises of each of Merger Subsidiary and NSC, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, and all other chooses or things in action, and all and every other interest of or belonging to or due to either of Merger Subsidiary and NSC, shall be taken by and deemed to be transferred to and shall be vested in the Surviving Corporation without further act or deed pursuant to
Section 259 and other provisions of the DGCL.

     Section 2.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NSC or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NSC or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties of NSC. Except as disclosed in the SEC Documents (as defined in Section 3.1(e)) or as set forth in the Disclosure Letter delivered by NSC to Holdings prior to the execution of this Agreement (the "Disclosure Letter"), NSC hereby represents and warrants to Holdings as follows:

          (a) Organization, Standing and Corporate Power. NSC and each of the NSC Subsidiaries (as defined in Section 3.1(b)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the NSC Entities (as defined in Section 3.1(b)) taken as a whole (a "Material Adverse Effect"). NSC and each of the NSC Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect.

                                      A1-4

          (b) Subsidiaries. NSC has no subsidiaries, interests in any joint ventures or partnerships, or interest in any other entity other than National Surface Cleaning, Inc., National Service Cleaning Corp., Olshan Demolishing Management, Inc. ("ODM") and NSC Energy Services, Inc. (each a " NSC Subsidiary," collectively, the "NSC Subsidiaries") (Olshan Demolishing Company ("ODC"), together with NSC and the NSC Subsidiaries, the "NSC Entities"). All the outstanding shares of capital stock of, or other equity interests in, each NSC Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by NSC, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and
     (iii) for any Liens or restrictions that individually or in the aggregate would not have a Material Adverse Effect.

          (c) Capital Structure. The authorized capital stock of NSC consists of
     (i) 20,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, of NSC ("Preferred Stock"). As of the date hereof: (i) 9,971,175 shares of Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued or outstanding; and (iii) 655,250 shares of Common Stock were reserved for issuance upon the exercise of outstanding Options granted under Stock Option Plan. All of the outstanding shares of capital stock of NSC are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Schedule 3.1(c) of the Disclosure Letter and except as provided in this Agreement there are not issued, reserved for issuance or outstanding
     (A) any shares of capital stock or other voting securities of NSC, (B) any securities of NSC convertible into or exchangeable or exercisable for shares of capital stock or voting securities of NSC, (C) any warrants, calls, options or other rights to acquire from NSC, and no obligation of NSC to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of NSC or (D) any debt securities of NSC not set forth on the face of the financial statements or in the notes thereto under the caption "Long-Term Debt," or any other similar caption, included in the SEC Documents (as hereinafter defined) (the items in clauses (A), (B), (C), and (D) of this section are collectively referred to as "NSC Securities"). There are no outstanding obligations of NSC to repurchase, redeem or otherwise acquire any NSC Securities other than as contemplated by Section 6.2(f) of this Agreement. Other than the Options, there are no outstanding obligations of NSC to issue, deliver or sell, or cause to be issued, delivered or sold, any NSC Securities.

          (d) Authority; Noncontravention. NSC has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval (as defined in Section 3.1(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NSC and the consummation by NSC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NSC, subject, in the case of the Merger, to the Stockholder Approval. This Agreement has been duly executed and delivered by NSC and, assuming the due authorization, execution and delivery by Holdings and Waste Management, constitutes a legal, valid and binding obligation of NSC, enforceable against NSC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws of NSC, (ii) result in any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the NSC Entities under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the NSC Entities or their respective properties or assets or
     (iii) subject to the governmental filings and other matters referred to in the following sentence, violate any

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     judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the NSC Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by NSC in connection with the execution and delivery of this Agreement by NSC or the consummation by NSC of the transactions contemplated hereby, except for: (i) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"); (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"); and (iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a Material Adverse Effect.

          (e) SEC Reports. NSC has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC between January 1, 1996 and the date of this Agreement (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively the "SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed, or as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NSC included in the SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of NSC and its consolidated subsidiaries as of the dates thereof and the consolidated statement of earnings, cash flows and stockholders' equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

          (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since September 30, 1998, NSC and each of the NSC Subsidiaries have conducted their business only in the ordinary course or as disclosed in any SEC Document, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NSC's capital stock, (ii) any split, combination or reclassification of any of NSC's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of NSC's capital stock, (iii) (A) any granting by NSC or any NSC Subsidiary to any current or former director, executive officer or other key employee of NSC or any NSC Subsidiary of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents filed and publicly available prior to the date of this Agreement, (B) any granting by NSC or any NSC Subsidiary to any such current or former director, executive officer or key employee of any

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     increase in severance or termination pay, except in the ordinary course of business, or (C) any entry by NSC or any NSC Subsidiary into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business, or (iv) except insofar as may have been disclosed in the SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by NSC materially affecting its assets, liabilities or business.

          (g) Compliance with Applicable Laws; Litigation. As of the date of this Agreement, except as disclosed in the SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to NSC or any NSC Subsidiary or any of their respective properties is pending or, to the knowledge (as defined in Section 8.3 of NSC, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (h) Absence of Changes in Benefit Plans. Except as set forth on
     Schedule 3.1(h) of the Disclosure Letter, since September 30, 1998, there has not been any (i) adoption by NSC of any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, severance or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of NSC (collectively, the "NSC Benefit Plans") to which any of NSC's executive officers is a participant or (ii) amendment to any NSC Benefit Plan that resulted in a material increase in the benefits received or to be received thereunder by any executive officer of NSC.

          (i) ERISA Compliance.

             (i) With respect to the NSC Benefit Plans, no event has occurred and, to the knowledge of NSC, there exists no condition or set of circumstances, in connection with which NSC could be subject to any liability that individually or in the aggregate would have a Material Adverse Effect under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law.

             (ii) Each NSC Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any NSC Benefit Plan that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. NSC and all NSC Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Each NSC Benefit Plan that is intended to be qualified under
        Section 401(a) or 401(k) of the Code is so qualified and each trust established in connection with any NSC Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt. To the knowledge of NSC, no fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such NSC Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of NSC, all contributions to, and payments from, such NSC Benefit Plans which are required to be made in accordance with such NSC Benefit Plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

             (iii) Except as any of the following either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, neither NSC nor any

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        trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with NSC would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to NSC or any ERISA Affiliate of NSC of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course).

             (iv) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against NSC or any NSC Subsidiary pending or, to the knowledge of NSC, threatened which may interfere with the respective business activities of NSC or any NSC Subsidiary, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

             (v) No NSC Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which would reasonably expected to have a Material Adverse Effect.

             (vi) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
        (A) entitle any current or former employee, officer or director of NSC to severance pay, unemployment compensation or any other payment or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

             (vii) Except as set forth on Schedule 3.1(i) to the Disclosure Letter, no NSC Subsidiary is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (j) Taxes. NSC and each NSC Subsidiary has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a Material Adverse Effect. NSC and each NSC Subsidiary has paid (or NSC has paid on its behalf) all taxes (as defined below) shown as due on such returns. As used in this Agreement, "taxes" shall include all federal, state, local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental duties, charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto.

          (k) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock at the Stockholders Meeting to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of NSC's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby. The Board of Directors of NSC has duly and validly approved and taken all corporate action required to be taken by the Board of Directors of NSC for the consummation of the transactions contemplated by this Agreement.

          (l) State Takeover Statutes. The Board of Directors of NSC has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") is applicable to the Merger and the transactions contemplated by this Agreement.

          (m) Brokers. Except for BT Alex. Brown Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NSC.

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

          (n) Environmental Matters.

             (i) During the three-year period immediately preceding the date of this Agreement, neither NSC nor any NSC Subsidiary has received any written communication from a Governmental Entity alleging that NSC or any NSC Subsidiary is not in compliance with applicable Environmental Laws, other than those instances of alleged noncompliance which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

             (ii) There is no Environmental Claim pending or, to the knowledge of NSC, threatened, against NSC or any NSC Subsidiary or, to the knowledge of NSC, against any person whose liability for any Environmental Claim NSC or any NSC Subsidiary has or may have retained or assumed either contractually or by operation of law other than those Environmental Claims which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

             (iii) There are no Releases of any Hazardous Material at any property that could reasonably be expected to result in liability under any Environmental Law for NSC or any NSC Subsidiary or, to the knowledge of NSC, for any person whose liability for any Environmental Claim NSC or any NSC Subsidiary has or may have retained or assumed either contractually or by operation of law other than those liabilities which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

             (iv) As used herein, the term "Cleanup" means all actions required to (A) cleanup, remove, treat, manage or remediate Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment;
        (C) perform preremedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

             (v) As used herein, the term "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any person alleging potential liability or responsibility (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by NSC or any NSC Subsidiary or (B) circumstances forming the basis of any violation of any Environmental Law.

             (vi) As used herein, the term "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

             (vii) As used herein, the term "Hazardous Materials" means all substances defined as Hazardous Substances, Hazardous Waste, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. sec.300.5, or defined as such by, or regulated as such under, any Environmental Law, including all matters adversely affecting air, ground, ground water and/or environmental quality or safety, including, without limitation, petroleum, petroleum-derived products, underground storage tanks and asbestos.

             (viii) As used herein, the term "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

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     Section 3.2 Representations and Warranties of Waste Management. Waste
Management hereby represents and warrants to Holdings as follows:

          (a) Authority; Noncontravention. Waste Management has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Waste Management and the consummation by Waste Management of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Waste Management. This Agreement has been duly executed and delivered by Waste Management and, assuming the due authorization, execution and delivery by Holdings and NSC, constitutes a legal, valid and binding obligation of Waste Management, enforceable against Waste Management in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws of Waste Management, (ii) result in any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon the Waste Management Shares (as defined in Section 3.2(b)) under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Waste Management Shares or (iii) subject to the governmental filings and other matters referred to in the following sentence, violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Waste Management Shares, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Waste Management in connection with the execution and delivery of this Agreement by Waste Management or the consummation by Waste Management of the transactions contemplated hereby, except for (i) compliance with any applicable requirements of the HSR Act and (ii) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a Material Adverse Effect.

          (b) Ownership of Waste Management Shares. As of the date hereof, Waste Management is the beneficial owner of 5,380,670 shares of Common Stock (the "Waste Management Shares"), all of which shares are owned of record by affiliates (as defined in Section 8.3) of Waste Management as set forth in
     Schedule 3.2(b) of the Disclosure Letter. Except as set forth in this Agreement, neither Waste Management nor any of its affiliates is a party to any option, warrant, purchase right, or other contract or commitment that could require any such entity to sell, transfer or otherwise dispose of any of the Waste Management Shares.

          (c) ODC Management Claims. Except as set forth in the SEC Documents, neither Waste Management, Rust International Inc., ODC nor any of their affiliates have any claims against any NSC Subsidiary that would reasonably be expected to have a Material Adverse Effect.

     Section 3.3 Representations and Warranties of Holdings. Except as set forth in the Disclosure Letter delivered by Holdings to NSC prior to the execution of this Agreement (the "Holdings Disclosure Letter"), Holdings hereby represents and warrants to NSC and Waste Management as follows:

          (a) Organization, Standing and Corporate Power. Each of Holdings and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authority; Noncontravention. Holdings and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement

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

     and the consummation of the transactions contemplated hereby by Holdings and Merger Subsidiary have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Holdings and Merger Subsidiary and, assuming the due authorization, execution and delivery by NSC and Waste Management, constitutes a legal, valid and binding obligation of Holdings and Merger Subsidiary, enforceable against Holdings and Merger Subsidiary in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with the certificate of incorporation or by-laws of Holdings or Merger Subsidiary, (ii) result in any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Holdings or Merger Subsidiary under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Holdings, Merger Subsidiary or their respective properties or assets or
     (iii) subject to the governmental filings and other matters referred to in the following sentence, violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holdings, Merger Subsidiary or their respective properties or assets. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Holdings or Merger Subsidiary in connection with the execution and delivery of this Agreement by Holdings and Merger Subsidiary or the consummation by Holdings and Merger Subsidiary of the transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (ii) compliance with any applicable requirements of the HSR Act.

          (c) Holdings Resources. At the Effective Time, Holdings will have sufficient funds on hand or available to consummate the transactions contemplated by this Agreement and to pay all transaction related fees and expenses.

          (d) State Takeover Statutes. The Board of Directors of Holdings and Merger Subsidiary have taken all necessary action so that no Takeover Statute is applicable to the Merger and the other transactions contemplated by this Agreement.

          (e) Brokers. Except for Cobb Capital Corp., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holdings.

                                   ARTICLE 4

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business.

     (a) Conduct of Business by NSC. Except as set forth in Section 4.1(a) of the Disclosure Letter, otherwise contemplated by this Agreement or consented to by Holdings, consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, NSC shall carry on its businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, NSC shall not, and shall not permit any NSC Subsidiary to:

          (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of NSC to its parent (x) declare, set aside or pay any dividends on, or make any

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

     other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of the Common Stock upon the exercise of the Options under the Stock Option Plan;

          (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of Common Stock upon the exercise of the Options under the Stock Option Plan;

          (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents, or merge or consolidate with any person;

          (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice;

          (v) enter into any written contracts of employment;

          (vi) incur any indebtedness except under its existing revolving credit facilities or trade payables incurred in the ordinary course of business;

          (vii) enter into commitments for capital expenditures involving more than $10,000.00 in the aggregate except as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business;

          (viii) fail to maintain insurance in accordance with past practice; or

          (ix) authorize, or commit or agree to take, any of the foregoing actions;

          provided, however, that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction to which the only parties are NSC or NSC Subsidiaries.

     (b) Other Actions. Except as required by law, NSC and Holdings shall not, and, in the case of NSC, shall not permit any NSC Subsidiary to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied.

     (c) Advice of Changes. NSC and Holdings shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     Section 4.2 No Solicitation.

     (a) NSC shall not, nor shall it permit any NSC Subsidiary, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it, to directly or indirectly through another person,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined below) or
(ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if, at any time, the Board of Directors of NSC determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to NSC's stockholders under applicable law, NSC may, in response to a Superior Proposal (as defined in Section 4.2(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a) and subject to providing prior written notice of its decision to take such action to Holdings (the

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"Notice") and compliance with Section 4.2(c), following delivery of the Notice
(x) furnish information with respect to NSC and the NSC Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by NSC after consultation with its outside counsel) and
(y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of all or substantially all of the business or assets of NSC, (x) direct or indirect acquisition or purchase of 50% or more of any class of equity securities of NSC, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of NSC, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NSC, other than the transactions contemplated by this Agreement.

     (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of NSC nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Holdings, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause NSC enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of NSC determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to NSC's stockholders under applicable law, the Board of Directors of NSC may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Acquisition Agreement with respect to a Superior Proposal; provided, however, that NSC may not terminate this Agreement pursuant to this Section 4.2(b) unless and until (i) three business days have elapsed following the delivery to Holdings of a written notice of such determination by the Board of Directors of NSC and (x) NSC has delivered to Holdings the written notice required by Section 4.2(c) below, and (y) during such three business day period, NSC otherwise cooperates with Holdings with respect to an Acquisition Proposal that constitutes a Superior Proposal with the intent of enabling Holdings to engage in good faith negotiations so that the transactions contemplated hereby may be effected and (ii) at the end of such three business day period the Board of Directors of NSC continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, or all or substantially all the assets of NSC and otherwise on terms which the Board of Directors of NSC determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to NSC's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of NSC, is reasonably capable of being obtained by such third party.

     (c) In addition to the obligations of NSC set forth in paragraphs (a) and
(b) of this Section 4.2, NSC shall immediately advise Holdings orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. NSC will keep Holdings reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Acquisition Proposal.

     (d) Nothing contained in this Section 4.2 shall prohibit NSC from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to NSC's stockholders if, in the good faith judgment of the Board of Directors of NSC, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by paragraph (a) of this Section 4.2 in connection with a Superior Proposal, neither NSC nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose

                                      A1-13
publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

     Section 5.1 Preparation of Proxy Statement; Stockholders Meeting.

     (a) As soon as practicable following the date of this Agreement, NSC shall prepare and file with the SEC a proxy statement (the "Proxy Statement"). NSC will use all reasonable best efforts to cause the Proxy Statement to be mailed to NSC's stockholders as promptly as practicable after the Proxy Statement is cleared by the staff of the SEC for mailing to NSC's stockholders.

     (b) NSC shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, but subject to its rights pursuant to Section 4.2 and Section 7.1(e), NSC agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to NSC of any Acquisition Proposal.

     Section 5.2 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the agreement dated April 16, 1998, between NSC and Holdings (the "Confidentiality Agreement"), each of NSC and Holdings shall afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and all other information concerning its business, properties and personnel as such other party may reasonably request. Any review pursuant to this Section 5.2 shall be for the purposes of confirming the accuracy of any representation or warranty contained in this Agreement given by Holdings to NSC or by NSC to Holdings and facilitating transition planning. Each of NSC and Holdings will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     Section 5.3 Reasonable Best Efforts; Cooperation.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.3(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

     (b) In connection with and without limiting the foregoing, NSC and Holdings shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action

                                      A1-14
necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

     Section 5.4 Indemnification.

     (a) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of NSC or any NSC Subsidiary (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of NSC or any NSC Subsidiary or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by NSC or any NSC Subsidiary ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of expenses reasonably incurred, (ii) the Surviving Corporation and NSC will cooperate in the defense of such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Surviving Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.4(a) in connection with any such action. In addition, from and after the Effective Time, directors and officers of NSC who become directors or officers of the Surviving Corporation will be entitled to indemnification under the Surviving Corporation's certificate of incorporation and by-laws, as the same may be amended from time to time in accordance with their terms and applicable law, and to all other indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation.

     (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.4.

     (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the directors' and officers' liability tail insurance identified on Schedule 4.1 with respect to those persons who are currently covered by NSC's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on December 31, 1998. In addition, for six years after the Effective Time, the Surviving Corporation shall maintain in effect the NSC's current fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 5.4(a) with coverages and in amounts no less favorable than those of such policy in effect on the date hereof.

                                      A1-15

     (d) The provisions of this Section 5.4 are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     Section 5.5 Fees and Expenses.

     (a) Except as provided in this Section 5.4, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

     (b) In the event that (i) this Agreement is terminated by NSC pursuant to
Section 7.1(e), then NSC shall promptly, but in no event later than two days after the date of termination pursuant to this clause (i), pay Holdings a fee equal to $100,000.00 (the "Termination Fee"), payable by wire transfer of same day funds, or (ii)(x) an Acquisition Proposal shall have been made known to NSC or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal which, in any such case, has not been publicly withdrawn prior to the Stockholders Meeting, (y) thereafter, this Agreement is terminated by either NSC or Holdings pursuant to Section 7.1(b)(ii), and (z) within 12 months of such termination NSC enters into any Acquisition Agreement or consummates any Acquisition Proposal, then NSC shall pay Holdings the Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of an Acquisition Agreement or the consummation of an Acquisition Takeover Proposal. NSC acknowledges that the agreements contained in this Section 5.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Holdings would not enter into this Agreement.

     (c) In the event that this Agreement is terminated by NSC pursuant to
Section 7.1(d), then Holdings shall promptly, but in no event later than two days after the date of termination pursuant to this clause, pay NSC liquidated damages equal to $100,000 (the "NSC Termination Fee"), payable by wire transfer of same day funds.

     (d) In the event this Agreement is terminated by Holdings pursuant to
Section 7.1(c), the NSC shall promptly, but in no event later than two days after the date of termination pursuant to this clause, pay Holdings liquidated damages equal to $100,000 (the "Holdings Termination Fee"), payable by wire transfer of same day funds.

     Section 5.6 Public Announcements. Holdings and NSC will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any rules and regulations of the Nasdaq Stock Market.

     Section 5.7 Repurchase of Waste Management Shares. Immediately prior to the Effective Time Waste Management will sell to NSC and NSC will purchase from Waste Management 996,420 shares of Common Stock to NSC in exchange for a subordinated promissory note in the principal amount of $1,115,990, bearing interest at 11% per annum, in the form attached hereto as Exhibit D.

                                      A1-16

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

          (b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Holdings, NSC or any NSC Subsidiary to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been obtained in form and substance reasonably satisfactory to each of Holdings and NSC.

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, (ii) prohibiting or limiting the ownership or operation by NSC and the NSC Subsidiaries of any material portion of the business or assets of the NSC Entities taken as a whole, or compelling NSC and the NSC Subsidiaries to dispose of or hold separate any material portion of the business or assets of the NSC Entities taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or
     (iii) which otherwise is reasonably likely to have a Material Adverse Effect; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) HSR Act. Any applicable waiting period (including any extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated.

     Section 6.2 Conditions to Obligations of Holdings and Merger
Subsidiary. The obligations of Holdings and Merger Subsidiary to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of NSC and Waste Management set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect.

          (b) Performance of Obligations of NSC. NSC shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Waste Management Non-Competition Agreement. Waste Management and NSC shall have executed a non-competition agreement for a three-year term, in substantially the form of Exhibit A attached hereto.

          (d) Asset Purchase Agreement. Waste Management and NSC, or their respective affiliates, shall have executed an asset purchase agreement relating to the sale of all or substantially all of the assets of ODC, in substantially the form of Exhibit B attached hereto.

          (e) Rust Note. The promissory note in the principal amount of $4,520,000 made by NSC in favor of Rust International Inc. will be canceled and a subordinated promissory note in the principal amount of $2,400,000, bearing interest at 12 1/2% per annum, in substantially the form of Exhibit C attached hereto will be issued to Waste Management or its designee.

          (f) Repurchase of Shares. NSC shall have repurchased from Waste Management 996,420 shares of Common Stock in exchange for a subordinated promissory note in the

                                      A1-17
     principal amount of $1,115,990, bearing interest at 11% per annum, in the form attached hereto as Exhibit D.

     Section 6.3 Conditions to Obligations of NSC. The obligation of NSC to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Holdings set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect.

          (b) Performance of Obligations of Holdings. Holdings shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     Section 6.4 Frustration of Closing Conditions. Neither Holdings nor NSC may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.3.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder Approval.

     (a) by mutual written consent of Holdings and NSC.

     (b) by either Holdings or NSC:

          (i) if the Merger shall not have been consummated by June 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, or

          (iii) if any Restraint having any of the effects set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint;

     (c) by Holdings, if NSC shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to a material adverse change relating to NSC and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by NSC;

     (d) by NSC, if Holdings shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform
(A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Holdings (it being understood that Holdings' inability to finance the transactions contemplated hereby shall not be curable); or

     (e) by NSC in accordance with Section 4.2(b); provided that, in order for the termination of this Agreement pursuant to this Section 7.1(e) to be deemed effective, NSC shall have complied with all provisions of Section 4.2, including the notice provisions therein, and the applicable requirements, including the payment of the Termination Fee, of Section 5.5.

                                      A1-18

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either NSC or Holdings as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Holdings, NSC or Waste Management, other than the provisions of Section 3.1(m), Section 3.3(e), the last sentence of Section 5.2,
Section 5.5, Section 5.6, this Section 7.2 and Article 8, which provisions survive such termination.

     Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Stockholder Approval; provided, however, that after such approval, there shall not be made any amendment that by law requires further approval by the stockholders of NSC without further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1 shall, in order to be effective, require, in the case of Holdings or NSC, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law. The approval of the Board of Directors of Waste Management shall not be required for any such action referred to in this Section 7.5.

                                   ARTICLE 8

                               GENERAL PROVISIONS

     Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to NSC, to:                            NSC Corporation
                                              49 Danton Drive
                                              Methuen, Massachusetts 01844
                                              Telecopy No.: (978) 557-7380
                                              Attention: Darryl Schimeck
with copies to:                               Devine, Millimet & Branch P.A.
                                              12 Essex Street
                                              Andover, Massachusetts 01810
                                              Telecopy No.: (978) 684-5054
                                              Attention: Aaron A. Gilman, Esq.

                                      A1-19

                                              Jones, Day, Reavis & Pogue
                                              North Point
                                              901 Lakeside Avenue
                                              Cleveland, Ohio 44114
                                              Telecopy No.: (216) 579-0212
                                              Attention: Charles W. Hardin, Jr., Esq.
(b) if to Holdings or Merger Subsidiary, to:  NSC Holdings, Inc.
                                              6049 Heards Drive
                                              Atlanta, Georgia 30328
                                              Telecopy No.: (770) 541-1930
                                              Attention: Martin O'Halloran
with a copy to:                               Porter & Hedges L.L.P.
                                              700 Louisiana, 35th Floor
                                              Houston, Texas 77002
                                              Telecopy No.: (713) 228-1331
                                              Attention: John M. Ransom, Esq.
(c) if to Waste Management, to:               Waste Management, Inc.
                                              1001 Fannin Street, Suite 4000
                                              Houston, Texas 77002
                                              Telecopy No.: (713) 209-9711
                                              Attention: Gregory T. Sangalis, Esq.
with a copy to:                               Seyfarth, Shaw, Fairweather & Geraldson
                                              55 East Monroe Street, Suite 4200
                                              Chicago, Illinois 60603
                                              Telecopy No.: (312) 269-8869
                                              Attention: Thomas A. Witt, Esq.

     Section 8.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (i) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, (including its permitted successors and assigns), (ii) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers, and (iii) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                                      A1-20

     Section 8.5 Entire Agreement: No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2 and Section 5.4, are not intended to confer upon any person other than the parties any rights or remedies.

     Section 8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 8.8 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

     Section 8.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                      A1-21

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       NSC CORPORATION

                                       By: /s/ Darryl G. Schimeck
                                           --------------------------------
                                           Name: Darryl G. Schimeck
                                           Title: President and Chief Executive
                                           Officer

                                       WASTE MANAGEMENT, INC.

                                       By: /s/ Gregory T. Sangalis
                                           --------------------------------
                                           Name: Gregory T. Sangalis
                                           Title: Senior Vice President and
                                           Secretary

                                       NSC HOLDINGS, INC.

                                       By: /s/ Martin O'Halloran
                                           --------------------------------
                                           Name: Martin O'Halloran
                                           Title: Chairman

                                       NSC ACQUISITION, INC.

                                       By: /s/ Martin O'Halloran
                                           --------------------------------
                                           Name: Martin O'Halloran
                                           Title: Chairman

                                      A1-22

                                                                       EXHIBIT A

                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (this "Agreement"), dated as of ________ __, 1999, is by and between NSC Corporation, a Delaware corporation (the "Company"), and Waste Management, Inc., a Delaware corporation ("Waste Management").

                              W I T N E S S E T H:

     WHEREAS, NSC Holdings, Inc. ("Holdings"), NSC Acquisition, Inc. ("Merger Subsidiary"), Waste Management and the Company are parties to that certain Agreement and Plan of Merger, dated as of February 12, 1999 (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, that Merger Subsidiary will be merged with and into the Company (the "Merger");

     WHEREAS, Waste Management owns, through its affiliates, approximately 54% of the outstanding shares of common stock, par value $.01 per share, of the Company; and

     WHEREAS, in order to induce Holdings to enter into the Merger Agreement, and as a condition to the consummation of the Merger, Waste Management has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Waste Management and the Company hereby agree as follows.

          1. Non-Competition.

             a. Conduct. From and after the date of this Agreement and ending on the third anniversary thereof, Waste Management shall not:

             (i) enter into or engage in any business that currently competes with the Business (as defined below) within the Restricted Territory (as defined below);

             (ii) solicit customers, active prospects, business or patronage for any business wherever located that competes with the Business within the Restricted Territory or sell any services for any business, wherever located, that competes with the Business within the Restricted Territory; or

             (iii) solicit, divert, entice or otherwise take away any customers, former customers, active prospects, business, patronage or orders of the Business or attempt to do.

             b. Business. "Business" shall mean the asbestos abatement, lead paint abatement, indoor air quality or demolition and dismantling services business currently conducted by the Company, excluding waste management services, which shall include, without limitation, collection, transportation, transfer, processing, treatment, recycling and disposal, and on-site technical services, which shall include, without limitation, identification and packaging.

             c. Restricted Territory. "Restricted Territory" means the continental United States.

             d. Non-Competition -- Direct or Indirect. Waste Management will be in violation of this Section 1 if it engages in any or all of the activities set forth in this Section 1 directly on its own account, or indirectly for any other Person and whether as partner, joint venturer, agent and/or director of any Person or as an equity holder of any Person in which Waste Management owns, directly or indirectly, any of the outstanding equity interests; provided, however,that (i) the direct or indirect ownership by Waste Management of an interest constituting no more than ten percent in the aggregate of the outstanding voting capital stock in any Person which has a class of voting securities listed for trading on a national securities exchange or on an inter-dealer automated quotation system shall not be a violation of this Section 1;
        (ii) the direct or indirect ownership by Waste Management of any interest in any Person that derives less than ten percent of its annual gross revenues from any operation that competes with the Business shall not be a violation of this Section 1; and (iii) Waste Management may engage, directly or indirectly, in the business of asbestos abatement, lead paint abatement, indoor air quality or demolition and dismantling services without restriction hereunder to the extent such business is incidental to other businesses or projects from time to time conducted by Waste Management. For purposes of this Agreement, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          2. Remedies. If Waste Management breaches, or fails to comply with, the terms of Section 1 and such breach or failure causes serious and substantial damage to the Company, the Company shall be entitled to an injunction restraining Waste Management from any such breach or failure. All remedies expressly provided for in this Section 2 are cumulative of any and all other remedies now existing at law or in equity. The Company shall, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for hereunder or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by the Company or monetary damages and compensation.

          3. Severability. In the event that any provision of this Agreement shall finally be judicially determined to be invalid, ineffective or unenforceable, such determination shall apply only in the jurisdiction in which such adjudication is made and every other provision of this Agreement shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

          4. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

          5. Expenses. Each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

          6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

      (i)  If to Waste Management, to:  Waste Management, Inc.
                                        1001 Fannin
                                        Suite 4000
                                        Houston, Texas 77002
                                        Telecopy No.: (713) 209-9711
                                        Attention: Gregory T. Sangalis, Esq.
           with a copy to:              Seyfarth, Shaw, Fairweather & Geraldson
                                        55 East Monroe Street
                                        Suite 420
                                        Chicago, Illinois 60603
                                        Telecopy No.: (312) 269-8899
                                        Attention: Thomas A. Witt, Esq.

     (ii)  If to the Company, to:       NSC Corporation
                                        49 Danton Drive
                                        Methuen, Massachusetts 01844
                                        Telecopy No.: (978) 557-7380
                                        Attention: Darryl Schimeck
           with a copy to:              Porter & Hedges L.L.P.
                                        700 Louisiana, 35th Floor
                                        Houston, Texas 77002
                                        Telecopy No.: (713) 228-1331
                                        Attention: John M. Ransom, Esq.

     or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

          8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the principles of conflicts of law thereof.

          9. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          10. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                          WASTE MANAGEMENT, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                          NSC CORPORATION

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated ________ __, 1999 (this "Agreement"), is by and between Olshan Demolishing Company Inc., a Texas corporation ("ODC"), NSC Corporation, a Delaware corporation ("NSC") and Olshan Demolishing Management, Inc., a Delaware corporation and wholly owned subsidiary of NSC ("ODM").

                              W I T N E S S E T H:

     WHEREAS, Waste Management, Inc. ("Waste Management") owns, through its affiliates, all of the outstanding capital stock of ODC;

     WHEREAS, NSC, Waste Management, NSC Holdings, Inc. ("Holdings"), and NSC Acquisition, Inc. ("Merger Subsidiary") have entered into an Agreement and Plan of Merger dated as of February 12, 1999 (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, that Merger Subsidiary will be merged with and into NSC (the "Merger");

     WHEREAS, in order to induce Holdings to enter into the Merger Agreement, and as a condition to the consummation of the Merger, Waste Management has agreed to cause ODC to enter into this Agreement; and

     WHEREAS, ODC desires, and Waste Management desires to cause ODC, to sell to ODM, and ODM desires, and NSC desires to cause ODM, to purchase from ODC, all of ODC's right, title and interest in and to the Assets (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, ODC, ODM and NSC hereby agree as follows:

                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS

     1.1 Assets to be Transferred. Simultaneously with the execution and delivery hereof, ODM shall purchase from ODC, and ODC shall sell, transfer, assign, convey and deliver to ODM all right, title and interest of ODC in and to all of the assets and properties owned by ODC associated with the Business (as defined in the Operating Agreement as hereinafter defined), including, without limitation, (a) the assets identified on Schedule I attached hereto, (b) all of ODC's goodwill, if any, and (c) all of ODC's right, title and interest in and to the name "Olshan Demolishing" and any variations thereof (collectively, the "Assets").

     1.2 Purchase Price. In consideration for the Assets, simultaneously with the execution and delivery hereof, NSC shall deliver to ODC, or its designee, a Subordinated Promissory Note, in substantially the form of Exhibit A attached hereto, in the amount of $2,400,000, payable to ODC or its designee (the "Note"). The purchase price (and all other capitalizable costs) shall be allocated $230,400 to the Assets and $2,169,600 to the Note for all purposes (including financial accounting and tax purposes).

                                   ARTICLE 2

                                   DELIVERIES

     2.1 Deliveries by ODC. Simultaneously with the execution and delivery hereof, ODC shall deliver to ODM the following items:

          (a) an executed copy of the Bill of Sale, substantially in the form of Exhibit B attached hereto;

          (b) certificates of title for all motor vehicles, if any, included in the Assets;

          (c) evidence satisfactory to ODM and NSC establishing the cancellation of, and the discharge of any indebtedness under, that certain working capital loan from Rust International Inc., an affiliate of ODC and Waste Management, in the original principal amount of $4,520,000;

          (d) such documents and instruments satisfactory to ODM and NSC establishing the termination of that certain Business Operating Agreement, dated April 20, 1995 (the "Operating Agreement") among Rust Engineering & Construction Inc., ODC, ODM and NSC, which shall provide that Sections 4.4 and 9.2 of the Operating Agreement are specifically rendered void (such that all new accounts, new contracts, subcontracts and purchase agreements referenced in the Operating Agreement shall remain in the sole ownership and for the sole benefit of ODM); provided, however, that the indemnification provisions set forth in Section 10 of the Operating Agreement shall survive such termination in accordance with their terms; and

          (e) such other documents and instruments as NSC shall reasonably request to consummate the transactions contemplated hereby.

     2.2 Deliveries by NSC. Simultaneously with the execution hereof, NSC shall deliver to ODC the following items:

          (a) an executed copy of the Note as set forth in Section 1.2;

          (b) such documents and instruments satisfactory to ODC establishing the termination of the Operating Agreement as set forth above; and

          (c) such other documents and instruments as ODC shall reasonably request to consummate the transactions contemplated hereby.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF ODC

     3.1 Existence and Good Standing. ODC is a corporation duly incorporated, validly existing and in good standing under the laws of Texas.

     3.2 Due Authorization and Execution; No Conflict. ODC has all of the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by ODC. This Agreement has been duly and validly executed and delivered by ODC and constitutes the valid and legally binding obligation of ODC enforceable against ODC in accordance with its terms. The execution, delivery and performance of this Agreement does not conflict with or violate the Certificate of Incorporation or By-Laws of ODC, or any provision of any applicable law or result in the creation or imposition of any lien in favor of any third party with respect to any of the Assets.

     3.3 Consents. The execution, delivery and performance of this Agreement by ODC, and the consummation of the transactions contemplated hereby does not (i) result in a breach of, conflict with, violate or constitute a default (whether upon the giving of notice or the passage of time or both) under, any term or provision of any agreement or instrument to which ODC is a party, or by which ODC or any of its properties or assets is bound, or (ii) require the consent or approval of, or notice to, or filing with, any other person or entity, including, without limitation, any governmental authority.

     3.4 Title, Etc. Except for its interest in the name "Olshan Demolishing" as to which no representation or warranty is made, ODC has good and marketable title to all of the Assets free and clear of any and all liens, claims, charges, assessments, security interests and other encumbrances of any kind whatsoever other than liens for current taxes, assessments, fees and other charges by governmental authorities which are not due and payable as of the date of this Agreement. The Assets listed on Schedule I constitute all of the operating assets owned by ODC.

     3.5 Brokers. No person has acted directly or indirectly as a broker, finder or financial advisor for ODC in connection with the negotiations relating to the transactions contemplated by this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of ODC.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF ODM AND NSC

     4.1 Existence and Good Standing. Each of ODM and NSC is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

     4.2 Due Authorization and Execution; No Conflict. Each of ODM and NSC has all of the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action by ODM and NSC. This Agreement has been duly and validly executed and delivered by ODM and NSC and constitutes the valid and legally binding obligation of ODM and NSC enforceable against ODM and NSC in accordance with its terms. The execution, delivery and performance of this Agreement does not conflict with or violate the Certificate of Incorporation or By-Laws of ODM or NSC.

     4.3 Consents. The execution, delivery and performance of this Agreement by ODM and NSC, and the consummation of the transactions contemplated hereby does not (i) result in a breach of, conflict with, violate or constitute a default (whether upon the giving of notice or the passage of time or both) under, any term or provision of any agreement or instrument to which ODM or NSC is a party, or by which ODM or NSC is bound, or (ii) require the consent or approval of, or notice to, or filing with, any other person or entity, including, without limitation, any governmental authority.

     4.4 Brokers. No person has acted directly or indirectly as a broker, finder or financial advisor for ODM or NSC in connection with the negotiations relating to the transactions contemplated by this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of ODM or NSC.

                                   ARTICLE 5

                                INDEMNIFICATION

     5.1 Indemnification. ODM and NSC will jointly and severally indemnify and hold harmless ODC, its affiliates (including Waste Management) and all officers, directors, employees and agents of any of them (individually, an "ODC Indemnitee") from and against any and all Damages arising from any and all Claims in which ODC Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of, in connection with, or otherwise relating to, the operation of the business following the termination of the Operating Agreement, regardless of whether the ODC Indemnitee continues to be an affiliate, or an officer, director, employee or agent of ODC or its affiliates at the time any such Claims are made or Damages incurred; provided that the foregoing indemnity shall not apply to any Claims or Damages incurred due to the negligence or willful misconduct of any ODC Indemnitee. The terms "Claims" and "Damages" shall have the same meaning herein as in the Operating Agreement notwithstanding its termination.

     5.2 Conditions of Indemnification. The respective obligations and liabilities of an indemnifying party (the "Indemnifying Party") to the other (the "Indemnified Party") under Section 5.1 hereof with respect to Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of such Claim, process or other legal pleading, and the Indemnifying Party shall undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Indemnified Party may participate in the defense with counsel of its own choice and at its own expense. The failure or delinquency in providing notice pursuant to this subsection (a) shall not relieve the Indemnifying Party from any liability except and only to the extent that the Indemnifying Party is prejudiced thereby.

          (b) In the event that the Indemnifying Party fails to defend against such Claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party and at the Indemnifying Party's expense, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof upon reimbursement to the Indemnified Party of all costs and expenses incurred by the Indemnified Party in conjunction with such defense to that date.

          (c) Anything in this Section 5.2 to the contrary notwithstanding, the Indemnifying Party shall not settle any Claim without the consent of the Indemnified Party unless such settlement involves only the payment of money and the claimant provides to the Indemnified Party a release from all liability in respect of such Claim. If the settlement of the Claim involves more than the payment of money, the Indemnifying Party shall not settle the Claim without the prior consent of the Indemnified Party.

          (d) The Indemnified Party and the Indemnifying Party will each cooperate with all reasonable requests of the other.

                                   ARTICLE 6

                                 MISCELLANEOUS

     6.1 Further Assurances. ODC at the request of ODM or NSC, at or after the date hereof, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to ODM or NSC such deeds, assignments, bills of sale, consents and other instruments in addition to those required by this Agreement, in form and substance satisfactory to ODM and NSC, and take all such other actions, as ODM or NSC may reasonably deem necessary or desirable to implement any provision of this Agreement and to more effectively transfer to and vest in ODM and to put ODM in possession of, all of the Assets, free and clear of all liens.

     6.2 Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

     6.3 Expenses. Each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

     6.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     6.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

  (a) If to ODC, to:         Waste Management, Inc.
                             1001 Fannin, Suite 4000
                             Houston, Texas 77002
                             Telecopy No.: (713) 209-9711
                             Attention: Gregory T. Sangalis, Esq.
    with a copy to:          Seyfarth, Shaw, Fairweather & Geraldson
                             55 East Monroe Street
                             Suite 4200
                             Chicago, Illinois 60603
                             Telecopy No.: (312) 269-8869
                             Attention: Thomas A. Witt, Esq.
  (b) If to ODM or NSC, to:  NSC Corporation
                             49 Danton Drive
                             Methuen, Massachusetts 01844
                             Telecopy No.: (978) 557-7380
                             Attention: Darryl Schimeck
    with a copy to:          Porter & Hedges L.L.P.
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002
                             Telecopy No.: (713) 228-1331
                             Attention: John M. Ransom, Esq.

     or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the principles of conflicts of law thereof.

     6.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, or shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     6.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   OLSHAN DEMOLISHING COMPANY INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   OLSHAN DEMOLISHING MANAGEMENT, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   NSC CORPORATION

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT C

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

     ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND STANDSTILL AGREEMENT ON OR ABOUT THE DATE HEREOF AMONG FINOVA CAPITAL CORPORATION, THE PAYEE OF THIS NOTE AND THE OTHER PARTIES NAMED THEREIN (THE "FINOVA SUBORDINATION AGREEMENT")

                          SUBORDINATED PROMISSORY NOTE

     $2,400,000.00                                        Methuen, Massachusetts

                                                               ________ __, 1999

     FOR VALUE RECEIVED, the undersigned, NSC Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Waste Management, Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America, in immediately available funds at the principal business address of Payee, 1001 Fannin, Suite 4000, Houston, Texas 77002, or at such other location as the holder hereof may designate from time to time in writing, the principal amount of TWO MILLION FOUR HUNDRED THOUSAND DOLLARS AND NO CENTS ($2,400,000.00), together with interest from the date hereof, at a rate of 12 1/2% per annum (computed on the basis of a 365-day year and based upon the number of days actually elapsed), payable in arrears on the fifteenth day of each August, November, February and May commencing August 15, 1999. The principal amount hereof and any and all accrued but unpaid interest thereon shall be due and payable on December 31, 2005.

     If any amount of principal or interest payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), the then entire outstanding principal amount hereof, together with all overdue interest, shall automatically and immediately accrue interest until such default is cured, payable on demand, at a rate per annum equal to the lesser of (i) 5% per annum above the interest rate otherwise in effect, or (ii) the maximum interest rate permitted under applicable law.

     Whenever any payment hereunder shall be stated to be due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. As used herein, the term "Business Day" means any day of the year on which banks are not required or authorized to close in New York, New York.

     This Note is executed and delivered pursuant to the Agreement and Plan of Merger, dated as of February 12, 1999, by and among Borrower, Payee, NSC Holdings, Inc. and NSC Acquisition, Inc..

     Borrower shall be in default under this Note upon the occurrence of any of the following events of default ("Events of Default"):

     (a) default in the payment of the principal of or any installment of interest on this Note when due, which default continues for a period of ten (10) days after notice of such default is delivered by Payee to Borrower;

     (b) any "event of default," "default" or similar event or occurrence that results in the acceleration of indebtedness of Borrower to any other person under any note, indenture, agreement or undertaking; or

     (c) the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of Borrower or any guarantor or surety of any of the obligations of Borrower.

     Upon the occurrence of any Event of Default, and at any time thereafter as long as any such Event of Default shall be continuing, Payee may declare all liabilities and obligations of Borrower to Payee immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of Payee, and upon the occurrence of any Event of Default mentioned in clause (c) hereof, all liabilities and obligations of Borrower to Payee shall become due and payable without any action upon the part of Payee.

     Borrower shall have the right at any time and from time to time to prepay the unpaid principal amount hereof, in whole or in part, without premium or penalty. In the case of any such prepayment, Borrower shall also pay in full all accrued but unpaid interest in respect of the entire outstanding principal amount hereof and all overdue interest, if any.

     The indebtedness evidenced by this Note is subordinated to all Senior Indebtedness of Borrower as set forth in the FINOVA Subordination Agreement. Until all liabilities and obligations of Borrower to Payee are paid, such Senior Indebtedness, together with all other indebtedness of Borrower for money borrowed to which the indebtedness evidenced by this Note may be subordinated, shall not exceed $22,000,000 in the aggregate, as provided in that certain Memorandum of Understanding, dated February 12, 1999, between Payee and Borrower.

     Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     Borrower shall pay Payee, on demand, any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Borrower) taken to protect, enforce, determine or assert any right or remedy under this Note.

     This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. All references herein to "Borrower" and "Payee" shall be deemed to apply to Borrower and Payee, respectively, and to their respective successors and assigns.

     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of Delaware without giving effect to its conflict of laws principles.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officers thereunto duly authorized, as of the date first above written.

                                          NSC CORPORATION

                                          By:

                                             -----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

     ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND STANDSTILL AGREEMENT ON OR ABOUT THE DATE HEREOF AMONG FINOVA CAPITAL CORPORATION, THE PAYEE OF THIS NOTE AND THE OTHER PARTIES NAMED THEREIN (THE "FINOVA SUBORDINATION AGREEMENT")

                          SUBORDINATED PROMISSORY NOTE

     $1,115,990.00                                        Methuen, Massachusetts
                                                               ________ __, 1999

     FOR VALUE RECEIVED, the undersigned, NSC Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Waste Management, Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America, in immediately available funds at the principal business address of Payee, 1001 Fannin, Suite 4000, Houston, Texas 77002, or at such other location as the holder hereof may designate from time to time in writing, the principal amount of ONE MILLION ONE HUNDRED FIFTEEN THOUSAND NINE HUNDRED NINETY DOLLARS AND NO CENTS ($1,115,990.00 ), together with interest from the date hereof, at a rate of 11% per annum (computed on the basis of a 365-day year and based upon the number of days actually elapsed), payable in arrears on the fifteenth day of each August, November, February and May commencing August 15, 1999. The principal amount hereof and any and all accrued but unpaid interest thereon shall be due and payable on December 31, 2003.

     If any amount of principal or interest payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), the then entire outstanding principal amount hereof, together with all overdue interest, shall automatically and immediately accrue interest until such default is cured, payable on demand, at a rate per annum equal to the lesser of (i) 5% per annum above the interest rate otherwise in effect, or (ii) the maximum interest rate permitted under applicable law.

     Whenever any payment hereunder shall be stated to be due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. As used herein, the term "Business Day" means any day of the year on which banks are not required or authorized to close in New York, New York.

     This Note is executed and delivered pursuant to the Agreement and Plan of Merger, dated as of February 12, 1999, by and among Borrower, Payee, NSC Holdings, Inc. and NSC Acquisition, Inc.

     Borrower shall be in default under this Note upon the occurrence of any of the following events of default ("Events of Default"):

          (a) default in the payment of the principal of or any installment of interest on this Note when due, which default continues for a period of ten
     (10) days after notice of such default is delivered by Payee to Borrower;

          (b) any "event of default," "default" or similar event or occurrence that results in the acceleration of indebtedness of Borrower to any other person under any note, indenture, agreement or undertaking; or

          (c) the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of Borrower or any guarantor or surety of any of the obligations of Borrower.

     Upon the occurrence of any Event of Default, and at any time thereafter as long as any such Event of Default shall be continuing, Payee may declare all liabilities and obligations of Borrower to Payee immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of Payee, and upon the occurrence of any Event of Default mentioned in clause (c) hereof, all liabilities and obligations of Borrower to Payee shall become due and payable without any action upon the part of Payee.

     Borrower shall have the right at any time and from time to time to prepay the unpaid principal amount hereof, in whole or in part, without premium or penalty. In the case of any such prepayment, Borrower shall also pay in full all accrued but unpaid interest in respect of the entire outstanding principal amount hereof and all overdue interest, if any.

     The indebtedness evidenced by this Note is subordinated to all Senior Indebtedness of Borrower as set forth in the FINOVA Subordination Agreement. Until all liabilities and obligations of Borrower to Payee are paid, such Senior Indebtedness, together with all other indebtedness of Borrower for money borrowed to which the indebtedness evidenced by this Note may be subordinated, shall not exceed $22,000,000 in the aggregate, as provided in that certain Memorandum of Understanding, dated February 12, 1999, between Payee and Borrower.

     Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     Borrower shall pay Payee, on demand, any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Borrower) taken to protect, enforce, determine or assert any right or remedy under this Note.

     This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. All references herein to "Borrower" and "Payee" shall be deemed to apply to Borrower and Payee, respectively, and to their respective successors and assigns.

     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of Delaware without giving effect to its conflict of laws principles.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officers thereunto duly authorized, as of the date first above written.

                                          NSC CORPORATION

                                          By:

                                             -----------------------------------
                                              Name:
                                              Title:

                                                                       ANNEX A-2

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment No. 1"), dated as of May 10, 1999, by and among NSC Holdings, Inc., a Delaware corporation ("Holdings"), NSC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Subsidiary"), Waste Management, Inc., a Delaware corporation ("Waste Management") and NSC Corporation, a Delaware corporation ("NSC"). Unless otherwise indicated, capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement (as defined below).

                              W I T N E S S E T H:

     WHEREAS, Holdings, Merger Subsidiary, Waste Management and NSC are parties to that certain Agreement and Plan of Merger, dated as of February 12, 1999 (the "Merger Agreement"); and

     WHEREAS, Holdings, Merger Subsidiary, Waste Management and NSC desire to amend the Merger Agreement as set forth in this Amendment No. 1;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment No. 1, the parties agree as follows:

          1. Section 2.1(b) of the Merger Agreement shall be deleted in its entirety and the following substituted in place thereof:

             "(b) Conversion of Common Stock. Each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with Section 2.1(a) and shares of Common Stock ("Dissenting Shares") that are owned by stockholders ("Dissenting Stockholders") that have properly exercised appraisal rights pursuant to Section 262 of the DGCL) shall be converted into the right to receive $1.25 in cash, without interest (the "Merger Consideration"). All such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.3."

          2. Section 5.5(b) of the Merger Agreement shall be deleted in its entirety and the following substituted in place thereof:

             "(b) In the event that (i) this Agreement is terminated by NSC pursuant to Section 7.1(e), then NSC shall promptly, but in no event later than two days after the date of termination pursuant to this clause (i), pay Holdings a fee equal to the sum of (A) $100,000 and (B) all documented out-of-pocket fees and expenses incurred by Holdings' in connection with the transactions contemplated hereby (including, without limitation, fees and expenses of Holdings' legal and financial advisors) not to exceed $400,000 in the aggregate (collectively, the "Termination Fee"), payable by wire transfer of same day funds, or (ii)(x) an Acquisition Proposal shall have been made known to NSC or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal which, in any such case, has not been publicly withdrawn prior to the Stockholders Meeting, (y) thereafter, this Agreement is terminated by either NSC or Holdings pursuant to Section 7.1(b)(ii), and (z) within 12 months of such termination NSC enters into any Acquisition Agreement or consummates any Acquisition Proposal, then NSC shall pay Holdings the Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of an Acquisition Agreement or the consummation of an Acquisition Takeover Proposal. Notwithstanding the foregoing, in no event shall (1) the Termination Fee be payable by NSC more than once and
        (2) NSC have any obligation to pay Holdings the amounts contemplated by

                                      A2-1
        clause (i)(B) above unless and until Holdings shall have provided NSC with invoices or other reasonable evidence of such amounts. NSC acknowledges that the agreements contained in this Section 5.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Holdings would not enter into this Agreement."

          3. Section 5.7 of the Merger Agreement shall be deleted and the following substituted in place thereof:

             "Repurchase of Waste Management Shares. Immediately prior to the Effective Time Waste Management will sell to NSC and NSC will purchase from Waste Management 996,420 shares of Common Stock to NSC in exchange for a subordinated promissory note in the principal amount of $1,245,525, bearing interest at 11% per annum, in the form attached hereto as Exhibit D."

          4. Section 6.2(f) of the Merger Agreement shall be deleted and the following substituted in place thereof:

             "(f) Repurchase of Shares. NSC shall have repurchased from Waste Management 996,420 shares of Common Stock in exchange for a subordinated promissory note in the principal amount of $1,245,525, bearing interest at 11% per annum, in the form attached hereto as Exhibit D."

          5. Exhibit D attached to the Merger Agreement shall be deleted in its entirety and Annex A to this Amendment No. 1 substituted in place thereof.

          6. Holdings and Merger Subsidiary hereby acknowledge receipt of a revised Disclosure Letter delivered by NSC prior to the execution of this Amendment No. 1. Such revised Disclosure Letter shall be substituted in place of the Disclosure Letter delivered by NSC in connection with the execution of the Merger Agreement.

          7. All references to the Merger Agreement contained in the Voting Agreement, that certain Memorandum of Understanding, dated February 12, 1999, by and between NSC and Waste Management and any exhibits to the Merger Agreement, shall mean the Merger Agreement, as amended by this Amendment No. 1.

          8. Except as herein modified, all other provisions of the Merger Agreement shall be and remain in full force and effect.

          9. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                                      A2-2

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          NSC CORPORATION

                                          By: /s/ Darryl G. Schimeck

                                             -----------------------------------
                                              Name: Darryl G. Schimeck
                                              Title: President and Chief
                                              Executive

                                          WASTE MANAGEMENT, INC.

                                          By: /s/ Gregory T. Sangalis

                                             -----------------------------------
                                              Name: Gregory T. Sangalis
                                              Title: Senior Vice President and
                                              Secretary

                                          NSC HOLDINGS, INC.

                                          By: /s/ Martin O'Halloran

                                             -----------------------------------
                                              Name: Martin O'Halloran
                                              Title: Chairman

                                          NSC ACQUISITION, INC.

                                          By: /s/ Martin O'Halloran

                                             -----------------------------------
                                              Name: Martin O'Halloran
                                              Title: Chairman

                                      A2-3

                                                                         ANNEX A

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT, OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

     ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND STANDSTILL AGREEMENT ON OR ABOUT THE DATE HEREOF AMONG FINOVA CAPITAL CORPORATION, THE PAYEE OF THIS NOTE AND THE OTHER PARTIES NAMED THEREIN (THE "FINOVA SUBORDINATION AGREEMENT")

                          SUBORDINATED PROMISSORY NOTE

     $1,245,525.00                                        Methuen, Massachusetts
                                                               ________ __, 1999

     FOR VALUE RECEIVED, the undersigned, NSC Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Waste Management, Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America, in immediately available funds at the principal business address of Payee, 1001 Fannin, Suite 4000, Houston, Texas 77002, or at such other location as the holder hereof may designate from time to time in writing, the principal amount of ONE MILLION TWO HUNDRED FORTY FIVE THOUSAND FIVE HUNDRED TWENTY FIVE DOLLARS AND NO CENTS ($1,245,525.00), together with interest from the date hereof, at a rate of 11% per annum (computed on the basis of a 365-day year and based upon the number of days actually elapsed), payable in arrears on the fifteenth day of each August, November, February and May commencing August 15, 1999. The principal amount hereof and any and all accrued but unpaid interest thereon shall be due and payable on December 31, 2003.

     If any amount of principal or interest payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), the then entire outstanding principal amount hereof, together with all overdue interest, shall automatically and immediately accrue interest until such default is cured, payable on demand, at a rate per annum equal to the lesser of (i) 5% per annum above the interest rate otherwise in effect, or (ii) the maximum interest rate permitted under applicable law.

     Whenever any payment hereunder shall be stated to be due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. As used herein, the term "Business Day" means any day of the year on which banks are not required or authorized to close in New York, New York.

     This Note is executed and delivered pursuant to the Agreement and Plan of Merger, dated as of February 12, 1999, by and among Borrower, Payee, NSC Holdings, Inc. and NSC Acquisition, Inc.

     Borrower shall be in default under this Note upon the occurrence of any of the following events of default ("Events of Default"):

          (a) default in the payment of the principal of or any installment of interest on this Note when due, which default continues for a period of ten
     (10) days after notice of such default is delivered by Payee to Borrower;

          (b) any "event of default," "default" or similar event or occurrence that results in the acceleration of indebtedness of Borrower to any other person under any note, indenture, agreement or undertaking; or

          (c) the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of Borrower or any guarantor or surety of any of the obligations of Borrower.

     Upon the occurrence of any Event of Default, and at any time thereafter as long as any such Event of Default shall be continuing, Payee may declare all liabilities and obligations of Borrower to Payee immediately due and payable and the same shall thereupon become immediately due and payable without any further action on the part of Payee, and upon the occurrence of any Event of Default mentioned in clause (c) hereof, all liabilities and obligations of Borrower to Payee shall become due and payable without any action upon the part of Payee.

     Borrower shall have the right at any time and from time to time to prepay the unpaid principal amount hereof, in whole or in part, without premium or penalty. In the case of any such prepayment, Borrower shall also pay in full all accrued but unpaid interest in respect of the entire outstanding principal amount hereof and all overdue interest, if any.

     The indebtedness evidenced by this Note is subordinated to all Senior Indebtedness of Borrower as set forth in the FINOVA Subordination Agreement. Until all liabilities and obligations of Borrower to Payee are paid, such Senior Indebtedness, together with all other indebtedness of Borrower for money borrowed to which the indebtedness evidenced by this Note may be subordinated, shall not exceed $22,000,000 in the aggregate, as provided in that certain Memorandum of Understanding, dated February 12, 1999, between Payee and Borrower.

     Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     Borrower shall pay Payee, on demand, any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Borrower) taken to protect, enforce, determine or assert any right or remedy under this Note.

     This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. All references herein to "Borrower" and "Payee" shall be deemed to apply to Borrower and Payee, respectively, and to their respective successors and assigns.

     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of Delaware without giving effect to its conflict of laws principles.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officers thereunto duly authorized, as of the date first above written.

                                          NSC CORPORATION

                                          By:

                                             -----------------------------------
                                              Name:
                                              Title:

                                                                         ANNEX B

                                                                          [LOGO]

                                                               February 12, 1999

Board of Directors
NSC Corporation
49 Danton Drive
Methuen, MA 01844

Attention: Mr. Darryl G. Schimeck

Gentlemen:

     BT Alex. Brown Incorporated ("BT Alex. Brown") has acted as financial advisor to NSC Corporation ("Client") in connection with the proposed merger of Client and NSC Acquisition, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of NSC Holdings, Inc. ("NSC Holdings"), a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated February 12, 1999, among Client, NSC Holdings, Merger Sub, and Waste Management, Inc. ("WMI"), a Delaware corporation (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Client (the "Transaction"), as a result of which Client will become a wholly owned subsidiary of NSC Holdings. As a condition precedent to the consummation of the transaction, the Merger Agreement provides that (i) WMI shall cause its affiliates to surrender 996,420 shares of Client common stock to Client in exchange for a $1,115,990 subordinated note from Client having an interest rate of 11.00% per annum and a maturity of December 31, 2003 ("the Note"), and (ii) Olshan Demolishing Company, Inc., a Texas corporation ("ODC"), and Olshan Demolishing Management, Inc., a Delaware corporation, ("ODM") shall enter into an agreement to transfer certain assets of ODC to ODM, and to cause the $4,520,000 zero interest note held by Rust Engineering & Construction, Inc., a Delaware corporation and an affiliate of WMI, to be extinguished in exchange for a $2,400,000 subordinated note from Client having an interest rate of 12.50% per annum and a maturity of December 31, 2005. As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of the Common Stock, par value $0.01 per share, of Client issued and outstanding at the effective time of the Transaction ("Client Common Stock") not owned directly or indirectly by Client or NSC Holdings will be converted into the right to receive $1.12 cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested BT Alex. Brown's opinion, as investment bankers, as to the fairness, from a financial point of view, to Client's shareholders, excluding WMI (the "Public Shareholders") of the Consideration.

     In connection with BT Alex. Brown's role as financial advisor to Client, and in arriving at its opinion, BT Alex. Brown has reviewed certain publicly available financial and other information concerning Client and certain internal analyses and other information furnished to it by Client. BT Alex. Brown has also held discussions with members of the senior management of Client regarding Client's business and prospects. In addition, BT Alex. Brown has (i) reviewed the reported prices and trading activity for Client Common Stock, (ii) compared certain financial and stock market information for Client with similar information for certain other companies whose securities are publicly traded,
(iii) reviewed the financial terms of certain recent business combinations, (iv) reviewed the terms of the Merger Agreement and certain related documents including the Subordination and Standstill Agreement relating to the Note, and
(v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

     BT Alex. Brown has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Client, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Alex. Brown has assumed and relied upon the accuracy and completeness of all such information and BT Alex. Brown has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Client. With respect to the financial forecasts and projections made available to BT Alex. Brown and used in its analyses, BT Alex. Brown has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Client as to the matters covered thereby. In rendering its opinion, BT Alex. Brown expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. BT Alex. Brown's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

     For purposes of rendering its opinion, BT Alex. Brown has assumed that, in all respects material to its analysis, the representations and warranties of NSC Holdings, Merger Sub, WMI and Client contained in the Merger Agreement are true and correct, NSC Holdings, Merger Sub, WMI and Client will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of NSC Holdings, Merger Sub, WMI and Client to consummate the Transaction will be satisfied without any waiver thereof. BT Alex. Brown has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either NSC Holdings or Client is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on NSC Holdings or Client.

     This opinion is addressed to, and for the use and benefit of, the Board of Directors of Client and is not a recommendation to the stockholders of Client to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to the Public Shareholders of the Consideration, and BT Alex. Brown expresses no opinion as to the merits of the underlying decision by Client to engage in the Transaction.

     BT Alex. Brown (together with its affiliates, the "BT Group") is a registered broker-dealer and member of the New York Stock Exchange. BT Alex. Brown will be paid a fee for its services as financial advisor to Client in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. One or more members of the BT Group have, from time to time, provided investment banking services and other financial services to Client or its affiliates for which it has received compensation BT Alex. Brown acted as financial advisor to OHM Corporation in their acquisition by International Technology Corporation. Prior to the merger, Waste Management, Inc. beneficially owned 35% of OHM's outstanding shares of common stock. In the ordinary course of business, members of the BT Group may actively trade in the securities and other instruments and obligations of Client for their own accounts and for the accounts of their customers. Accordingly, the BT Group may at any time hold a long or short position in such securities, instruments and obligations.

     Based upon and subject to the foregoing, it is BT Alex. Brown's opinion as investment bankers that the Consideration is fair, from a financial point of view, to the Public Shareholders.

                                       Very truly yours,

                                       [signature logo]

                                       BT Alex. Brown Incorporated

                                                                         ANNEX C

                          THE GENERAL CORPORATION LAW
                                       OF
                             THE STATE OF DELAWARE

     SECTION 262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title, (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (S) 228 or
     (S) 253 of this title, each constituent corporation, either before the effective data of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair market value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX D

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Voting Agreement"), dated as of February 12, 1999, is by and between NSC Holdings, Inc., a Delaware corporation ("Holdings"), and Waste Management, Inc., a Delaware corporation ("Waste Management").

                              W I T N E S S E T H:

     WHEREAS, NSC Corporation, a Delaware corporation ("NSC"), Waste Management, Holdings and NSC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("Merger Subsidiary") are, concurrently with the execution of this Agreement, entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, that Merger Subsidiary will be merged with and into NSC in accordance with the General Corporation Law of the State of Delaware (the "Merger"), whereby each share of common stock, par value $.01 per share, of NSC (the "Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than Dissenting Shares (as defined in the Merger Agreement) and any shares of Common Stock held in the treasury of
NSC) will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

     WHEREAS, Waste Management currently owns, through its affiliates, approximately 54% of the outstanding shares of Common Stock (the "Waste Management Shares"); and

     WHEREAS, in order to induce Holdings to enter into the Merger Agreement, Waste Management has agreed to enter into this Voting Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Waste Management and Holdings hereby agree as follows.

     1. Representations and Warranties of Waste Management. Waste Management represents and warrants to Holdings as follows:

          (a) Waste Management is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Waste Management has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

          (c) The execution and delivery of this Agreement by Waste Management and the consummation by Waste Management of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Waste Management.

          (d) This Agreement has been duly executed and delivered by Waste Management and constitutes a legal, valid and binding obligation of Waste Management, enforceable against Waste Management in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity.

     Section 2. Voting of the Waste Management Shares. For so long as this Agreement is at effect, at any meeting of the stockholders of NSC called to consider and vote to approve the Merger and the Merger Agreement and the transactions contemplated thereby, Waste Management shall vote or cause to be voted all of the Waste Management Shares in favor thereof.

     Section 3. Termination. This Agreement shall terminate upon the earlier to occur of the consummation of the Merger or the termination of the Merger Agreement without the consummation of the Merger.

     Section 4. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

     Section 5. Expenses. Each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

     Section 6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

    (a) If to Waste Management, to:    Waste, Management, Inc.
                                       1001 Fannin
                                       Suite 4000
                                       Houston, Texas 77002
                                       Telecopy No.: (713) 209-9711
                                       Attention: Gregory T. Sangalis, Esq.
      with a copy to:                  Seyfarth, Shaw, Fairweather & Geraldson
                                       55 East Monroe Street
                                       Suite 4200
                                       Chicago, Illinois 60603
                                       Telecopy No.: (312) 269-8869
                                       Attention: Thomas A. Witt, Esq.
    (b) If to Holdings, to:            NSC Holdings, Inc.
                                       6049 Heards Drive
                                       Atlanta, Georgia 30328
                                       Telecopy No.: (770) 541-1930
                                       Attention: Martin O'Halloran
      with a copy to:                  Porter & Hedges L.L.P.
                                       700 Louisiana, 35th Floor
                                       Houston, Texas 77002
                                       Telecopy No.: (713) 228-1331
                                       Attention: John M. Ransom, Esq.

     or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the principles of conflicts of law thereof.

     Section 9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, or shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 10. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     Section 11. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                          WASTE MANAGEMENT, INC.

                                          By: /s/ Gregory T. Sangalis

                                             -----------------------------------
                                              Name: Gregory T. Sangalis
                                              Title: Senior Vice President and
                                              Secretary

                                          NSC HOLDINGS, INC.

                                          By: /s/ Martin O'Halloran

                                             -----------------------------------
                                              Name: Martin O'Halloran
                                              Title: Chairman

                                                                         ANNEX E

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                   FORM 10-K
(Mark One)

   [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934

   For the fiscal year ended December 31, 1998
                                       OR

   [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934

   For the transition period from ______________ to ______________

                               ------------------

                         Commission file number 018597

                               ------------------

                                NSC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                                    31-1295113
            (State of Incorporation)               (IRS Employer Identification Number)

          49 DANTON DRIVE, METHUEN, MA                            01844
    (Address of Principal Executive Offices)                    (ZIP Code)

                                 (978) 557-7300
               Registrant's telephone number, including area code

          Securities registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.01 par value
                                (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                         Yes  X                      No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. X

The aggregate market value of the common stock held by non-affiliates of the registrant on March 19, 1999 was $4,660,397.

The number of shares of common stock outstanding on March 19, 1999 was
9,971,175.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                NSC CORPORATION
                        1998 ANNUAL REPORT ON FORM 10-K

                               TABLE OF CONTENTS

                                     PART I
ITEM 1.   Business....................................................   E-1
ITEM 2.   Properties..................................................   E-8
ITEM 3.   Legal Proceedings...........................................   E-8
ITEM 4.   Submission of Matters to a Vote of Security Holders.........   E-9
Executive Officers of the Registrant..................................   E-9

                                    PART II
ITEM 5.   Market for the Registrant's Common Stock and Related
          Stockholder Matters.........................................  E-10
ITEM 6.   Selected Financial Data.....................................  E-10
ITEM 7.   Management's Discussion and Analysis of Financial Condition
          and Results of Operations...................................  E-11
ITEM 8.   Financial Statements and Supplementary Data.................  E-14
ITEM 9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosures...................................  E-31

                                    PART III
ITEM 10.  Directors and Executive Officers of the Registrant..........  E-31
ITEM 11.  Executive Compensation......................................  E-31
ITEM 12.  Security Ownership of Certain Beneficial Owners and
          Management..................................................  E-35
ITEM 13.  Certain Relationships and Related Transactions..............  E-37

                                    PART IV
ITEM 14.  Exhibits, Financial Statement Schedules and Reports on Form
          8-K.........................................................  E-37

Signatures............................................................  E-40

                                     PART I

ITEM 1. BUSINESS

  General

     NSC Corporation (the "Company") is a leading provider of asbestos-abatement and other specialty contracting services to a broad range of commercial, industrial and institutional clients located throughout the United States. The Company provides asbestos-abatement, lead paint abatement, indoor air quality and industrial services through two of its wholly-owned subsidiaries, National Surface Cleaning, Inc. ("NSCI") and National Service Cleaning Corporation ("NSCC"); asbestos-abatement and decontamination and decommissioning of government and commercial nuclear facilities through its wholly-owned subsidiary, NSC Energy Services, Inc. ("NSCESI"); and demolition and dismantling services through its wholly-owned subsidiary, Olshan Demolishing Management, Inc. ("ODMI").

     For financial information concerning the Company's two principal service segments, asbestos-abatement (which includes indoor air quality, decontamination and decommissioning and lead paint-abatement) and demolition and dismantling, see Note 13 of the Notes to the Consolidated Financial Statements included elsewhere herein.

     The predecessor of the Company was founded in 1976 and initially provided various cleaning services to commercial, industrial and residential real estate properties. From the early 1980s and until the 1995 inclusion of ODMI's activities, substantially all of the Company's revenue was derived from asbestos-abatement services. OHM Corporation ("OHM") acquired NSCI and a predecessor company to NSCC in June 1988. During 1989, NSCC was incorporated in Connecticut to provide asbestos-abatement services to clients who generally do not require the use of unionized labor. In June 1990, the Company completed an initial public offering of its common stock.

     On May 4, 1993 pursuant to a Purchase Agreement among the Company, NSC Industrial Services Corp., a wholly owned subsidiary of the Company ("Industrial"), OHM, Waste Management, Inc. ("WMI"), and The Brand Companies, Inc., an affiliate of WMI ("Brand"), the Company acquired the asbestos-abatement division of Brand (the "Division") in exchange for the issuance to an affiliate of WMI of 4,010,000 shares of the Company's common stock (the "Common Stock") and all of the common stock of Industrial.

     On April 20, 1995 the Company entered into Interim Management and Operating Agreements with Rust International Inc, an affiliate of WMI ("Rust"), under which the Company, through ODMI, assumed the management of Olshan Demolishing Company ("ODC"), a Rust subsidiary specializing in demolition and dismantling, primarily in the industrial market.

     As of December 31, 1997 and 1996, OHM and an affiliate of WMI each owned approximately forty percent of the Common Stock.

     Effective March 6, 1998, as a result of a transaction between OHM and International Technology Corporation ("IT"), OHM distributed its shares of Common Stock to its shareholders of record on February 24, 1998. As a result of this transaction, WMI is the owner of approximately fifty-four percent of the Common Stock.

     The Company has entered into an Agreement and Plan of Merger dated as of February 12, 1999 (the "Merger Agreement"), by and among NSC Holdings, Inc. ("Holdings"), NSC Acquisition, Inc. ("Merger Subsidiary"), the Company and WMI, pursuant to which Merger Subsidiary will be merged with an into the Company (the "Merger"), with the Company continuing as the surviving corporation. Neither Holdings nor Merger Subsidiary has any prior affiliation with the Company or WMI. Pursuant to the Merger Agreement, each share of Common Stock issued and outstanding at the effective time of the Merger (other than shares held by the Company and stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $1.12 per share in cash. Consummation of the Merger is subject to certain conditions, including approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. WMI has entered into a voting agreement pursuant to which it has agreed, subject to the terms set

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

forth therein, to cause its affiliates to vote their shares of Common Stock in favor of the Merger Agreement. Since these shares represent approximately 54% of the outstanding shares of Common Stock, the Merger Agreement will be approved and adopted without any action by any other stockholder of the Company so long as the voting agreement remains in effect.

     The Merger Agreement also contemplates that, immediately prior to the effective time of the Merger, WMI will cause its affiliates to exchange 996,420 shares of Common Stock (the "Exchanged Shares") for an interest bearing subordinated promissory note issued by the Company in the principal amount of $1,115,990, representing $1.12 per share times the number of Exchanged Shares. All remaining shares of Common Stock owned by WMI and its affiliates will be converted in the Merger into the right to receive $1.12 per share in cash. In addition, the Merger Agreement contemplates that, immediately prior to the effective time of the Merger, WMI will cause its affiliate, ODC, to sell certain machinery and equipment to ODMI. In consideration for such assets, all of the Company's existing non-interest bearing indebtedness (currently approximately $4.5 million) owed to an affiliate of WMI will be converted into an interest bearing subordinated promissory note issued by the Company in the principal amount of $2.4 million.

     The market for asbestos-abatement services has seen dramatic changes over the past several years. In the mid-to-late 1980s, the demand in the marketplace was extremely high, with many owners of buildings and facilities undertaking large-scale abatement projects as a risk reduction measure. This demand, coupled with low barriers to entry, provided the conditions for the development of several large, national asbestos-abatement contractors.

     Demand for asbestos-abatement services is dependent on the fluctuation of the national economy and the finite amount of asbestos remaining to be removed. There can be no assurance that such demand will remain steady. The Company, nevertheless, is positioned to maintain its share of this market through a focused sales and marketing effort. Furthermore, through diversification into the demolition, indoor air quality and decontamination and decommissioning of nuclear facilities markets, the Company is positioning to provide a full suite of specialty contracting services to the performance-sensitive customer. The market will continue to demand quality performance, and the Company will strive to meet these demands through a unified focus on safety, customer satisfaction, financial performance and personnel development.

  Asbestos-Abatement and Demolition Operations

     The Company provides asbestos-abatement and other specialty contracting services through its network of 19 offices located throughout the United States, and demolition and dismantling services through its Houston, Texas, office. NSCI is licensed to conduct asbestos-abatement services in 35 states and provides its services with unionized labor, while NSCC is licensed to perform asbestos-abatement services in 40 states and provides its services with non-unionized labor. ODMI is licensed to conduct demolition and dismantling services in 24 states, the District of Columbia and Puerto Rico. Generally, ODMI provides its services with non-unionized labor; NSCC and ODMI often utilize subcontractor and temporary labor.

     An asbestos-abatement or demolition and dismantling program is focused on meeting the needs of the facility owner or operator to properly manage the financial, regulatory and safety-related risks associated with a demolition or asbestos project. The Company's removal and demolition services require the coordination of several processes: marketing, bidding and contracting, project management, health and safety programs, and the actual asbestos removal or dismantling and demolition. The Company's management maintains administrative and operational control over all phases of a project, from estimating and bidding through project completion.

  The Bidding and Contract Process

     While some of the Company's contracts are directly entered into with its clients without a formal bidding process, the Company receives a significant portion of its asbestos-abatement and demolition and dismantling contracts through a bidding process. The majority of the Company's projects are contracted on a fixed-price basis, while the remainder is contracted either on a time and materials or a unit-price basis. The Company obtains work and performs services under contract, often on the basis of plans, specifications or requirements prepared by the client or the client's agent. Contracting opportunities are identified by telemarketing and the local sales force and are entered into following competitive bidding or direct negotiations with the customer or its agent. Generally, these contracts encompass supplying project management, labor, tools, equipment and materials. In most cases, a significant portion of the total costs incurred by the Company's asbestos-abatement operations is attributable to labor while a significant portion of the total costs of its demolition and dismantling operations is attributable to equipment rental costs. While large abatement contracts may last more than one year, the majority of the Company's projects are completed within five months.

  Project Management

     Each project is coordinated and supervised by a project manager who selects the requisite equipment, ensures contract compliance and supervises all personnel. The Company employs a computerized job cost system which allows it to track project profitability on an ongoing basis. The project manager reviews the progress of the project on a regular basis with management. The project manager continues to oversee the completion of the project, which includes any subsequent change orders. The day-to-day documentation of air testing, lead monitoring and final clean analysis is an important part of the process and is generally provided by the client's consultants.

  Health and Safety

     The Company's written safety program, which is issued to all supervisory personnel, contains specific outlines for all safety, health and regulatory requirements associated with an asbestos-abatement project. In compliance with the Environmental Protection Agency's ("EPA") Asbestos Hazard Emergency Response Act ("AHERA") Model Accreditation Plan ("MAP"), all asbestos-abatement supervisors and workers are required to attend and satisfactorily pass a written examination both initially and during annual refresher training. To meet the medical surveillance and respiratory protection requirements of the Occupational Safety and Health Administration ("OSHA") standards, all personnel entering an asbestos or lead atmosphere must first undergo an initial, and then annual, medical examination, which includes a complete medical and work history, pulmonary function testing and a chest roentgenogram. If an employee will be exposed to lead, a blood sample is taken to determine blood lead levels before exposure to that environment. Blood lead levels are then monitored periodically throughout the period the employee is working in this environment. In addition to wearing required protective clothing, respirators and other personal protective equipment, all individuals leaving a contaminated area are required to undergo stringent decontamination procedures. During the asbestos-abatement process, the Company engages in daily personal air monitoring; during the demolition and dismantling process, the Company engages in lead, heavy metal and other contaminant testing. In either process, the Company strives to comply with all regulatory and safety requirements. Comprehensive documentation is an important part of the asbestos-abatement and demolition and dismantling process. The Company maintains all required documentation.

  The Abatement Process

     The Company's workers remove asbestos in accordance with the regulations of the EPA's National Emission Standards for Hazardous Air Pollutants - Asbestos (NESHAPS), OSHA and applicable state and local regulations. Before any removal can begin, the work area must be sealed off from the interior building environment as well as from the outdoor environment. The containment of the work area requires the construction of barriers on the walls and floors made of plastic sheeting sealed at the seams. Air locks are built for entry of personnel and equipment, and a negative pressure air filtration system is required to prevent the escape of any asbestos fibers from the work area. The Company constructs a worker decontamination area which is generally comprised of a contaminated area where workers leave their contaminated clothing and equipment, an area where the workers shower after leaving the sealed-off work area, and a clean area where workers prepare for the work shift. Workers are fitted with respirators and disposable suits prior to entering the work area.

     Throughout the abatement process, air samples are taken to indicate the level of airborne fibers both inside and outside the work area to protect the workers and the building occupants. An environmental consultant, engineer or industrial hygienist tests air samples from the work area both during and upon completion of the project to monitor compliance with job specifications.

     A thorough cleaning of the work area is conducted after removal, which includes high-efficiency particulate air filter vacuuming and wet mopping of all surfaces. All barriers erected during the asbestos-abatement project are dismantled and disposed of in the same manner as asbestos waste. The Company encapsulates the area from which asbestos was removed by applying a penetrating encapsulant to seal off any possible remaining fibers.

  The Demolition and Dismantling Process

     The Company performs commercial demolition and industrial dismantling for public and private customers throughout the United States. All work is done in accordance with the specifications prepared by the owner and in accordance with all OSHA, EPA, and state and federal governmental regulations. The Company is also subject to the regulations of the Mine Safety and Health Act ("MSHA") when it conducts demolition and dismantling projects at mining locations.

     The Company performs a site specific safety survey of every project prior to beginning work. An engineering survey of the equipment, structures, or buildings to be dismantled or demolished is prepared outlining potential hazards and methods to be used to alleviate the hazards. During the course of the project, daily safety meetings are conducted to discuss that day's activities, potential problems and measures to overcome the problems. Industrial dismantling involves removing structures and equipment in manufacturing facilities. The Company's workers, utilizing specially designed equipment and attachments, carefully dismantle the structures and equipment from the top down. All materials dismantled are either recycled or disposed of in a licensed landfill. Commercial demolition involves demolishing high-rise office buildings, hospitals, apartment complexes, and other buildings. The Company's workers, utilizing specialized equipment and occasionally explosives, demolish the buildings and remove the debris off site. All materials generated from demolition activities are either recycled or disposed of in a licensed landfill.

     During dismantling and demolition operations, recyclable metals and reusable equipment are generated. Typically, the Company takes title to these materials and sells them to brokers and end users. Sales proceeds from the recyclable metals and the reusable equipment are generally part of the Company's compensation to perform the work. After equipment, structures, and buildings are removed in accordance with the owner's specification, the Company demobilizes its equipment and personnel from the area.

  Markets and Customers

     In 1998, the Company's primary markets for its asbestos-abatement, demolition and dismantling and other specialty contracting services were the states of California, Illinois, Massachusetts, Minnesota, New York, Ohio, Pennsylvania, South Carolina, Texas and the District of Columbia. The Company's headquarters is located in Methuen, Massachusetts.

     The Company believes that its primary clients, which include large industrial processing and manufacturing corporations, insurance companies, real estate development companies and owners and tenants of large commercial and governmental facilities, tend to emphasize quality and safety along with price considerations in making their decision. The Company typically contracts directly with owners, operators or tenants of properties and works closely with the environmental consultant of the client in performing removal services. No single customer accounted for more than 10% of the Company's consolidated revenue during 1998.

     Following its acquisition by OHM in June 1988, the Company began performing asbestos-abatement services for OHM, principally in connection with certain large industrial decontamination and demolition projects performed by OHM. Following the acquisition of the Division in May 1993, the Company began providing asbestos-abatement services on a subcontract basis for affiliates of WMI in connection with certain large industrial decontamination and demolition projects performed by the WMI affiliates. The Company provides such services on a competitive basis. Revenue for these services to the WMI affiliates amounted to approximately $22,000 in 1998.

     The Company divides the market for asbestos-abatement and demolition and dismantling services into the following categories: (1) commercial/large residential buildings; (2) industrial facilities; and (3) institutional, which includes schools, government buildings, airports, hospitals and other buildings not described by another category. The following table summarizes the Company's gross revenues by category for the periods indicated:

                                            YEARS ENDED DECEMBER 31,
                              ----------------------------------------------------
                                   1998              1997               1996
                              --------------    ---------------    ---------------
                                       (IN THOUSANDS, EXCEPT PERCENTAGES)
Commercial..................  $46,755     47%   $ 55,408     48%   $ 56,299     44%
Industrial..................   28,130     28      43,835     38      53,929     42
Institutional...............   24,826     25      16,712     14      18,815     14
                              --------------    ---------------    ---------------
                              $99,711    100%   $115,955    100%   $129,043    100%
                              ==============    ===============    ===============

     The Company markets its services directly to companies that are in need of asbestos-abatement and demolition and dismantling services, to general contractors who oversee large renovation projects and to asbestos-abatement consulting firms from which the Company receives asbestos project referrals because of its reputation and experience.

  Seasonality

     The Company's business is subject to variations in revenue and net income for interim periods and from year to year, and increased revenue may not always result in a corresponding increase in net income. These conditions are due to a number of characteristics shared by the Company to varying degrees with most other members of the industry, including the following: 1) its businesses are seasonal (typically less activity during the winter months) and are affected by the scheduling of work at commercial properties, fiscal funding of projects by government entities, outages at utilities and shutdowns at other industrial facilities; 2) its performance on a given project is often dependent on the performance of other contractors, who are working on the same job, over which the Company has no control; and 3) costs ultimately incurred by the Company on a job may be materially affected by such factors as technical problems, labor shortages and disputes, time extensions, weather, delays caused by external sources and fluctuations in the prices of materials. Revenue and operating results of asbestos-abatement activities may also be affected by the timing of large contracts, especially if all or a substantial part of the performance of such contracts occurs within one or two quarters. The revenue and operating results of the demolition and dismantling activities may be affected by fluctuations in the price of scrap metals. Accordingly, quarterly results or other interim results should not be considered indicative of results to be expected for any other quarter or for the full fiscal year.

  Competition

     The market for the Company's services is highly competitive. The Company's ability to compete as a provider of asbestos-abatement and demolition and dismantling services depends upon pricing its services competitively, having the ability to respond promptly and with adequate amounts of resources, having a reputation for quality and safety, being able to obtain appropriate bonding and insurance, and hiring, training and retaining qualified personnel, particularly in the areas of estimating and project management. While the Company is a significant participant in the asbestos-abatement and demolition and dismantling services market, it continues to experience competition from national, regional and local firms, some of which have substantial resources and experience.

  Insurance and Bonding

     The Company has established an insurance program that has been tailored to meet the mutual risk management needs of its clients and the Company. The primary package includes commercial general liability, automobile liability and workers' compensation policies. This plan is written with an A. M. Best Rated A+ XV carrier. The Company has an umbrella policy, which extends coverage to $51,000,000 per occurrence and $52,000,000 in the general aggregate. Effective November 1, 1998 the Company's liability per occurrence under the general liability policy is $100,000, under the automobile liability policy is $100,000 and under the workers' compensation policy is $250,000.

     Public asbestos-abatement, demolition and dismantling projects require that the Company post surety bonds as guarantees of performance of the Company's contractual obligations. Under the federal Miller Act, bonds are required to protect the interests of the general public, as public funding is utilized in project financing. Additionally, surety bonds also guarantee that the Company will pay all of its bills, including suppliers and subcontractors who are working on projects for the Company. Similarly, many private projects also require surety bonds to serve as protection and provide guarantees for private owners.

     The Company has existing surety relationships with The Insurance Company of the State of Pennsylvania (American International Group) and United Pacific Insurance Group (Reliance Insurance Group).

  Employees

     As of March 15, 1999, the Company had approximately 990 employees, of which approximately 95 are employed as managers or executives, approximately 10 provide technical or engineering services, approximately 70 are employed in sales, clerical and data processing activities and approximately 815 are employed in other capacities, principally hourly labor. During 1998, the number of hourly-rate employees ranged from 900 to 1,300. As of March 15, 1999, various unions represented approximately 470 of the Company's employees under numerous collective bargaining agreements. The Company is a party to a number of collective bargaining agreements with several unions, which represent employees based upon geographic area or the nature of work performed by such employees. Such collective bargaining agreements expire at various times. The Company considers its relations with its employees to be satisfactory and has not experienced any work stoppages or slowdowns.

  Patents and Service Marks

     The Company currently does not own any patents or service marks.

  Government Regulation

     The federal government through the EPA, OSHA and the Department of Transportation ("DOT") regulates the asbestos-abatement and demolition and dismantling processes. Additionally, the demolition and dismantling process is regulated by MSHA when conducted at mining locations. EPA's NESHAPS regulations establish standards for the control of asbestos fiber and airborne lead emissions into the environment during removal and demolition projects. EPA's AHERA mandates that public schools inspect for levels of asbestos contamination and prepare a specific management plan for appropriate remedial action if asbestos is found. OSHA regulations establish maximum airborne asbestos fiber, airborne lead and heavy metal exposure levels applicable to asbestos and demolition employees and set standards for employee protection during the demolition, removal or encapsulation of asbestos, as well as storage, transportation and final disposition of asbestos and demolition debris.

     EPA regulations under the Clean Air Act's NESHAPS include requirements for wetting of the asbestos-containing material, using exhaust ventilation and filtration systems meeting certain specifications, and following procedures for transporting and disposing of asbestos-containing material. Prior to commencing most removal projects, contractors are required to provide the EPA with written notification containing certain information, including the address of the project, the anticipated starting and completion dates, methods to be used to comply with the emission standards, the amount of asbestos-containing material involved in the project and the location of the EPA-approved disposal site.

     The Toxic Substances Control Act ("TSCA"), as amended by AHERA, and the regulations promulgated pursuant thereto, require inspection of schools for asbestos and public notice of the inspection results, which often leads to demands for abatement. In addition, TSCA imposes asbestos exposure standards for state and local government employees. The EPA has also adopted regulations under AHERA which require schools to use accredited inspectors to inspect school buildings for asbestos-containing materials. If asbestos-containing materials are found and are damaged, the school must develop an asbestos management plan, which outlines its management practices for the materials. Response actions may include encapsulation, enclosure, repair or removal of the asbestos-containing materials by an accredited contractor. The AHERA regulations impose affirmative obligations on the accredited contractor who performs the work on school building projects. These obligations include proper worker, employee and occupant protections. In addition, AHERA incorporated the NESHAPS standards for packaging, transportation and disposal of asbestos waste. If the asbestos-containing material is not damaged, continued inspection and monitoring by the school is required.

     OSHA regulations establish maximum airborne asbestos, airborne lead and heavy metal exposure levels in the workplace for employees, including asbestos-abatement and demolition and dismantling workers. Such regulations require workplace air monitoring to ensure compliance with maximum exposure levels and prescribe engineering controls and workplace practices intended to reduce airborne asbestos, lead and heavy metal exposure in the workplace. Included in the workplace practice provisions is the required use of appropriate respirators, protective clothing and decontamination units for the asbestos-abatement and demolition and dismantling worker exposed to certain levels of asbestos or lead and heavy metals.

     DOT regulations cover the management of the transportation of asbestos and demolition debris and establish certain certification, labeling and packaging requirements. In addition, under the Comprehensive Environmental Response Compensation and Liability Act, also known as the Superfund Act, companies which arrange for the transportation and disposal of asbestos waste materials may be exposed to liability relating to the disposal of such material at sites which are or may be designated as national priority list sites.

     Each of the states in which the Company currently operates has adopted laws and regulations governing the conduct of asbestos-abatement contractors. Such laws and regulations generally require: 1) training and licensing of asbestos-abatement contractors and their workers, 2) notice before the commencement of any asbestos-abatement project, and 3) standards of performance for the asbestos removal process. In addition, some states authorize municipalities to adopt more stringent standards.

     The Company believes that additional state and local authorities may adopt similar laws and regulations and that existing laws and regulations may become more restrictive. The regulations concerning asbestos-abatement are primarily promulgated on the state and local level. Although subject to change, OSHA has adopted final regulations as law. Many of the regulations are complex and frequently amended and, therefore, the Company is unable to predict what, if any, impact such regulations will have on its results of operations or financial condition. As a result of the extensive regulation, the Company and its subsidiaries are, have been and may in the future be, subject to audits and investigations by federal, state and local governmental agencies. Because of the changing regulatory environment, there can be no assurance that violations by the Company of federal, state or local laws and regulations applicable to asbestos removal will not occur in the future or that changes in such laws and regulations would not have an adverse effect on the Company's business. Failure to comply with regulations could result in the imposition of civil and criminal penalties, any of which could have a material adverse effect upon the Company's business.

  Licensing Requirements

     Most states in which the Company operates require that the Company obtain licenses to provide asbestos-abatement services, deleading services and demolition/dismantling services. These licenses are generally subject to annual renewal. The Company has been able to obtain the renewal of its licenses without unusual difficulty or delay, and the Company believes that it is in compliance with all current state licensing requirements in states where the Company intends to conduct business. Furthermore, the Company is in compliance in those states that have adopted regulations requiring state-specific training, testing and licensing of employees engaging in asbestos-abatement, deleading or demolition/dismantling activities.

  Backlog

     The majority of the Company's asbestos-abatement and demolition and dismantling services are contracted on a fixed-price basis, while the remainder is contracted either on a time and materials or a unit-price basis. The unearned services portion of the Company's asbestos-abatement and demolition and dismantling services contracts and unfilled orders was approximately $35,696,000, $33,902,000 and $38,875,000 at December 31, 1998, 1997 and 1996
respectively. Up to $1,875,000 of the Company's backlog at December 31, 1998 may not be earned during 1999. The remaining amount of the Company's backlog at December 31, 1998 is expected to be completed in the current calendar year.

ITEM 2. PROPERTIES

     The Company currently leases property to support its operations. These facilities provide space for sales and marketing functions and operations management and support. The Company believes that its existing facilities are adequate to meet current requirements and that suitable additional or substitute space will be available as needed to accommodate any expansion of operations and for additional offices. The following table summarizes the Company's properties:

LOCATION                                    PRINCIPAL USE         SQUARE FOOTAGE
--------                               -----------------------    --------------
Lombard, IL..........................  Offices and Warehousing        30,000
Houston, TX..........................  Offices and Warehousing        24,240
Aston, PA............................  Offices and Warehousing        16,800
Oakland, CA..........................  Offices and Warehousing        11,100
San Antonio, FL......................  Offices and Warehousing        10,800
Methuen, MA..........................  Offices and Warehousing        10,000
Arden Hills, MN......................  Offices and Warehousing         9,654
Methuen, MA..........................  Corporate Headquarters          9,500
Denver, CO...........................  Offices and Warehousing         5,724
Orange, CA...........................  Offices and Warehousing         5,530
Salisbury, NC........................  Offices                         5,400
Winfield, WV.........................  Offices and Warehousing         5,000
Cincinnati, OH.......................  Offices and Warehousing         4,000
Salem, NH............................  Offices and Warehousing         3,850
Wausau, WI...........................  Offices and Warehousing         2,400
Baton Rouge, LA......................  Offices and Warehousing         1,250
Massena, NY..........................  Offices                             *
Orange, TX...........................  Offices                             *
Dallas, TX...........................  Offices                             *

---------------

     * These facilities consist of less than 1,000 square feet.

     The Company's aggregate rental payments for leased office and warehouse space approximated $900,000 in 1998.

ITEM 3. LEGAL PROCEEDINGS

     On or about September 4, 1998 the Company became aware of certain issues relating to state licensing for its employees at an asbestos abatement project in South Carolina. The Company has brought the matter to the attention of the South Carolina Department of Health and Environmental

Control. The Company is cooperating with such agency. No civil or criminal charges have been filed against the Company in this matter.

     In addition to the above matter, the Company is subject to certain legal proceedings, including those relating to regulatory compliance, in the ordinary course of business. Management believes that such proceedings are either adequately covered by insurance or if uninsured, will not, in the aggregate, have a material adverse effect upon the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     Not applicable.

EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of the Company as of March 19, 1999 are listed below:

Darryl G. Schimeck     38     Chairman, President and Chief Executive Officer
Efstathios A.          37     Vice President of Finance, Corporate Controller,
  Kouninis                    Treasurer and Secretary

     Darryl G. Schimeck has been Chairman, President and Chief Executive Officer since May 4, 1998, President and Chief Operating Officer since December 5, 1996, President of NSCI since July 10, 1995, and Vice President, Sales and Marketing, since February 1995. Prior to joining the Company, Mr. Schimeck served as Senior Vice President of Growth Environmental Services, Inc. from August 1994 through January 1995. Prior to that, Mr. Schimeck was President of Rust Scaffold Rental and Erection, Inc. from July 1993 through July 1994.

     Efstathios A. Kouninis has been Vice President of Finance, Corporate Controller, Treasurer and Secretary since December 11, 1997, Corporate Controller, Treasurer and Secretary since August 7, 1997, Corporate Controller since February 1996, and Director of Tax and Internal Audit since September 1994. Prior to joining the Company, Mr. Kouninis served in accounting positions of increasing responsibility for Wheelabrator Technologies Inc. since November 1991.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     The Common Stock is admitted for trading on the National Association of Securities Dealers Automatic Quotation System, National Market System ("NASDAQ"). As of March 24, 1999 there were approximately 538 holders of record of the Common Stock. The Company did not pay a dividend in 1998. During December 1997, the Company declared and paid a cash dividend of $0.15 per share of Common Stock. Pursuant to the Company's revolving credit facility, as amended, the Company must comply with certain financial covenants for the declaration and payment of any cash dividends. Under the Merger Agreement, the Company is not permitted to declare or pay any dividends on the Common Stock so long as the Merger Agreement remains in effect. The Common Stock does not have any preemptive rights.

     NASDAQ has advised the Company that the Common Stock does not qualify for continued listing for trading on the NASDAQ. The Company has been in discussions with representatives of NASDAQ in an effort to postpone action by NASDAQ in respect of this situation pending completion of the Merger. On March 12, 1999 the continued listing of the Common Stock was considered in a written hearing by a panel of representatives of NASDAQ. As of March 26, 1999 the Company has not been informed of the hearing panel's decision. If the Company's efforts are unsuccessful, it is likely that the marketability of the Common Stock would be materially and adversely affected.

     The table below sets forth, for the calendar quarters indicated, the reported high and low closing sales prices of the Common Stock as reported by NASDAQ based on published financial sources:

                                                       1998                1997
                                                  --------------      --------------
                 QUARTER ENDED                    HIGH      LOW       HIGH      LOW
                 -------------                    -----    -----      -----    -----
December 31.....................................  $1.00    $0.97      $2.88    $1.75
September 30....................................   1.19     1.06       3.00     1.94
June 30.........................................   1.97     1.84       2.50     1.50
March 31........................................   2.19     1.75       3.22     2.38

ITEM 6. SELECTED FINANCIAL DATA

     (a) The Consolidated Five year Summary of Results of Operations for each of the last five years ended December 31 is set forth below:

                                               YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------
                                 1998        1997        1996        1995        1994
                                -------    --------    --------    --------    --------
                                         (IN THOUSANDS, EXCEPT PER-SHARE DATA)
Revenue.......................  $99,711    $115,955    $129,043    $124,529    $132,218
Gross profit..................   15,878      11,027      22,589      19,447      21,716
Write-down of assets held for
  sale........................     (158)      2,843         830          --          --
Operating income (loss).......      650      (7,762)      3,531       1,859       5,101
  Net income (loss)...........  $   446    $ (4,994)   $  1,861    $    715    $  2,566
Basic and diluted earnings per
  share(1)....................  $  0.04    $  (0.50)   $   0.19    $   0.07    $   0.26
Weighted average number of
  common shares outstanding...    9,971       9,971       9,971       9,971       9,971
Cash dividends declared per
  common share(2).............  $    --    $   0.15    $   0.15    $   0.15    $   0.15

     (b) The consolidated five year summary of financial position as of December 31, is set forth below:

                                                   DECEMBER 31,
                                ---------------------------------------------------
                                 1998       1997       1996       1995       1994
                                -------    -------    -------    -------    -------
                                                  (IN THOUSANDS)
Total assets..................  $72,200    $74,489    $85,560    $87,161    $88,287
Goodwill, net of accumulated
  amortization................   34,075     35,175     36,275     36,872     37,938
Assets held for sale..........      313      1,653        475         --         --
Non current liabilities,
  including current portion of
  long-term obligations.......    6,811      5,253      7,610      7,421     10,588

---------------

(1) In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share amounts for 1998, 1997, 1996, 1995 and 1994 have been computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the respective periods. Diluted earnings per share, after applying the treasury stock method, equals basic earnings per share and, accordingly, have not been separately presented.

(2) In December 1997, 1996, 1995 and 1994, the Company declared and paid a cash dividend of $0.15 per common share.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     In accordance with the Private Securities Litigation Reform Act of 1995, the Company notes that statements that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operation. Factors which could cause actual results to differ materially include the following (among others): regulatory changes, technological advances, labor shortages and disputes, technical problems, time extensions and/or delays in projects caused by external sources, weather conditions, the condition of the U.S economy, and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this report.

RESULTS OF OPERATIONS

                                 1998 VS. 1997

     REVENUE. The Company's consolidated revenue for the year ended December 31, 1998 decreased 14% to $99,711,000 from $115,955,000 for the same period in 1997.
This decrease was due to a $12,020,000 decrease in asbestos-abatement related revenue and a $4,224,000 decrease in demolition related revenue. The decrease in revenue was due to competitive pricing pressures in the bidding process resulting in the Company's decreased success in securing new work. The 1998 results are not indicative of results to be expected for any upcoming year.

     GROSS PROFIT. Gross profit increased to $15,878,000 in 1998 from $11,027,000 for the same period in 1997. The increase in gross profit in 1998 is due to recognition, in 1997, of losses on certain projects, the write down adjustment of scrap process equipment and increased provision for general liability loss related to the unfavorable resolution of one significant claim. Gross profit as a percentage of revenue increased to 16% in 1998 from 10% in 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative ("SG&A") expenses for the year ended December 31, 1998 decreased $1,109,000 or 7% to

$14,624,000 from $15,733,000 for the same period in 1997. The decrease in SG&A expenses was the result of a decrease in salaries, legal expenses and other outside services, partially offset by increases in provision for bad debt. SG&A expenses as a percentage of revenue for 1998 increased to 15% from 14% in 1997 due to lower revenue activity.

     WRITE DOWN OF ASSETS HELD FOR SALE. In 1998, the Company sold its Methuen, Massachusetts, headquarters property for $158,000 more than its adjusted carrying value. As discussed below, the Company recorded a write down on this asset in 1997.

     OTHER OPERATING INCOME (EXPENSES). ODMI manages the business of ODC, an affiliate of WMI, and is required to share with the WMI affiliate any operating profits or losses. For 1998, the amount due from the WMI affiliate was $338,000 compared to $887,000 due from the WMI affiliate for the same period in 1997.

     EQUITY INCOME OF UNCONSOLIDATED JOINT VENTURE. In 1998, the Company recognized $75,000 as its share of the net income of a joint venture formed during the year to pursue re-industrialization and decontamination and decommissioning opportunities in the Department of Energy market.

     OTHER INCOME. Other Income was $206,000 in 1998 compared to $189,000 in 1997. This difference is mainly due to increased gains on sales of assets offset by increased interest expense on assets under capital leases.

     NET INCOME (LOSS). Net income was $446,000 in 1998 compared to a net loss of $4,994,000 in 1997. The change is attributable to increased gross profit, lower SG&A expenses, a sale of real property at an amount higher than its carrying value and the write down adjustment, in 1997, of the carrying value of real property and scrap process equipment as discussed elsewhere herein. Net income (loss) as a percentage of revenue was 0.5% compared to (4%) in 1997.

                                 1997 VS. 1996

     REVENUE. The Company's consolidated revenue for the year ended December 31, 1997 decreased 10% to $115,955,000 from $129,043,000 for the same period in 1996. This decrease was due to a $6,878,000 decrease in asbestos-abatement related revenue and a $6,210,000 decrease in demolition related revenue. The decrease in revenue was due to competitive pricing pressures in the bidding process resulting in the Company's decreased success in securing new work. The 1997 results are not indicative of results to be expected for any upcoming year.

     GROSS PROFIT. Gross profit decreased to $11,027,000 in 1997 from $22,589,000 for the same period in 1996. The decrease in the gross profit was the result of lower revenue, losses on certain projects, the write down adjustment of scrap process equipment and an increased provision for general liability loss related to the unfavorable resolution of one significant claim. Gross profit as a percentage of revenue decreased to 10% in 1997 from 18% in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses for the year ended December 31, 1997 decreased $698,000 or 4% to $15,733,000 from $16,431,000 for the same period in 1996. The decrease in SG&A costs was the result of a decrease in salaries and legal expenses, partially offset by increases in the bad debt reserves and consulting services associated with new software implementation. SG&A expenses as a percentage of revenue for 1997 increased to 14% from 13% in 1996 due to lower revenue.

     WRITE DOWN OF ASSETS HELD FOR SALE. The Company wrote-down to market the value of certain real property and equipment that no longer fit its strategic plans. A certified independent appraiser was engaged to determine the market value of the real property. The write-down of the properties and equipment amounted to $2,843,000 and $830,000 in 1997 and 1996, respectively.

     OTHER OPERATING INCOME (EXPENSES). For 1997, the amount due from the WMI affiliate as a consequence of ODC was $887,000, compared to $700,000 due to the WMI affiliate for the same period in 1996.

     OTHER INCOME. Other Income was $189,000 in 1997 compared to $195,000 in 1996. This difference is mainly due to the elimination of interest expense associated with the Company's long-term debt, which was repaid in full on March 21, 1996, partially offset by losses on sales of certain assets.

     NET (LOSS) INCOME. Net income decreased to net loss of ($4,994,000) from net income of $1,861,000 in 1996. The decrease in net income is attributable to lower revenue, losses on certain projects, the write down adjustment of scrap process equipment and the recognition of non-recurring charges. These charges amounted to $3,204,000 after tax and were related to the designation for sale of certain real estate, the sale of idle equipment and an increase in the reserves for self-insurance claims and taxes. Net (loss) income as a percentage of revenue was (4%) compared to 1.4% in 1996.

LIQUIDITY AND CAPITAL RESOURCES

     Working capital at December 31, 1998 was $20,395,000 compared to $16,826,000 at December 31, 1997. The current ratio was 2.5/1 compared to 1.9/1 at December 31, 1997. Cash used in operating activities was $5,402,000 compared to cash provided by operating activities of $7,155,000 for 1997. The increase in cash used in operations is primarily due to timing issues in the billing and collection process and accelerated vendor payments.

     During 1998, cash of $1,553,000 was used for purchases of property and equipment. Pursuant to the Olshan Business Operating Agreement, dated April 20, 1995, the Company has received to date a $4,520,000 interest-free working capital loan. The loan is payable according to the provisions contained in that agreement.

     The Company believes that its cash flows from operations and funds available under the existing senior revolving credit facilities (see Note 6 of the notes to the consolidated financial statements included elsewhere herein), as amended on March 23, 1999, will be sufficient through the date of the consummation of the proposed Merger to finance its working capital needs and planned capital expenditures. In the event that the Merger is not consummated, the Company will endeavor to obtain financing for its capital expenditure needs and may, among its alternatives, seek a new debt facility. WMI will assist the Company in this regard by guaranteeing some or all of the Company's outstanding debt obligations.

     As discussed further in Note 11, the nature and scope of the Company's business bring it into regular contact with the general public and a variety of businesses and government agencies. Such activities inherently subject the Company to the hazards of litigation, which are defended in the normal course of business. While the outcome of all claims is not clearly determinable at the present time, management has recorded an estimate of any losses it expects to incur in connection with the resolution of the claims, including but not exclusively workers' compensation and general liability claims, at December 31, 1998 of $5,013,000 and at December 31, 1997 of $6,403,000.

YEAR 2000

     In 1996, the Company began upgrading its financial and decision support systems to, in part, comply with Year 2000 requirements. This process is now complete and the Company believes that such systems are Year 2000 compliant. In addition to $820,000 of capital costs for new hardware and software incurred project-to-date, consulting and training expenses of $264,000, $223,000 and $135,000 were incurred with respect to system upgrades, including Year 2000 compliance, in 1998, 1997 and 1996, respectively. The Company believes that these expenditures will adequately address any Year 2000 issues associated with the Company's operations. The Company has been in contact with its bank and several of its more significant customers and vendors to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remedy their own Year 2000 issues. There is no guarantee that the systems of other companies on which the Company's systems rely will be converted. Even assuming that such conversions do not occur, the Company does not believe that any such third party system failures will have a material adverse effect on the Company given the nature of the Company's business, which is not computer dependent in any material aspect.

MARKET RISK FACTORS

     The Company's exposure to interest changes is limited to its revolving credit facility which bears interest at a variable rate based on the Eurodollar rate. At December 31, 1998, the Company had no outstanding borrowings under the revolving credit facility; however, the Company's borrowing capacity was reduced by letters of credit outstanding as of March 23, 1999 in the amount of $4,725,000. The Company has no plans for future borrowings under the facility but may use the facility if cash flow circumstances warrant. The Company's working capital loan from an affiliate is non-interest bearing and its capital leases have fixed payment terms. The Company does not enter into derivative or interest rate transactions. Based on the above, the Company believes that changes in interest rates would not have a significant effect on net income or cash flow.

     Except for the working capital loan described above, the fair values of the Company's financial instruments approximate their respective carrying amounts. The Company estimates the fair value of the working capital loan to be $2,815,000, compared to a carrying value of $4,520,000, based on a discounted cash flow analysis using the Company's incremental borrowing rate.

INFLATION

     Historically, inflation has not had a significant impact upon the Company or its cost of operations.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The consolidated financial statements and supplementary consolidated quarterly financial data of the Company and its subsidiaries for the years ended December 31, 1998, 1997 and 1996 are set forth on pages 19 through 22.

                                NSC CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1998       1997
                                                              -------    -------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 3,634    $ 8,781
  Accounts receivable, net..................................   22,146     20,590
  Costs and estimated earnings on contracts in process in
     excess of billings.....................................    4,270      1,969
  Inventories...............................................    1,058      1,157
  Prepaid expenses and other current assets.................    2,425      1,565
  Deferred income taxes.....................................      758        844
                                                              -------    -------
                                                               34,291     34,906
Property and equipment, net.................................    3,296      2,755
Other noncurrent assets:
  Assets held for sale......................................      313      1,653
  Investment in unconsolidated joint venture................      225         --
  Goodwill, net of accumulated amortization of $9,084 and
     $7,984 in 1998 and 1997, respectively..................   34,075     35,175
                                                              -------    -------
                                                               34,613     36,828
                                                              -------    -------
Total assets................................................  $72,200    $74,489
                                                              =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 2,471    $ 4,942
  Billings in excess of costs and estimated earnings on
     contracts in process...................................    4,369      3,274
  Accrued compensation and related costs....................    2,141      1,760
  Federal, state and local taxes............................     (776)       273
  Other accrued liabilities.................................      569      1,428
  Reserve for self insurance claims and other
     contingencies..........................................    5,013      6,403
  Current portion of long-term obligations..................      109         --
                                                              -------    -------
                                                               13,896     18,080
Noncurrent liabilities:
  Long-term obligations.....................................      288         --
  Payable to affiliate......................................    4,520      4,520
  Deferred income taxes.....................................    1,894        733
Stockholders' equity:
  Preferred stock $.01 par value, 10,000,000 shares
     authorized, none issued and outstanding................       --         --
  Common stock $.01 par value, 20,000,000 shares authorized,
     9,971,175 shares issued and outstanding in both 1998
     and 1997...............................................      100        100
  Additional paid-in capital................................   56,079     56,079
  Accumulated deficit.......................................   (4,577)    (5,023)
                                                              -------    -------
                                                               51,602     51,156
                                                              -------    -------
Total liabilities and stockholders' equity..................  $72,200    $74,489
                                                              =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                NSC CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                       YEARS ENDED DECEMBER 31,
                                                    -------------------------------
                                                     1998        1997        1996
                                                    -------    --------    --------
Revenue...........................................  $99,711    $115,955    $129,043
Cost of services..................................   83,833     104,928     106,454
                                                    -------    --------    --------
  Gross profit....................................   15,878      11,027      22,589
Selling, general and administrative expenses......  (14,624)    (15,733)    (16,431)
Write down of assets held for sale................      158      (2,843)       (830)
Other operating income (expense)..................      338         887        (700)
Goodwill amortization.............................   (1,100)     (1,100)     (1,097)
                                                    -------    --------    --------
  Operating income (loss).........................      650      (7,762)      3,531
                                                    -------    --------    --------
Equity in income of unconsolidated joint
  venture.........................................       75          --          --
Other:
  Interest expense................................      (51)        (23)       (112)
  Other income....................................      257         212         307
                                                    -------    --------    --------
                                                        206         189         195
                                                    -------    --------    --------
  Income (loss) before income taxes...............      931      (7,573)      3,726
Income tax expense (benefit)......................      485      (2,579)      1,865
                                                    -------    --------    --------
  Net income (loss)...............................  $   446    $ (4,994)   $  1,861
                                                    =======    ========    ========
Basic and diluted earnings per share..............  $  0.04    $  (0.50)   $   0.19
                                                    =======    ========    ========
Weighted-average number of common shares
  outstanding.....................................    9,971       9,971       9,971
                                                    =======    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                NSC CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                 COMMON STOCK
                              -------------------    ADDITIONAL                    TOTAL
                              NUMBER OF               PAID-IN      RETAINED    STOCKHOLDERS'
                               SHARES      AMOUNT     CAPITAL      EARNINGS       EQUITY
                              ---------    ------    ----------    --------    -------------
Balance at January 1,
  1996......................    9,971       $100      $56,079      $ 1,102        $57,281
                                -----       ----      -------      -------        -------
Net income..................       --         --           --        1,861          1,861
Cash dividend declared
  ($0.15 per share).........       --         --           --       (1,496)        (1,496)
                                -----       ----      -------      -------        -------
Balance at December 31,
  1996......................    9,971       $100      $56,079      $ 1,467        $57,646
                                -----       ----      -------      -------        -------
Net loss....................       --         --           --       (4,994)        (4,994)
Cash dividend declared
  ($0.15 per share).........       --         --           --       (1,496)        (1,496)
                                -----       ----      -------      -------        -------
Balance at December 31,
  1997......................    9,971       $100      $56,079      $(5,023)       $51,156
                                -----       ----      -------      -------        -------
Net income..................       --         --           --          446            446
                                -----       ----      -------      -------        -------
Balance at December 31,
  1998......................    9,971       $100      $56,079      $(4,577)       $51,602
                                =====       ====      =======      =======        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                NSC CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                         YEARS ENDED DECEMBER 31,
                                                       ----------------------------
                                                        1998      1997       1996
                                                       ------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................  $  446    $(4,994)   $ 1,861
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation....................................     958      1,284      1,716
     Goodwill amortization...........................   1,100      1,100      1,097
     Deferred income taxes...........................   1,247     (2,866)      (996)
     (Gain) loss on disposition of property and
       equipment.....................................      (9)       145        194
     (Gain) loss on impairment of assets held for
       sale..........................................    (158)     2,843        830
     Equity in income of unconsolidated joint
       venture.......................................     (75)        --         --
  Changes in assets and liabilities, net of effects
     of acquired business:
  Accounts receivable, net...........................  (1,556)     6,269        266
  Costs and estimated earnings on contracts in
     process in excess of billings...................  (2,301)     5,770        155
  Other current assets...............................    (761)      (172)       235
  Accounts payable...................................  (2,471)     1,494        385
  Billings in excess of costs and estimated earnings
     on contracts in process.........................   1,095     (1,963)     1,305
  Other current liabilities..........................  (2,917)    (1,755)      (296)
                                                       ------    -------    -------
     Net cash (used in) provided by operating
       activities....................................  (5,402)     7,155      6,752
                                                       ------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment................  (1,156)      (929)    (2,024)
  Proceeds from sale of property and equipment.......   1,561         76        268
  Investment in joint venture........................    (150)        --       (718)
                                                       ------    -------    -------
     Net cash provided by (used in) investing
       activities....................................     255       (853)    (2,474)
                                                       ------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term obligations..................      --         --     (5,850)
  Proceeds of loan from affiliate....................      --         --      2,949
  Cash dividend paid.................................      --     (1,496)    (1,496)
                                                       ------    -------    -------
     Net cash used in financing activities...........      --     (1,496)    (4,397)
                                                       ------    -------    -------
     Net (decrease) increase in cash and cash
       equivalents...................................  (5,147)     4,806       (119)
  Cash and cash equivalents at beginning of
     periods.........................................   8,781      3,975      4,094
                                                       ------    -------    -------
  Cash and cash equivalents at end of periods........  $3,634    $ 8,781    $ 3,975
                                                       ======    =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                NSC CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BASIS OF PRESENTATION. The accompanying consolidated financial statements include the accounts of NSC Corporation (the "Company") and its wholly-owned subsidiaries, National Surface Cleaning, Inc. ("NSCI"), National Service Cleaning Corp. ("NSCC"), NSC Energy Services, Inc. ("NSCESI"), NSC Specialty Coatings, Inc. ("NSCSCI") and Olshan Demolishing Management, Inc. ("ODMI") -- see Note 9 -- "Transactions with Affiliates". All intercompany transactions have been eliminated in consolidation. The Company is a Delaware corporation and was a seventy percent-owned subsidiary of OHM Corporation ("OHM") through May 3, 1993. On May 4, 1993, pursuant to a Purchase Agreement among the Company, NSC Industrial Services Corp., a wholly owned subsidiary of the Company ("Industrial"), OHM, WMI and Brand Companies, Inc. an affiliate of WMI ("Brand"), the Company acquired the asbestos-abatement division of Brand (the "Division") in exchange for 4,010,000 shares of the Company's Common Stock and all of the common stock of Industrial.

     On April 20, 1995 the Company entered into an Interim Management and Operating Agreement with Rust International Inc., an affiliate of WMI ("Rust"),"under" which the Company, through ODMI, assumed the management of Olshan Demolishing Company ("ODC"), a Rust subsidiary specializing in demolition and dismantling, primarily in the industrial market. As of December 31, 1997 and 1996, OHM and the WMI affiliate each owned approximately forty percent of the Company's common stock. Effective March 6, 1998, as a result of a transaction between OHM and International Technology Corporation ("IT"), OHM distributed its shares of the Company's common stock to its shareholders of record on February 24, 1998. As a result of this transaction, WMI is the owner of approximately fifty-four percent of the Company's common stock.

     The Company has entered into an Agreement and Plan of Merger dated as of February 12, 1999, by and among NSC Holdings, Inc. ("Holdings"), NSC Acquisition, Inc. ("Merger Subsidiary"), the Company and WMI pursuant to which Merger Subsidiary will be merged with and into the Company, with the Company continuing as the surviving corporation. Neither Holdings nor Merger Subsidiary has any prior affiliation with the Company or WMI. Pursuant to the Merger Agreement, each share of Common Stock issued and outstanding at the effective time of the Merger (other than shares held by the Company and stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $1.12 per share in cash. Consummation of the Merger is subject to certain conditions, including approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     The Merger Agreement also contemplates that, immediately prior to the effective time of the Merger, WMI will cause its affiliates to exchange 996,420 shares of the Company's common stock (the "Exchanged Shares") for an interest bearing subordinated promissory note issued by the Company in the principal amount of $1,115,990, representing $1.12 per share times the number of Exchanged Shares. All remaining shares of Common Stock owned by WMI and its affiliates will be converted in the Merger into the right to receive $1.12 per share in cash. In addition, the Merger Agreement contemplates that, immediately prior to the effective time of the Merger, WMI will cause ODC to sell certain machinery and equipment to ODMI. In consideration for such assets, all of the Company's existing non-interest bearing indebtedness (currently approximately $4.5 million) owed to an affiliate of WMI, will be converted into an interest bearing subordinated promissory note issued by the Company in the principal amount of $2.4 million.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may or may not be material.

     REVENUE AND COST RECOGNITION. The Company derives its revenues primarily from providing asbestos-abatement, demolition and dismantling and other specialty contracting services under fixed-price, time and materials and unit price contracts. In addition, certain revenue is derived from the sale of scrap metals and processing equipment removed from demolition sites. The Company recognizes revenues and related income from its fixed- and unit-price contracts in process using the percentage-of-completion method of accounting. The Company determines the percentage-of-completion of its contracts by comparing costs incurred to date to total estimated costs. Revenues from time and material-type contracts are recorded based on costs incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenues are recognized for amounts under pending claims when management believes it is probable the claim will result in additional contract revenues and the amount can be reliably estimated. Contract costs include all direct labor, material, per diem, subcontract and other direct and indirect costs related to the contract performance. Selling, general and administrative expenses are charged to expense as incurred. The asset "costs and estimated earnings on contracts in process in excess of billings" represents revenues recognized in excess of amounts billed. The liability "billings on contracts in process in excess of costs and estimated earnings" represents billings in excess of revenues recognized.

     DIRECT SUBCONTRACT COSTS. The Company incurs a substantial amount of direct subcontract costs, which are passed through to its clients. These costs result from the use of subcontractors on projects for labor, transportation and disposal of asbestos materials, analytical and restoration services, and other removal-related services. The direct subcontract costs were $21,952,000, $30,319,000, and $25,240,000 for 1998, 1997 and 1996, respectively, and are included in Costs of Services in the Consolidated Statement of Operations for each year.

     INVENTORIES. Inventories consist primarily of operating supplies and are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives (3 to 30 years) of the respective assets using the straight-line method.

     GOODWILL. Goodwill is amortized, generally on a straight-line basis, over a 40-year life and is reviewed on an ongoing basis by the Company's management based on several factors, including the Company's projection of undiscounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would adjust the carrying value of goodwill to its estimated fair value.

     LONG LIVED ASSETS. The adoption by the Company in 1996 of SFAS No. 121, "Accounting for the Impairment of Long Lived Assets to be Disposed Of" did not materially affect the Company's consolidated financial statements. In the event that facts and circumstances indicate that any of the Company's long-lived assets may be impaired, an evaluation of recoverability would be performed. If after such evaluation it is determined that an asset is impaired, the carrying value of the asset would be reduced to fair value. SFAS No. 121 requires that assets held for sale or disposal are carried at the lower of carrying amount or fair value less costs to sell, and prohibits depreciation from being recorded during the periods in which the asset is being held for sale or disposal.

     INCOME TAXES. The Company provides for income taxes based upon earnings reported for financial statement purposes. Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax base of assets and liabilities.

     STOCK COMPENSATION. Effective January 1, 1996 the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No.123 requires the recognition of, or disclosure of, compensation expense for grants of stock options or other equity instruments issued to employees based on the fair value at the date of grant. As permitted by SFAS No. 123, the Company elected the disclosure requirements instead of recognition of compensation expense and therefore will continue to apply existing accounting rules.

     CASH EQUIVALENTS AND CASH FLOW INFORMATION. The Company considers all highly liquid investments having a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates fair market value. Cash paid for income taxes was $223,000, $1,211,000, and $2,007,000 for 1998, 1997, and 1996, respectively. No interest was paid, under the credit facility, in 1998 and 1997; $112,000 was paid in 1996.

     EARNINGS PER SHARE. In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share." SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share amounts for 1998, 1997 and 1996 have been computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the respective periods. Diluted earnings per share, after applying the treasury stock method, approximates basic earnings per share and, accordingly, have not been separately presented.

     NEW ACCOUNTING PRONOUNCEMENTS. The Financial Accounting Standards Board has issued Financial Accounting Standards Board Statement No. 130 "Reporting Comprehensive Income" ("FAS 130") and Statement No. 131 "Disclosure about Segments of an Enterprise and Related Information" ("FAS 131") in 1997 and Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") in 1998. FAS 130 and FAS 131 were adopted for the Company's 1998 financial statements. FAS 130 and FAS 131 had no impact on the Company's financial condition or results of operations. FAS 133 must be adopted for the Company's year 2000 financial statements. The Company anticipates that FAS 133 will have no impact on the Company's reported financial condition or results of operations.

     RECLASSIFICATIONS. Certain reclassifications have been made to prior year financial statements to conform to the current year presentation.

NOTE 2 -- ACCOUNTS RECEIVABLE

     Accounts receivable are summarized as follows:

                                                            DECEMBER 31,
                                                         ------------------
                                                          1998       1997
                                                         -------    -------
                                                           (IN THOUSANDS)
Accounts billed and due currently......................  $19,586    $18,066
Retained...............................................    3,054      3,235
                                                          22,640     21,301
Allowance for uncollectible accounts...................     (494)      (711)
                                                         -------    -------
                                                         $22,146    $20,590
                                                         =======    =======

     The retained receivables at December 31, 1998 are expected to be collected within one year.

NOTE 3 -- COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROCESS

     The consolidated balance sheets include the following amounts:

                                                           DECEMBER 31,
                                                        -------------------
                                                         1998        1997
                                                        -------    --------
                                                          (IN THOUSANDS)
Costs incurred on contracts in process................  $83,833    $104,928
Estimated earnings....................................   16,039      13,603
                                                        -------    --------
                                                         99,872     118,531
  Less billing to date................................   99,971     119,836
                                                        -------    --------
                                                        $   (99)   $ (1,305)
                                                        =======    ========
Costs and estimated earnings on contracts in process
  in excess of billings...............................  $ 4,270    $  1,969
Billings on contracts in process in excess of costs
  and estimated earnings..............................   (4,369)     (3,274)
                                                        -------    --------
                                                        $   (99)   $ (1,305)
                                                        =======    ========

     Costs and estimated earnings on contracts in process in excess of billings included $1,264,000 at December 31, 1998 attributable to contracts which have not been yet finalized or to change orders in the process of being negotiated and are net of reserves for contract revenue adjustments of $32,000 and $363,000 at December 31, 1998 and 1997, respectively. The Company recognizes revenue from its fixed and unit price contracts in process using the percentage of completion method of accounting, which requires the use of estimates. Such estimates are subject to changes throughout the duration of the contract, as a result of factors such as technical problems, disputes, weather, delays caused by external sources and fluctuations in the prices of materials and scrap metals.

NOTE 4 -- PROPERTIES AND EQUIPMENT

     Properties and equipment were as follows:

                                                             DECEMBER 31,
                                                           ----------------
                                                            1998      1997
                                                           ------    ------
                                                            (IN THOUSANDS)
Land.....................................................  $   --    $   --
Buildings and improvements...............................     300       355
Machinery and equipment..................................    8302     6,527
Projects in progress.....................................      21       641
                                                           ------    ------
                                                            8,623     7,523
          Accumulated depreciation.......................   (5327)   (4,768)
                                                           ------    ------
          Properties and equipment, net..................  $3,296    $2,755
                                                           ======    ======

     In 1997, the Company wrote-down to market the carrying value of its Methuen, MA, headquarter property, which no longer fits in its strategic plans. In 1998, the Company sold this property realizing $158,000 more than its adjusted carrying value. In 1996, properties in Hammond, IN, and Windsor, CT, were written down to market. The write-down of properties held for sale amounted to $2,712,000 and $830,000 in 1997 and 1996, respectively. The Windsor, CT, property was sold in 1997. Also, in 1997, the Company wrote down equipment and recognized a loss of $131,000. Expenditures of $444,000 and $306,000 were incurred towards the implementation of new software technology in 1998 and 1997, respectively.

     Machinery and equipment at December 31, 1998 includes assets with an aggregate carrying value of $506,773 (net of accumulated amortization of $59,754) recorded under capital leases.

Amortization of assets recorded under capital leases is included in depreciation expense. Future minimum lease payments for assets under capital leases at December 31, 1998 are as follows:

                                                                (IN THOUSANDS)
1999........................................................         $139
2000........................................................          139
2001........................................................          125
2002........................................................           50
2003........................................................            6
                                                                     ----
          Total.............................................         $459
Amounts representing interest...............................           62
                                                                     ----
Present value of minimum lease payments.....................         $397
                                                                     ====

NOTE 5 -- INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows:

                                                            DECEMBER 31,
                                                          -----------------
                                                           1998       1997
                                                          -------    ------
                                                           (IN THOUSANDS)
Deferred tax assets:
  Accrued liabilities...................................  $ 2,180    $2,847
  Allowance for uncollectible accounts..................      198       285
  Assets held for sale..................................      320     1,281
  Book over tax depreciation............................      192       185
                                                          -------    ------
          Total deferred tax assets.....................    2,890     4,598
Deferred tax liabilities:
  Goodwill..............................................    3,667     3,861
Contract revenue recognition............................       --        --
  Prepaid expenses and other assets.....................      359       626
                                                          -------    ------
          Total deferred tax liabilities................    4,026     4,487
                                                          -------    ------
  Net deferred tax (liabilities) assets.................  $(1,136)   $  111
                                                          =======    ======

     Significant components of the provision for income tax expenses (benefit) are as follows:

                                                  YEARS ENDED DECEMBER 31,
                                                 --------------------------
                                                 1998      1997       1996
                                                 -----    -------    ------
                                                       (IN THOUSANDS)
Current:
  Federal......................................  $(927)   $   (45)   $2,269
  State........................................    165        332       367
                                                 -----    -------    ------
          Total current taxes..................   (762)       287     2,636
                                                 -----    -------    ------
Deferred:
  Federal......................................    966     (2,221)     (825)
  State........................................    281       (645)       54
                                                 -----    -------    ------
          Total deferred tax provision
            (benefit)..........................  1,247     (2,866)     (771)
                                                 -----    -------    ------
          Total income tax provision
            (benefit)..........................  $ 485    $(2,579)   $1,865
                                                 =====    =======    ======

     The reasons for differences between income taxes attributable to continuing operations and the amount computed by applying the federal statutory tax rate (34% is the statutory tax rate for companies that have less than $10 million of taxable income) to income from continuing operations before income taxes are:

                                                  YEARS ENDED DECEMBER 31,
                                                      LIABILITY METHOD
                                                  ------------------------
                                                  1998      1997     1996
                                                  -----    ------    -----
                                                       (IN THOUSANDS)
Federal statutory rate..........................  $34.0%   $(34.0)%  $34.0%
Add (deduct):
  State income taxes, net of federal tax
     benefit....................................   11.7      (2.7)     7.4
  Goodwill amortization.........................   19.0       2.3      4.8
  IRS audit contingency.........................  (14.9)       --       --
  Other.........................................    2.3       0.3      3.9
                                                  -----    ------    -----
                                                  $52.1%   $(34.1)%  $50.1%
                                                  =====    ======    =====

NOTE 6 - CREDIT FACILITY

     On March 23, 1999, the Company amended its May 4, 1993 revolving credit facility reducing its available line from $25,000,000 to $6,000,000 and extending its expiration from April 30 to June 30, 1999. The amended revolving credit facility contains debt service coverage, leverage and interest covenants and allows for payment of dividends subject to certain conditions. Amounts outstanding under the facility bear interest of 150 to 225 basis points above the Eurodollar rate (the 90 day Eurodollar rate at December 31, 1998 was 5.13%) and are secured by substantially all of the Company's assets. There were no borrowings outstanding under this facility as of December 31, 1998 and December 31, 1997. As of March 23, 1999, the Company had outstanding $4,725,000 in letters of credit.

NOTE 7 -- CAPITAL STOCK

     The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock, $0.01 par value, without any further vote or action by the stockholders. As of December 31, 1998 no preferred stock has been issued.

     Pursuant to an agreement among the Company, an affiliate of WMI and OHM dated May 4, 1993, the WMI affiliate has the right to demand registration of all or a portion of its shares of the Common Stock of the Company. This agreement is subject to certain conditions and limitations, including limitations as to the frequency of exercise and the WMI affiliate's right to participate in other registrations of the Company.

NOTE 8 -- STOCK OPTION PLAN

     The Company has a stock option plan (the "1990 Plan") which provides for the granting of options to acquire up to 860,000 shares of the Company's common stock. The options are issuable to directors, officers and key employees at an exercise price not less than the fair market value of the Company's common stock on the date of grant. The stock options granted under the 1990 Plan are exercisable in either cumulative ratable annual installments over a four-year period or altogether three years after the date of grant, and expire ten years thereafter. Shares available for grants of additional stock options, under the 1990 Plan, were 201,750, 48,750, and 151,250 for the years ended December 31, 1998, 1997, and 1996 respectively.

     The following tables summarize information about the Company stock options.

                                                                      1990 PLAN
                                                           -------------------------------
                                                            NUMBER        OPTION PRICE
                                                              OF            RANGE PER
                                                           OPTIONS            SHARE
                                                           --------    -------------------
Outstanding at January 1, 1996...........................    47,250    $4.00     -   $8.50
  Granted................................................   690,000     2.00     -    2.06
  Canceled...............................................  (184,500)    2.00     -    8.50
Outstanding at December 31, 1996.........................   552,750     2.00     -    6.00
  Granted................................................   102,500     2.00     -    2.63
Outstanding at December 31, 1997.........................   655,250     2.00     -    6.00
  Canceled...............................................  (153,000)    2.00     -    6.00
Outstanding at December 31, 1998.........................   502,250     2.00     -    6.00

                        NUMBER OF SHARES     NUMBER OF SHARES
OPTION                   OUTSTANDING AT       EXERCISABLE AT         REMAINING          OPTION
GRANT DATE              DECEMBER 31, 1998    DECEMBER 31, 1998    CONTRACTUAL LIFE    PRICE RANGE
      ----------        -----------------    -----------------    ----------------    -----------
March 1991............         2,000               2,000             2.0 years           $6.00
May 1991..............        10,000              10,000             2.2 years           $6.00
November 1991.........           250                 250             2.5 years           $4.00
May 1993..............        10,000              10,000             4.2 years           $4.50
February 1996.........        57,500              32,500             6.1 years           $2.00
December 1996.........       320,000              35,000             6.8 years           $2.06
February 1997.........        17,500               4,375             7.1 years           $2.63
August 1997...........        30,000               7,500             7.6 years           $2.00
November 1997.........        55,000              13,750             7.8 years           $2.38

     Effective January 1, 1996 the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires the recognition of, or disclosure of, compensation expenses for grants of stock options or other equity instruments issued to employees based on the fair value at the date of grant. Although SFAS No. 123 requires the presentation of pro forma information to reflect the fair value method of accounting for employee stock option grants, such information has not been presented because the pro forma effects are not material. The initial impact on pro forma net income may not be representative of compensation expense in future periods when the effect of amortization of multiple awards would be reflected in the pro forma calculation. The fair value of these options was estimated at the date of the grant using the "Black-Scholes" method prescribed by SFAS No. 123. The following weighted-average assumptions were used to determine the fair value: market price of the Company's common stock of $1.00, a risk-free rate of 5% and 6%, an expected dividend yield of 6% and a weighted-average expected life of the option of 5 years.

NOTE 9 -- TRANSACTIONS WITH AFFILIATES

     In April 1995, the Company entered into an Interim Management Agreement and Operating Agreement (the "Agreement") with an affiliate of WMI under which the Company, through ODMI, assumed the management of ODC, an affiliate of WMI specializing in demolition and dismantling, primarily in the industrial market. The term of the Operating Agreement extends through April 2005, although the occurrence of certain conditions or events could trigger early termination. Pursuant to the provisions of the Operating Agreement, an affiliate of WMI provided the Company with a non-interest bearing working capital loan, payable upon termination of the Operating Agreement, with a possible maximum of $4,520,000 by transferring to the Company current assets of $3,062,000 and current liabilities of $1,491,000. In 1996, the WMI affiliate paid an additional $2,949,000 to the Company, raising the outstanding balance of the working capital loan to $4,520,000. The results of operations of ODMI are consolidated with the Company's results of operations. ODMI is required to share with the WMI affiliate any operating profits or operating losses in exchange for the right to operate ODC. For the year ended December 31, 1998, the amount due from the WMI affiliate was $338,000, compared to $887,000 for the same period in 1997. In 1996, $700,000 was due to the WMI affiliate.

     The Company has, from time to time, provided asbestos-abatement and related services to OHM and its affiliates on a subcontract basis. Revenues recognized from these affiliates for such services were $237,000 and $40,000 for 1997, and 1996, respectively. Also, in 1996 OHM provided removal and cleaning services of waste material to the Company on a subcontract basis. The cost for such services was $121,000.

     In addition, the Company has, from time to time, provided asbestos-abatement and related services to WMI and certain of its affiliates on a subcontract basis. Revenues recognized for such services were $22,000, $7,000, and $84,000 for the years ended December 31, 1998, 1997, and 1996, respectively. Also, WMI and certain of its affiliates provided scaffolding, disposal, demolition and other related services to the Company on a subcontract basis. The cost for such services was $770,000 and $1,503,000 for the years ended December 31, 1997 and 1996, respectively. A WMI affiliate rented demolition equipment to the Company for which it was charged $302,000, $418,000 and $527,000 for the years ended December 31, 1998, 1997, and 1996, respectively.

NOTE 10 -- EMPLOYEE BENEFIT PLANS

     Effective October 1, 1992, the Company adopted the NSC Corporation Retirement Savings Plan (the "Plan"). The Plan allows employees with one year and 1,000 hours of service, from their date of hire, to make contributions, up to a certain limit, to a trust on a tax-deferred basis under section 401(k) of the Internal Revenue Code. The Company may, at its discretion, make profit-sharing contributions to the Plan out of its profits for the plan years. The Company made matching contributions of $81,000, $97,000 and $105,000 for 1998, 1997, and 1996, respectively.

     The Company's subsidiary, NSCI, has certain union employees, which are covered by union-sponsored, collectively-bargained, multi-employer retirement plans. Contributions to the plans were $1,113,000, $1,983,000, and $1,828,000 for 1998, 1997, and 1996, respectively.

NOTE 11 -- LITIGATION, COMMITMENTS AND CONTINGENCIES

     The nature and scope of the Company's business bring it into regular contact with the general public and a variety of businesses and government agencies. Such activities inherently subject the Company to the hazards of litigation, which are defended in the normal course of business.

     The Company effectively self-insures its auto, commercial general liability and workers' compensation risks up to $150,000, $100,000 and $250,000 per occurrence, respectively. For claims that may exceed the self-insured amounts, the Company has obtained commercial/excess umbrella and excess workers' compensation stop loss coverage on a fully-insured basis. Factors affecting the ultimate resolution of these claims against the Company, particularly those claims related to personal injuries, are to some degree outside the control of the Company and include, among other items, determination of the extent of an injury or disability, the amount of ongoing medical expenses that are necessary to treat the injury or disability, and the uncertainty associated with damages that may be awarded in the event of a jury trial.

     In connection with the claims described in the preceding paragraphs, the Company has an accrual balance of $5,013,000 and $6,403,000 at December 31, 1998 and 1997, respectively, which represents its estimate of loss associated with the resolution of these claims. However, the ultimate outcome of these claims cannot presently be determined.

     The Company occupies office and warehouse space and utilizes equipment in various locations under operating leases, the last of which expires in 2003. Rental expense under operating leases for properties and equipment amounted to $1,039,000, $952,000, and $956,000 for 1998, 1997 and 1996, respectively. The lease agreements generally contain renewal provisions and escalation clauses. Future minimum lease payments under non-cancelable operating leases as of December 31, 1998 are: 1999, $855,000; 2000, $643,000; 2001, $294,000; 2002,
$165,000; and 2003 $39,000.

NOTE 12 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates their fair value.

     Accounts receivable and accounts payable: The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate their fair value.

     Long-term debt: The fair value of the Company's long-term debt is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     The carrying amounts and fair values of the Company's financial instruments at December 31, 1998, and 1997, respectively are as follows:

                                                   1998                    1997
                                            -------------------    --------------------
                                            CARRYING     FAIR      CARRYING      FAIR
                                             AMOUNT      VALUE      AMOUNT      VALUE
                                            --------    -------    --------    --------
                                                          (IN THOUSANDS)
Cash and cash equivalents.................  $ 3,634     $ 3,634    $ 8,781     $  8,781
Accounts receivable.......................   22,146      22,146     20,590       20,590
Accounts payable..........................   (2,471)     (2,471)    (4,942)      (4,942)
Long-term debt............................   (4,520)     (2,815)    (4,520)      (2,631)

NOTE 13 -- INDUSTRY SEGMENT DATA

     The Company operates in two principal industries -- asbestos-abatement services and demolition and dismantling services. The Company's asbestos-abatement divisions provide asbestos and lead removal, insulation, restoration and indoor air quality primarily to private sector clients at commercial and industrial properties, while the Company's demolition and dismantling division provides industrial dismantling and commercial demolition for public and private sector customers. Intersegment sales are generally priced on a basis comparable to sales to unaffiliated companies.

                                              FOR THE YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                               1998        1997         1996
                                             --------    ---------    ---------
                                                       (IN THOUSANDS)
Revenue Asbestos-Abatement.................  $87,514     $ 98,801     $105,381
  Intersegment - Demolition and
     Dismantling...........................    1,210        1,943        2,241
  Demolition and Dismantling...............   10,522       15,183       21,251
  Intersegment - Asbestos-Abatement........      465           28          170
                                             -------     --------     --------
           Total revenue...................  $99,711     $115,955     $129,043
                                             =======     ========     ========
Operating profit Asbestos-Abatement........  $ 5,704     $    370     $  6,625
  Demolition and Dismantling...............     (338)      (1,638)       1,101
                                             -------     --------     --------
           Total operating profit (loss)...    5,366       (1,268)       7,726
Corporate expenses.........................     4641)      (6,494)      (4,195)
Interest expense...........................      (51)         (23)        (112)
Other......................................      257          212          307
                                             -------     --------     --------
     Income (loss) before income taxes.....  $   931     $ (7,573)    $  3,726
                                             =======     ========     ========
Depreciation Asbestos-Abatement............  $   523     $  1,016     $  1,407
  Demolition and Dismantling...............      221          186           63
  Corporate................................      214           82          246
                                             -------     --------     --------
           Total depreciation..............  $   958     $  1,284     $  1,716
                                             =======     ========     ========
Amortization Asbestos-Abatement............  $ 1,100     $  1,100     $  1,097
  Demolition and Dismantling...............       --           --           --
  Corporate................................       --           --           --
                                             -------     --------     --------
           Total amortization..............  $ 1,100     $  1,100     $  1,097
                                             =======     ========     ========

                                                      DECEMBER 31,
                                             -------------------------------
                                              1998        1997        1996
                                             -------    --------    --------
                                                     (IN THOUSANDS)
Identifiable assets Asbestos-Abatement.....  $56,733    $ 54,147    $ 66,919
  Demolition and Dismantling...............    4,895       5,676       8,681
                                             -------    --------    --------
                                              61,628      59,823      75,600
  Corporate assets.........................   10,572      14,666       9,960
                                             -------    --------    --------
           Total assets....................  $72,200    $ 74,489    $ 85,560
                                             =======    ========    ========
Capital expenditures Asbestos-Abatement....  $ 1,280    $    456    $    394
  Demolition and Dismantling...............       22         358         699
  Corporate................................      251         115         931
                                             -------    --------    --------
           Total capital expenditures......  $ 1,553    $    929    $  2,024
                                             =======    ========    ========

NOTE 14 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following is an analysis of certain items in the consolidated statements of operations by quarter for 1998 and 1997:

                                            FIRST     SECOND      THIRD     FOURTH
1998                                       QUARTER    QUARTER    QUARTER    QUARTER
----                                       -------    -------    -------    -------
                                            (IN THOUSANDS, EXCEPT PER-SHARE DATA)
Revenue..................................  $20,808    $25,252    $28,017    $25,634
Gross profit.............................    3,891      3,970      4,262      3,755
Net income (loss)........................       23        379        272       (228)
Basic and diluted earnings per share.....  $    --    $  0.04    $  0.03    $ (0.02)
                                           =======    =======    =======    =======

                                            FIRST     SECOND      THIRD     FOURTH
1997                                       QUARTER    QUARTER    QUARTER    QUARTER
----                                       -------    -------    -------    -------
                                            (IN THOUSANDS, EXCEPT PER-SHARE DATA)
Revenue..................................  $29,815    $31,082    $30,643    $24,415
Gross profit.............................    4,991      3,843        487      1,706
Net income (loss)........................      459          1     (2,119)    (3,335)
Basic and diluted earnings per share.....  $  0.05    $    --    $ (0.21)   $ (0.34)
                                           =======    =======    =======    =======

     The Company's results of operations for the fourth quarter of 1997 reflect additional provisions for workers' compensation losses and the write-down to market of the carrying value of its Methuen, MA property, as well as the write down of certain equipment. The write-down of the properties amounted to $2,843,000 in the fourth quarter of 1997. A $158,000 adjustment of the Methuen property impairment was recorded in the second quarter of 1998. See Note 4 "Properties and Equipment." The loss in the fourth quarter of 1998 is attributable to losses on certain asbestos-abatement projects

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
NSC Corporation

     We have audited the accompanying consolidated balance sheets of NSC Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NSC Corporation and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP
---------------------------------------------------------
Boston, Massachusetts
February 12, 1999
except for Note 6
as to which the date is
March 23, 1999

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

     Not applicable.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The directors of the Company are set forth below:

                                              POSITIONS AND OTHER
                                         RELATIONSHIPS WITH THE COMPANY
NAME                 AGE                    AND BUSINESS EXPERIENCE
----                 ---                 ------------------------------
Eugene L. Barnett    70     Director. Mr. Barnett is retired and was Vice President
                            of Pittway Corp., a diversified conglomerate, from 1976
                            to 1992. He was formerly Chairman and Chief Executive
                            Officer of Brand from 1976 through February 1991. Mr.
                            Barnett is a Director of Aptar Group, Inc. and Pittway
                            Corp.
Herbert A. Getz      43     Director. Mr. Getz is a private investor and was
                            formerly Senior Vice President and General Counsel of
                            WMI from May 1995 to July 1998. Prior to this position,
                            he was Vice President and General Counsel of WMI since
                            August 1992 and Secretary of WMI since January 1988. Mr.
                            Getz also served as the Vice President, General Counsel
                            and Secretary of Wheelabrator Technologies, Inc. from
                            November 1990 to May 1993.
William P. Hulligan  55     Director. Mr. Hulligan served as Vice President of WMI
                            from February 1997 until his retirement in November 1997
                            and now serves as a consultant to WMI. Prior to this
                            position, he was Executive Vice President of Waste
                            Management -- North America from January 1996, President
                            of Waste Management  -- Midwest from March 1993 and
                            President of Waste Management -- East from September
                            1992.
William M. R. Mapel  67     Director. Mr. Mapel is a private investor and was
                            formerly a Senior Vice President of Citibank, N.A. from
                            1969 to 1988, where he was employed for more than 30
                            years. Mr. Mapel is a Director of Brundage, Churchill
                            Capital Partners, Galey & Lord, Atlantic Salmon
                            Federation, Quebec-Labrador Foundation and USLIFE Income
                            Fund, Inc.
Darryl G. Schimeck   38     Director. Mr. Schimeck has been Chairman, President and
                            Chief Executive Officer since May 4, 1998 and has been
                            President and Chief Operating Officer of the Company
                            since December 5, 1996. Mr. Schimeck has also served as
                            President of NSCI since July 10, 1995.

  Directors' Fees

     Directors of the Company who are not employees of the Company or WMI or their affiliates receive $22,000 per annum.

ITEM 11. EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company, including the Chief Executive Officer of the Company, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                 ------------
                                         ANNUAL COMPENSATION      SECURITIES     ALL OTHER
           NAME AND                    -----------------------    UNDERLYING    COMPENSATION
    PRINCIPAL POSITION(S)       YEAR   SALARY($)   BONUS($)(1)    OPTIONS(#)       ($)(4)
    ---------------------       ----   ---------   -----------   ------------   ------------
Victor J. Barnhart              1998    258,858          --             --         34,784
  Former Chairman of the Board  1997    248,093          --             --          9,526
  And Chief Executive Officer   1996         --          --        250,000(2)          --
Darryl G. Schimeck              1998    204,144      15,000             --             --
  Chairman of the Board,        1997    180,003      15,000             --             --
  President                     1996    137,954      79,519        100,000(3)      20,340
  and Chief Executive Officer
Efstathios A. Kouninis          1998    127,669      22,500             --             --
  Vice President of Finance,    1997     99,429      37,163         57,500(3)          --
  Corporate Controller,
     Treasurer                  1996     87,464      45,000         12,500(3)          --
  and Secretary

---------------

(1) Messrs. Schimeck and Kouninis received incentive payments for continued employment, per the terms of their respective employment agreements, of $15,000 and $7,500, respectively, for 1998 and 1997, and $20,000 and
    $15,000, respectively, for 1996. Mr. Schimeck received the full 1996 bonus and half of the 1995 bonus amounts deferred for 1996, including one year interest on this deferred amount, in 1997.

(2) The options granted to Mr. Barnhart vest after December 5, 1999 and are exercisable at the fair market value of the underlying securities at the date of the grant.

(3) The options granted to Messrs. Schimeck and Kouninis vest proportionately over a four year period and are exercisable at the fair market value of the underlying securities at the date of the grant.

(4) "All Other Compensation" includes $20,340 for the tax gross-up associated with relocation expenses of $44,451 reimbursed to Mr. Schimeck in 1995 and $25,000 of relocation expenses paid to Mr. Barnhart in 1998 according to his separation agreement. The remaining amounts in "All Other Compensation" represent vehicle allowances.

     The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              SHARES       VALUE REALIZED      UNDERLYING UNEXERCISED             IN THE MONEY
                             ACQUIRED     (MARKET PRICE AT      OPTIONS AT FY-END(#)          OPTIONS AT FY-END($)
                                ON         EXERCISE LESS     ---------------------------   ---------------------------
                            EXERCISE(#)   EXERCISE PRICE)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   ----------------   -----------   -------------   -----------   -------------
Victor J. Barnhart........      --               --                --         250,000          $--            $--
Darryl G. Schimeck........      --               --            57,500          42,500           --             --
Efstathios A. Kouninis....      --               --            33,750          36,250           --             --

  Stock Options Granted in Last Fiscal Year

     No stock options granted by the Company to the named executive officers during 1998.

  Employment Agreements

     The Company entered into Employment Security Agreements with each of Messrs. Schimeck and Kouninis dated October 2, 1996, as amended on November 5, 1998. These agreements provide the Company with the benefit of certain non-competition provisions, and assure Messrs. Schimeck and Kouninis that each of their base salaries as of the date of execution of the agreements will not be reduced below that level during the period ending on December 31, 1999. The agreements also provide that Messrs. Schimeck and Kouninis will receive supplemental incentive payments for continued employment through 1997 and 1998 which, for Mr. Schimeck, will be the greater of 35% of his actual earned incentive payment under applicable incentive plans or $15,000 and, for Mr. Kouninis, a lump sum of $7,500. If the executive is terminated without cause, he is entitled to the greater of the amount of the base salary remaining to be paid before December 31, 1999, or one year of base salary.

     The Company entered into an Employment Agreement with Mr. Barnhart dated March 12, 1997, under which the Company agreed to employ Mr. Barnhart as CEO and Chairman of the Board until December 31, 1999. On May 4, 1998, Mr. Barnhart resigned from the Company. In connection with his resignation, Mr. Barnhart and the Company entered into a Separation Agreement, dated May 6, 1998. Under this agreement, the Company receives the benefit of certain non-competition covenants and consulting services from Mr. Barnhart. The agreement provides Mr. Barnhart with his base salary and certain insurance benefits until December 31, 1999 unless there is a change in control of the Company, such as the Merger. In that case, Mr. Barnhart is entitled to the present value of his remaining base salary. The agreement also provides Mr. Barnhart with a $25,000 reimbursement for relocation expenses and the Company's agreement to continue stock options previously granted to Mr. Barnhart until December 31, 1999.

  Compensation Committee Interlocks and Insider Participation

     Messrs. Getz, Blackwell and Mapel were members of the Compensation Committee of the Board of Directors during 1998, none of whom are officers or former officers of the Company.

  Board Compensation Committee Report*

     The primary function of the Compensation Committee is to review and approve salaries and other benefits for executive officers of the Company and to make recommendations to the Board of Directors with respect to the adoption of employee benefit programs. The Compensation Committee is currently composed of two directors, Messrs. Getz and Mapel, who are not executive officers of the Company. Mr. Getz, however, was an executive officer of WMI, which currently, through ownership of Rust, is the owner of approximately 54% of the issued and outstanding Common Stock of the Company. Set forth below is a report of Messrs. Getz and Mapel in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for 1998 as they affected the executive officers who, for 1998, were the Company's most highly paid executive officers.

     Compensation Policies Towards Executive Officers. The majority of the compensation received by the executive officers of the Company, as reflected in the compensation table, consisted of a base salary, and an incentive payment for 1998 as determined under the 1994 Management Incentive Compensation Plan (the "Incentive Plan").

     The base salaries of the executive officers were generally set at levels recommended by the Chairman and Chief Executive Officer of the Company and approved by the Compensation Committee. Each of the executive officers had the opportunity to earn incentive payments under the Incentive Plan based on the achievement of certain performance goals determined by the Compensation Committee in conjunction with the Company's annual business plan. The amount of incentive payment is targeted at a percentage of each executive's base salary and can be increased or decreased depending on whether the operating cash flow and operating income of the

---------------

    * Note: This report is not incorporated by reference in any prior or future Commission filing, directly or by reference to the incorporation of the proxy statements of the Company, unless such filing specifically incorporates this report.

Company meet, exceed or fall below the targeted operating cash flow and operating income set by the Compensation Committee. In addition, the Compensation Committee, from time to time, grants stock options to executive officers under the Company's 1990 Stock Option Plan to reward past performance and encourage future performance.

     Mr. Barnhart. Mr. Barnhart became Chairman and Chief Executive Officer on December 5, 1996. The Company entered into an Employment Agreement dated March 12, 1997 with Mr. Barnhart, and the Employment Agreement set his base salary of $250,000 per year with the intention that future increases would be tied to both the future performance of the Company and to his personal performance as assessed by the Compensation Committee. In addition, in connection with Mr. Barnhart's Employment Agreement, he was granted options for 250,000 shares of Common Stock, which vest in full at the expiration of the Employment Agreement on December 31, 1999. On May 4, 1998, Mr. Barnhart resigned his position as Chairman and Chief Executive Officer of the Company.

     Mr. Schimeck. On May 4, 1998, upon Mr. Barnhart's resignation, Mr. Schimeck was appointed Chairman and Chief Executive Officer of the Company. The Compensation Committee considered Mr. Schimeck's importance and substantial past contributions to the Company and the additional responsibilities he would assume as Chairman and Chief Executive Officer. Following discussions, the Compensation Committee resolved to increase Mr. Schimeck's base salary to $210,000, his incentive compensation target to 50% from 40% of his base salary, and to ratify and confirm Mr. Schimeck's Employment Agreement (discussed further below) incorporating his new base salary in any calculation of a severance payment following a termination without case.

     Messrs. Schimeck and Kouninis. In an effort to retain the services of key employees, the Company entered into Employment Security Agreements with Messrs. Schimeck and Kouninis dated October 2, 1996, as amended on November 5, 1998, which included execution bonuses of $20,000 and $15,000, respectively, and provided for certain supplemental incentive payments.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid for a given fiscal year to certain executives. The Compensation Committee does not believe it is likely that the deductibility of compensation paid by the Company will be limited by the operation of Section 162(m).

                                                        HERBERT A. GETZ
                                                        WILLIAM R. MAPEL

  Performance Graph*

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return for S&P Composite-500 Stock Index and a peer group of companies selected by the Company consisting of companies in which significant amounts of revenues are derived from the asbestos-abatement business (the "Peer Group") for the period of five years commencing December 31, 1993 and ending December 31, 1998. The Peer Group includes American ECO Group, Inc., Foster Wheeler Corporation, PDG Environmental, Inc., Philip Environmental, Inc. ("Philips"), which went public February 1993, and Sevenson Environmental Services, Inc. ("Sevenson"). Allwaste, Inc. ("Allwaste"), which was included in the Peer Group for the Performance Graph contained in the Proxy Statement for the Company's 1997 Annual Meeting, was excluded from the following Performance Graph as a result of its purchase by Philips. Sevenson was added to the Peer Group to replace Allwaste.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
                      COMMON STOCK, S&P 500 AND PEER GROUP

              (MARKET VALUE OF $100 INVESTED ON DECEMBER 31, 1993)

[typeset representation of line chart]

                                 12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                 --------   --------   --------   --------   --------   --------
NSC Corporation................   100.00      52.20      42.68      56.10      67.07      39.84
S&P 500........................   100.00     111.56     152.47     186.46     244.28     281.19
Peer Group.....................   100.00      85.45      95.83     140.76     248.96      89.64

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT SECURITY OWNERSHIP OF THE COMPANY

     The following table sets forth certain information as of March 19, 1999, except as otherwise indicated, with respect to the beneficial ownership of the Company's Common Stock (i) by holders of 5% or greater, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated, information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in this table. Except as otherwise

---------------

    * Note: This report is not incorporated by reference in any prior or future Commission filing, directly or by reference to the incorporation of the proxy statements of the Company, unless such filing specifically incorporates this report.

indicated in the notes to the table, each stockholder included in the table has sole voting investment power with respect to the shares shown to be beneficially owned.

                                                              AMOUNT AND
                          NAME OF                             NATURE OF
                        BENEFICIAL                            BENEFICIAL     PERCENTAGE
                         OWNER(1)                            OWNERSHIP(2)     OF CLASS
                        ----------                           ------------    ----------
Waste Management, Inc.
  3003 Butterfield Road
  Oakbrook, IL 60521.......................................   5,380,670         54.0%
Franklin Resources, Inc.(1)
  One Parker Plaza, 16th Floor
  Fort Lee, New Jersey 07024...............................     800,000          8.0%
Kennedy Capital Management, Inc.(2)
  10829 Olive Boulevard
  St. Louis, Missouri 63141................................     621,645          6.2%
FMR Corp.(3)
  82 Devonshire Street
  Boston, MA 02109-3614....................................     550,400          5.5%
Dimensional Fund Advisors, Inc.(4)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401...................................     518,300          5.2%
Eugene L. Barnett(5).......................................      10,000            *
Herbert A. Getz............................................         500            *
William P. Hulligan........................................           0           --
William M. R. Mapel(5).....................................      11,000            *
Darryl G. Schimeck(5)......................................      59,500            *
Efstathios A. Kouninis(5)..................................      33,750            *
All directors and executive officers as a group (7
  persons)(5)..............................................     114,750            *

---------------

* Less than 1%

(1) According to Schedule 13G, dated January 29, 1999, Franklin Resources, Inc. ("FRI"), a registered investment advisor, is deemed to have beneficial ownership of 800,000 shares of Common Stock, all of which shares are held in open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment subsidiaries of FRI. FRI disclaims beneficial ownership of all such shares.

(2) According to Schedule 13G, dated February 5, 1999, Kennedy Capital Management, Inc., a registered investment advisor, is deemed to have beneficial ownership of 621,645 shares of Common Stock.

(3) According to Amendment No. 1 to Schedule 13G, dated February 14, 1998, FMR Corp. has sole or shared voting power as to none of such shares of Common Stock and sole investment power as to 550,400 shares of Common Stock.

(4) According to Schedule 13G, dated February 6, 1998, Dimensional Fund Advisors, Inc. ("Dimensional") has sole voting power with respect to 351,900 shares of Common Stock and sole investment power with respect to 518,300 shares of Common Stock. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 418,300 shares of Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment advisor. Dimensional disclaims beneficial ownership of all such shares.

(5) Assumes the exercise of options, presently exercisable or exercisable within 60 days, to purchase up to 10,000, 10,000, 57,500 and 33,750 shares of Common Stock by

    Messrs. Barnett, Mapel, Schimeck and Kouninis, respectively, granted pursuant to the Company's 1990 Stock Option Plan.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OTHER

     The Company has, from time to time, provided asbestos-abatement and related services to WMI and its affiliates on a subcontract basis. Revenues earned from these affiliates for such services were $22,000 for the year ended December 31, 1998. An affiliate of WMI also rented demolition equipment to the Company for which it was charged $302,000 for the year ended December 31, 1998.

     In connection with the Merger, WMI has entered into a voting agreement pursuant to which it has agreed, subject to the terms set forth therein, to cause its affiliates to vote their shares of Common Stock in favor of the Merger Agreement. Since these shares represent approximately 54% of the outstanding shares of Common Stock, the Merger Agreement will be approved and adopted without any action by any other stockholder of the Company so long as the voting agreement remains in effect.

     The Merger Agreement also contemplates that, immediately prior to the effective time of the Merger, WMI will cause its affiliates to exchange the Exchanged Shares for an interest bearing subordinated promissory note issued by the Company in the principal amount of $1,115,990, representing $1.12 per share times the number of Exchanged Shares. All remaining shares of Common Stock owned by WMI and its affiliates will be converted in the Merger into the right to receive $1.12 per share in cash. In addition, the Merger Agreement contemplates that, immediately prior to the effective time of the Merger, WMI will cause its affiliate, ODC, to sell certain machinery and equipment to ODMI. In consideration for such assets, all of the Company's existing non-interest bearing indebtedness (currently approximately $4.5 million) owed to an affiliate of WMI, will be converted into an interest bearing subordinated promissory note issued by the Company in the principal amount of $2.4 million.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)(1) The following consolidated financial statements of the Company and its subsidiaries for the years ended December 31, 1998, 1997 and 1996 are included at the pages indicated below:

                                                                         PAGE
                                                                         ----
         Consolidated Balance Sheets.................................    E-15
           --As of December 31, 1998 and 1997
         Consolidated Statements of Operations.......................    E-16
           --For the Years Ended December 31, 1998, 1997 and 1996
         Consolidated Statements of Changes in Stockholders' Equity..    E-17
           --For the Years Ended December 31, 1998, 1997 and 1996
         Consolidated Statements of Cash Flows.......................    E-18
           --For the Years Ended December 31, 1998, 1997 and 1996
         Notes to Consolidated Financial Statements..................    E-19

(a)(2) The following consolidated financial statement schedule is included herein at the page indicated below:

                                                                                  PAGE
                                                                                  ----
         Schedule II  Valuation and Qualifying Accounts
                      --For the Years Ended December 31, 1998, 1997 and 1996....  E-41

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

(a)(3) The following Exhibits are included in this Annual Report on Form 10-K:

EXHIBIT                            EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
3(i)(a)  Amended and Restated Certificate of Incorporation of the
         Registrant dated April 24, 1990 (incorporated by reference to Exhibit 3(a) to the Registrant's Form S-1, Registration
         Statement No. 33-34702)
3(ii)(a) By-Laws of the Registrant (incorporated by reference to
         Exhibit 3(b) to the Registrant's Form S-1, registration
         Statement No. 33-34702)
4        Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registrant's Annual Report on Form 10-K
         for the year ended December 31, 1990)
4(a)     Agreement and Plan of Merger, dated as of February 12, 1999 by and among NSC Holdings, Inc., NSC Acquisition, Inc., NSC
         Corporation and Waste Management, Inc. (incorporated by
         reference to Exhibit 2.1 to the Registrant's Report on Form
         8-K dated February 17, 1999)
*10(a)   NSC Corporation 1990 Stock Option Plan, as amended and
         restated (incorporated by reference to Exhibit 10(a) to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 1991)
*10(b)   NSC Corporation Retirement Savings Plan and NSC Corporation
         Retirement Savings Plan Trust Agreement (incorporated by
         reference to Exhibit 10.1 to the Registrant's Quarterly
         Report on Form 10-Q for the quarter ended September 30,
         1992)
*10(c)   Indemnification Agreement, dated as of May 1, 1990 by and
         between the Registrant and William M. R. Mapel (incorporated by reference to Exhibit 10(I) of the Registrant's Form S-1,
         Registration Statement No. 33-34702)
10(d)    Purchase Agreement, dated as of December 23, 1992 and
         related amendments made thereto, by and among OHM
         Corporation, NSC Corporation, NSC Industrial Services Corp.,
         The Brand Companies, Inc., Chemical Waste Management, Inc.
         and Waste Management, Inc. (incorporated by reference to
         Exhibit 10(ff) to the Registrant's Annual Report on Form
         10-K for the year ended December 31, 1992)
*10(e)   NSC Corporation 1993 Restricted Stock Plan (incorporated by reference to Exhibit 10(gg) to the Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1992)
10(f)    Revolving Credit Agreement, dated as of May 4, 1993 by and among NSC Corporation, its Subsidiaries named therein, The
         First National Bank of Boston and Fleet Bank of
         Massachusetts (incorporated by reference to Exhibit 10(m) to the Registrant's Annual Report on Form 10-K for the year
         ended December 31, 1993)
10(g)    Second Amendment to Revolving Credit Agreement, dated as of
         May 1, 1996 by and among NSC Corporation, its Subsidiaries named therein, The First National Bank of Boston and Fleet
         National Bank, formerly known as Fleet Bank of Massachusetts
         (incorporated by reference to Exhibit 10 to the Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March
         31, 1996)
10(h)    Third Amendment to Revolving Credit Agreement, dated as of
         May 9, 1997 by and among NSC Corporation, its Subsidiaries named therein, and BankBoston, formerly known as The First
         National Bank of Boston and Fleet National Bank
10(i)    Fourth Amendment to Revolving Credit Agreement, dated as of
         December 22, 1997 by and among NSC Corporation, its
         Subsidiaries named therein, and BankBoston, formerly known as The First National Bank of Boston and Fleet National Bank
10(j)    Fifth Amendment to Revolving Credit Agreement, dated as of
         March 23, 1999 by and among NSC Corporation, its
         Subsidiaries named therein, and BankBoston, formerly known as The First National Bank of Boston and Fleet National Bank

EXHIBIT                            EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
10(k)    Registration Rights Agreement, dated as of May 4, 1993 by
         and between NSC Corporation, OHM Corporation and The Brand
         Companies, Inc., as succeeded by Rust International Inc.
         (incorporated by reference to Exhibit 10(p) to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 1993)
10(l)    Olshan Interim Management and Operating Agreements dated
         January 1, 1995 and April 20, 1995 (incorporated by
         reference to Exhibit 10(a) to the Registrant's Annual Report on Form 10-Q for the quarter ended June 30, 1995)
*10(m)   NSC Corporation's 1994 Management Incentive Compensation
         Plan (incorporated by reference to Exhibit 10(q) to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 1994)
*10(n)   Employment Agreement, dated March 12, 1997 by and between
         Victor J. Barnhart and NSC Corporation (incorporated by
         reference to Exhibit 10(p) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)
*10(o)   Separation Agreement, dated May 6, 1998 by and between
         Victor J. Barnhart and NSC Corporation
*10(p)   Employment Security Agreement, dated October 2, 1996 by and between Darryl G. Schimeck and NSC Corporation (incorporated by reference to Exhibit 10(p) to the Registrant's Annual
         Report on Form 10-K for the year ended December 31, 1996)
*10(q)   Amendment of Employment Security Agreement, dated November
         5, 1998 by and between Darryl G. Schimeck and NSC
         Corporation
*10(r)   Employment Security Agreement, dated October 2, 1996 by and between Efstathios A. Kouninis and NSC Corporation
         (incorporated by reference to Exhibit 10(o) to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 1997)
*10(s)   Amendment of Employment Security Agreement, dated June 3,
         1998 by and between Efstathios A. Kouninis and NSC
         Corporation
*10(t)   Amendment of Employment Security Agreement, dated November
         5, 1998 by and between Efstathios A. Kouninis and NSC
         Corporation
21.      Subsidiaries of the Registrant
23.      Consent of Independent Auditors
24       Powers of Attorney of certain directors of the Registrant
27.      Financial Data Schedule, Article 5
(b)      The Company filed no report on Form 8-K during the three
         month period ended December 31, 1998.

---------------

Note: None of the Exhibits listed in the foregoing index are included with this Annual Report on Form 10-K. A copy of these Exhibits may be obtained without charge by writing to Efstathios A. Kouninis, Vice President of Finance, Corporate Controller, Treasurer and Secretary, NSC Corporation, 49 Danton Drive, Methuen, Massachusetts 01844.

    * Indicates a management contract or compensatory plan or arrangement required to be filed pursuant to Item 14(c) of Form 10-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     NSC CORPORATION

                                     By: /s/ Efstathios A. Kouninis
                                        ----------------------------------------
                                         Efstathios A. Kouninis
                                         Vice President of Finance, Corporate
                                         Controller, Treasurer and Secretary
March 29, 1999

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                                                                                   DATE
                                                                                   ----

* /s/ Darryl G. Schimeck                    Chairman, President and Chief     March 29, 1999
------------------------------------------  Executive Officer (Principal
Darryl G. Schimeck                          Executive Officer)

/s/ Efstathios A. Kouninis                  Vice President of Finance,        March 29, 1999
------------------------------------------  Corporate Controller, Treasurer
Efstathios A. Kouninis                      and Secretary (Principal
                                            Financial and Accounting
                                            Officer)

* /s/ Eugene L. Barnett                     Director                          March 29, 1999
------------------------------------------
Eugene L. Barnett

* /s/ Herbert A. Getz                       Director                          March 29, 1999
------------------------------------------
Herbert A. Getz

* /s/ William P. Hulligan                   Director                          March 29, 1999
------------------------------------------
William P. Hulligan

* /s/ William M. R. Mapel                   Director                          March 29, 1999
------------------------------------------
William M. R. Mapel

* THE UNDERSIGNED, BY SIGNING HIS NAME HERETO DOES SIGN AND EXECUTE THIS REPORT PURSUANT TO
  POWERS OF ATTORNEY EXECUTED ON BEHALF OF THE ABOVE-NAMED OFFICERS AND DIRECTORS AND
  CONTEMPORANEOUSLY HEREWITH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

/s/ Efstathios A. Kouninis                  Attorney-in-Fact                  March 29, 1999
------------------------------------------
Efstathios A. Kouninis

                                NSC CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                 (IN THOUSANDS)

                COLUMN A                    COLUMN B      COLUMN C       COLUMN D       COLUMN E
                --------                   ----------   ------------   ------------   -------------
                                           BALANCE AT    CHARGED TO
                                           BEGINNING     COSTS AND      DEDUCTIONS     BALANCE AT
               DESCRIPTION                 OF PERIOD    EXPENSES (2)   DESCRIBE (1)   END OF PERIOD
               -----------                 ----------   ------------   ------------   -------------
Year Ended December 31, 1998
  Deducted from assets accounts:
     Allowance for uncollectible
       accounts..........................     $711          $334           $551           $494
     Reserve for contract revenue
       adjustments.......................      363           283            614             32
Year Ended December 31, 1997
  Deducted from assets accounts:
     Allowance for uncollectible
       accounts..........................     $557          $253           $ 99           $711
     Reserve for contract revenue
       adjustments.......................      152           311            100            363
Year Ended December 31, 1996
  Deducted from assets accounts:
     Allowance for uncollectible
       accounts..........................     $549          $ 67           $ 59           $557
     Reserve for contract revenue
       adjustments.......................      442           111            401            152

---------------

     (1) Uncollectible accounts written off and adjustments to unbilled revenues on contracts in process.

     (2) Reduction of revenues on contracts in process and amounts charged to bad debt expense.

                                                                         ANNEX F
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                   FORM 10-Q
(Mark One)

   [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934

   For the quarterly period ended March 31, 1999
                                       OR

   [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934

   For the transition period from______________ to ______________

                               ------------------

                         Commission file number: 018597

                               ------------------

                                NSC CORPORATION
             (Exact name of registrant as specified in its charter)

                    DELAWARE
(State or other jurisdiction of incorporation or                31-1295113
                  organization)                    (IRS Employer Identification Number)

          49 DANTON DRIVE, METHUEN, MA                            01844
    (Address of principal executive offices)                    (ZIP Code)

                                 (978) 557-7300
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                         Yes  X                      No

The number of shares of Common Stock outstanding as of May 12, 1999 was
9,971,175.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                NSC CORPORATION

                           INDEX TO QUARTERLY REPORT
                                  ON FORM 10-Q
                      FOR THE QUARTER ENDED MARCH 31, 1999

                                     PART I
                             FINANCIAL INFORMATION

                                                                           PAGE
                                                                          NUMBER
                                                                          ------
Item 1.   Financial Statements (Unaudited)
          Consolidated Balance Sheets
          -As of March 31, 1999 and December 31, 1998.................     F-1
          Consolidated Statements of Income
          -For the Three Months Ended March 31, 1999 and 1998.........     F-2
          Consolidated Statements of Cash Flow
          -For the Three Months Ended March 31, 1999 and 1998.........     F-3
          Notes to Consolidated Financial Statements..................     F-4
Item 2.   Management's Discussion and Analysis of Financial Condition
          and Results of Operations...................................     F-5

                                    PART II
                               OTHER INFORMATION
Item 1.   Legal Proceedings...........................................     F-8
Item 6.   Exhibits and Reports on Form 8-K............................     F-8
Signatures............................................................     F-9

PART I -- FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                NSC CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)

                                                             MARCH 31,     DECEMBER 31,
                                                               1999            1998
                                                            -----------    ------------
                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...............................    $ 2,558        $ 3,634
  Accounts receivable, net................................     23,562         22,146
  Costs and estimated earnings on contracts in process in
     excess of billings...................................      5,543          4,270
  Inventories.............................................      1,043          1,058
  Prepaid expenses and other current assets...............      2,219          2,425
  Deferred income taxes...................................      1,119            758
                                                              -------        -------
                                                               36,044         34,291
Property and equipment, net...............................      3,278          3,296
Other non-current assets:
  Assets held for sale....................................        313            313
  Investment in unconsolidated joint venture..............        225            225
  Goodwill, net of accumulated amortization...............     33,800         34,075
                                                              -------        -------
          TOTAL ASSETS....................................    $73,660        $72,200
                                                              =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................    $ 3,989        $ 2,471
  Billings in excess of costs and estimated earnings on
     contracts in process.................................      4,658          4,369
  Accrued compensation and related costs..................      2,977          2,141
  Federal, state and local taxes..........................     (1,079)          (776)
  Other accrued liabilities...............................        436            569
  Reserve for self-insurance claims and other
     contingencies........................................      4,614          5,013
  Current portion of long-term obligations................        109            109
                                                              -------        -------
                                                               15,704         13,896
Non-current liabilities:
  Long-term obligations...................................        262            288
  Payable to affiliate....................................      4,520          4,520
  Deferred income taxes...................................      2,101          1,894
Stockholders' equity:
  Preferred stock $.01 par value, 10,000,000 shares
     authorized, none issued and outstanding..............         --             --
  Common stock $.01 par value, 20,000,000 shares
     authorized, 9,971,175 issued and outstanding in 1999
     and 1998.............................................        100            100
  Additional paid-in capital..............................     56,079         56,079
  Accumulated deficit.....................................     (5,106)        (4,577)
                                                              -------        -------
                                                               51,073         51,602
                                                              -------        -------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......    $73,660        $72,200
                                                              =======        =======

---------------

Note: The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
  The accompanying notes are an integral part of these consolidated financial statements.

                                NSC CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
                                                                 (UNAUDITED)
Revenue.....................................................  $25,331    $20,808
Cost of services............................................   21,585     16,917
                                                              -------    -------
  Gross profit..............................................    3,746      3,891
Selling, general and administrative expenses................   (4,158)    (3,448)
Other operating expenses....................................     (205)      (153)
Goodwill amortization.......................................     (275)      (275)
                                                              -------    -------
  Operating (loss) income...................................     (892)        15
  Other income..............................................       27         32
                                                              -------    -------
  (Loss) income before income taxes.........................     (865)        47
Income tax benefit (expense)................................      336        (24)
                                                              -------    -------
  Net (loss) income.........................................  $  (529)   $    23
                                                              =======    =======
Basic and diluted loss per share............................  $ (0.05)   $  0.00
                                                              =======    =======
Weighted-average number of common shares outstanding........    9,971      9,971
                                                              =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                NSC CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                 (IN THOUSANDS)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
                                                                 (UNAUDITED)
Cash flow from operating activities:
  Net (loss) income.........................................  $  (529)   $    23
  Adjustments to reconcile net income to net cash used in
     operating activities:
       Depreciation.........................................      283        226
       Goodwill amortization................................      275        275
       Deferred income taxes................................     (154)        --
       Gain on disposition of property and equipment........       (4)        (8)
Changes in current assets and liabilities
  Accounts receivable.......................................   (1,416)     2,358
  Costs and estimated earnings on contracts in process in
     excess of billings.....................................   (1,273)    (4,115)
  Other current assets......................................      221        152
  Accounts payable..........................................    1,518     (1,818)
  Billings in excess of costs and estimated earnings on
     contracts in process...................................      289        994
  Other current liabilities.................................      399     (1,428)
  Reserve for self insurance claims and other
     contingencies..........................................     (399)    (1,278)
                                                              -------    -------
          Net cash used in operating activities.............     (790)    (4,619)
Cash flow from investing activities:
  Purchases of property and equipment.......................     (272)      (136)
  Proceeds from the sale of property and equipment..........       12         78
  Investment in joint venture...............................       --       (150)
                                                              -------    -------
          Net cash used in investing activities.............     (260)      (208)
Cash flow from financing activities:
  Payments on long-term debt................................      (26)        --
                                                              -------    -------
          Net cash used in financing activities.............      (26)        --
                                                              -------    -------
          Net decrease in cash and cash equivalents.........   (1,076)    (4,827)
Cash and cash equivalents at beginning of periods...........    3,634      8,781
                                                              -------    -------
Cash and cash equivalents at end of periods.................  $ 2,558    $ 3,954
                                                              =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE QUARTER ENDED MARCH 31, 1999

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared by NSC Corporation (the "Company") and reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of financial results for the three month periods ended March 31, 1999 and 1998, in accordance with generally accepted accounting principles for interim financial reporting and pursuant to
Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in audited financial statements have been condensed or omitted pursuant to such rules and regulations. These interim consolidated financial statements should be read in conjunction with the Company's Annual Report to Stockholders on Form 10-K for the year ended December 31, 1998 as amended by Form 10K/A. The results of operations for the three-month period ended March 31, 1999 are not necessarily indicative of the results for the full year.

     The accompanying interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company is a Delaware corporation and is owned approximately 54% by Waste Management, Inc ("WMI").

     The Company has entered into an Agreement and Plan of Merger, dated as of February 12, 1999, as amended, by and among NSC Holdings, Inc. ("Holdings"), NSC Acquisition, Inc. ("Merger Subsidiary"), the Company and WMI (the "Merger Agreement") pursuant to which Merger Subsidiary will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). Neither Holdings nor Merger Subsidiary has any prior affiliation with the Company or WMI. Pursuant to the Merger Agreement, each share of Common Stock issued and outstanding at the effective time of the Merger (other than shares held by the Company and stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $1.25 per share in cash. Consummation of the Merger is subject to certain conditions, including approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     The Merger Agreement also contemplates that, immediately prior to the effective time of the Merger, WMI will cause its affiliates to exchange 996,420 shares of the Company's common stock (the "Exchanged Shares") for an interest bearing subordinated promissory note issued by the Company in the principal amount of $1,245,525, representing $1.25 per share times the number of Exchanged Shares. All remaining shares of Common Stock owned by WMI and its affiliates will be converted in the Merger into the right to receive $1.25 per share in cash. In addition, the Merger Agreement contemplates that, immediately prior to the effective time of the Merger, WMI will cause its affiliate, Olshan Demolishing Company ("ODC"), to sell certain machinery and equipment to Olshan Demolishing Management, Inc. ("ODMI"), a subsidiary of the Company. In consideration for such assets, all of the Company's existing non-interest bearing indebtedness (currently approximately $4.5 million) owed to an affiliate of WMI will be converted into an interest bearing subordinated promissory note issued by the Company in the principal amount of $2.4 million.

     Revenue and operating results of asbestos-abatement activities may be affected by the timing of some contracts. Because of this change in demand, the Company's quarterly revenues can fluctuate, especially if all or a substantial part of the performance of such contracts occurs within one or two quarters. Fluctuations in the price of scrap metals and the demand for process equipment may affect the revenue and operating results of the demolition and dismantling activities. Accordingly, quarterly or other interim results should not be considered indicative of results to be expected for any other quarter or for the full fiscal year.

     The Financial Accounting Standards Board has issued Financial Accounting Standards Board Statement No. 130 "Reporting Comprehensive Income" ("FAS 130") and Statement No. 131 "Disclosure about Segments of an Enterprise and Related Information" ("FAS 131") in 1997 and

Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") in 1998. FAS 130 and FAS 131 were adopted for the Company's 1998 financial statements. FAS 130 and FAS 131 had no impact on the Company's financial condition or results of operations. FAS 133 must be adopted for the Company's year 2000 financial statements. The Company anticipates that FAS 133 will have no impact on the Company's reported financial condition or results of operations.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     In accordance with the Private Securities Litigation Reform Act of 1995, the Company notes that statements that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operation. Factors which could cause actual results to differ materially include the following (among others): regulatory changes, technological advances, labor shortages and disputes, technical problems, time extensions and/or delays in projects caused by external sources, weather conditions, the condition of the U.S economy, and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this report.

                             RESULTS OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1999

                                     VERSUS

                       THREE MONTHS ENDED MARCH 31, 1998

     Revenue. Revenue for the three months ended March 31, 1999 increased 22% to $25,331,000 from $20,808,000 for the same period in 1998. The increase in revenue was due to a $759,000 increase in asbestos-abatement related revenue and a $3,764,000 increase in demolition related revenue. This increase was the result of the Company's timing in securing new work. The first quarter results are not indicative of results to be expected for any upcoming quarter.

     Gross Profit. Gross profit for the three months ended March 31, 1999 decreased 4% to $3,746,000 from $3,891,000 for the same period in 1998. Gross profit as a percentage of revenue decreased for the three months ended March 31, 1999 to 15% from 19% for the same period in 1998. The decrease in the gross profit margin percentage was primarily due to a significant loss on two major projects. This was partially offset by the reduction of the contingent liability reserve as a result of improved loss experience.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses (SG&A) for the three months ended March 31, 1999 increased 21% to $4,158,000 from $3,448,000 for the same period in 1998. The increase in SG&A costs is due to increased legal and consulting costs associated with the Merger, increased office expenses associated with the leasing expense of the corporate and an operating unit's office space that was owned in 1998 and an increased provision for bad debt of $182,000. The SG&A expenses, as a percentage of revenue, for the three months ended March 31, 1999 were 16% compared to 17% for the same period in 1998 due to higher revenue in the current quarter.

     Other Operating Expenses. ODMI manages the business of ODC, an affiliate of WMI, and is required to share with the WMI affiliate any operating profits or losses. For the three month period ended March 31, 1999, the amount due to WMI was $205,000 compared to $153,000 for the same period in 1998 due to the increase in ODMI's operating profit.

     Other Income. Other income for the three months ended March 31, 1999 was $27,000 compared to $32,000 for the same period in 1998 mainly due to decreased gains on sales of assets.

     Net (Loss) Income. Net loss was $529,000 for the three months ended March 31, 1999 compared to a net income of $23,000 for the same period in 1998 due to reduced gross profit despite the reduction of insurance reserves and increased overhead costs mainly associated with the Merger. As a percentage of gross revenue, net (loss) income decreased to (2%) for the three months ended March 31, 1999 from .1% for the same period in 1998.

     Liquidity and Capital Resources. Working capital at March 31, 1999 was $20,340,000 compared to $20,395,000 at December 31, 1998. The current ratio was 2.3/1 at March 31, 1999 compared to 2.5/1 at December 31, 1998. Cash used in operating activities was $790,000 for the three-month period ended March 31, 1999 compared to $4,619,000 for the same period in 1998. The decrease in cash used in operations is mainly due to the timing of customer billings and vendor payments. In the first quarter of 1998, the Company paid a significant general liability claim. During the first three months of 1999, cash of $272,000 was used for purchases of property and equipment.

     The Company is in default of its profitable operations covenant under its revolving credit facility dated May 4, 1993, as amended from time to time, because of the net operating loss recorded in the first quarter ended March 31, 1999. The amended credit facility contains certain financial covenants, including the following: i) a minimum debt service coverage ratio covenant of
1.5 (the ratio of EBITDA less capital expenditures and income taxes to consolidated total interest expense plus scheduled payments on capital leases);
ii) a maximum leverage ratio covenant of

2.75 (the ratio of consolidated total liabilities plus letters of credit outstanding to consolidated tangible net worth); iii) a minimum interest coverage ratio covenant of 4.0(the ratio of EBITA to consolidated interest expense); iv) a pricing ratio covenant used to determine the fee for the unused portion of the credit facility and the outstanding letters of credit (based on the ratio of consolidated total liabilities plus letters of credit outstanding to consolidated tangible net worth); v) a profitable operations covenant, which provides that the Company shall not have a net loss for any fiscal quarter; vi) a minimum consolidated working capital covenant of $10,000,000 (consolidated current assets less consolidated current liabilities) and vii) a minimum net worth covenant of $28,800,000 (consolidated total assets less consolidated total liabilities).

     BankBoston has not waived the default but has indicated that it will take no action to terminate the credit facility at the present time, however, BankBoston has reserved the right to take any action it deems necessary to protect its interests specified under the facility. The Company believes that its cash flows from operations will be sufficient through the date of the consummation of the Merger to finance its working capital needs. In the event that the Merger is not consummated, the Company will endeavor to obtain financing for its capital expenditure needs and may, among its alternatives, seek a new debt facility. WMI has indicated a willingness to assist the Company in this regard by guaranteeing some or all of the Company's outstanding debt obligations.

     The nature and scope of the Company's business bring it into regular contact with the general public, a variety of businesses and government agencies. Such activities inherently subject the Company to the hazards of litigation, which are defended in the normal course of business. While the outcome of all claims is not clearly determinable at the present time, management has recorded an estimate of any losses it expects to incur in connection with the resolution of the claims, including, but not exclusively, workers' compensation and general loss claims, at March 31, 1999 of $4,614,000 and at December 31, 1998 of $5,013,000.

     Year 2000. In 1996, the Company began upgrading its financial and decision support systems to, in part, comply with Year 2000 requirements. This process is now complete and the Company believes that such systems are Year 2000 compliant. In addition to $820,000 of capital costs for new hardware and software incurred project-to-date, $622,000 was incurred for consulting and training expenses with respect to system upgrades, including Year 2000 compliance. The Company believes that these expenditures will adequately address any Year 2000 issues associated with the Company's operations. The Company has been in contact with its bank and several of its more significant customers and vendors to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remedy their own Year 2000 issues. There is no guarantee that the systems of other companies on which the Company's systems rely will be converted. Even assuming that such conversions do not occur, the Company does not believe that any such third party system failures will have a material adverse effect on the Company given the nature of the Company's business, which is not computer dependent in any material aspect.

                          PART II -- OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

     On or about September 4, 1998 the Company became aware of certain issues relating to state licensing for its employees at an asbestos abatement project in South Carolina. The Company has brought the matter to the attention of the South Carolina Department of Health and Environmental Control. The Company is cooperating with such agency. No civil or criminal charges have been filed against the Company in this matter.

     The Company is subject to certain legal proceedings, including those relating to regulatory compliance, in the ordinary course of business. Management believes that such proceedings are either adequately covered by insurance or if uninsured, will not, in the aggregate, have a material adverse effect upon the Company.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

     (a.) Exhibits

      2           Agreement and Plan of Merger, dated as of February 12, 1999 by and among NSC Holdings, Inc., NSC Acquisition, INC.,
                  Waste Management, Inc, and NSC Corporation [incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed
                  February 16, 1999]
      3(i)(a)     Amended and Restated certificate of Incorporation of the
                  Registrant dated April 24, 1990 [incorporated by reference to Exhibit 3(a) to the Registrant's Form S-1, Registration
                  Statement No. 33-34702]
      3(ii)(a)    By-laws of the Registrant [incorporated by reference to
                  Exhibit 3(b) to the Registrant's Form S-1, Registration
                  Statement No. 33-34702]
      4           Specimen Common Stock Certificate [incorporated by reference to Exhibit 4 to the Registrant's Annual Report on Form 10-K
                  for the year ended December 31, 1990]
      27          Financial Data Schedule

     (b) Forms 8-K

          The Company filed a Form 8-K dated February 16, 1999 disclosing (i) the Agreement and Plan of Merger, dated as of February 12, 1999 by and among NSC Holdings, Inc., NSC Acquisition, Inc., Waste Management, Inc. and NSC Corporation, (ii) the Voting Agreement, dated as of February 12, 1999 by and between NSC Holdings, Inc. and Waste Management, Inc., and (iii) the Press Release, dated February 16, 1999, issued by the Registrant to announce the items identified in (i) and (ii) hereof.

          On May 11, 1999, the Registrant filed a Form 8-K disclosing an amendment to the above described merger agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NSC CORPORATION

Date: May 12, 1999                      By   /s/ Efstathios A. Kouninis
                                             --------------------------------------------
                                             Efstathios A. Kouninis
                                             Vice President of Finance, Corporate Controller,
                                             Secretary and Treasurer

                                             Signing on behalf of the registrant and as
                                             principal financial and accounting officer.

    P R O X Y                      NSC CORPORATION

            PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS, JUNE 22, 1999
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 The undersigned hereby appoints each of Darryl G.
            Schimeck and Efstathios A. Kouninis as proxies with full power of substitution, and hereby authorizes each of them to present and to vote, as designated on the reverse side of this card, all the shares of Common Stock, $0.01 par value, held of record on May 21, 1999 by the undersigned in NSC Corporation, at the Special Meeting of Stockholders to be held on June 22, 1999 and at any adjournments thereof.

                 This proxy, when properly executed, will be voted in the
            manner directed on the reverse side of this card by the undersigned stockholders' if no direction is made, this proxy will be voted for Item No. 1 set forth on the reverse side of this card.

                  PLEASE MARK, SIGN AND DATE REVERSE SIDE AND MAIL THIS
              PROXY CARD PROMPTLY, USING THE ENCLOSED PREPAID ENVELOPE.




    -----------------------------------------------------------------------

                                FOLD AND DETACH HERE

                                                                X      PLEASE
                                                                        MARK
                                                                        EACH
                                                                        VOTE
                                                                        LIKE
                                                                        THIS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM NO. 1 SET FORTH BELOW.

1.  The approval and adoption of the Agreement and Plan of          FOR  AGAINST  ABSTAIN
    Merger, dated as of February 12, 1999, as amended by
    Amendment No. 1 to the Agreement and Plan of Merger, dated      [  ]  [  ]     [  ]
    as of May 10, 1999 (collectively, the "Merger Agreement"), by and among NSC Holdings, Inc., a Delaware corporation, NSC
    Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of NSC Holdings, inc., NSC Corporation, a
    Delaware corporation, and Waste Management Inc., a Delaware corporation, pursuant to which NSC Acquisition, Inc. will be merged with and into NSC Corporation (the "Merger"), with
    NSC Corporation continuing as the surviving corporation.
    Pursuant to the Merger Agreement, each share of common
    stock, $0.01 par value, of NSC Corporation issued and
    outstanding at the effective time of the Merger (other than shares held by NSC Corporation and stockholders, if any, who properly exercise their appraisal rights under Delaware law)
    will be converted into the right to receive $1.25 per share in cash.

2. In their discretion, the proxies are authorized to vote upon such other matters incidental to the conduct of the meeting as may properly come before the meeting or any postponement or adjournment thereof.

                                           Dated: _____________________, 1999

                                           __________________________________

                                           __________________________________
                                                  STOCKHOLDER SIGNATURE
                                           PLEASE SIGN YOUR NAME EXACTLY AS
                                           IT APPEARS AT LEFT. IN SIGNING AS
                                           ATTORNEY, EXECUTOR, TRUSTEE OR
                                           GUARDIAN, PLEASE GIVE FULL TITLE
                                           AS SUCH, AND IF SIGNING FOR A
                                           CORPORATION PLEASE GIVE YOUR TITLE.
                                           WHEN SHARES ARE IN THE NAME OF MORE
                                           THAN ONE PERSON, EACH SHOULD SIGN.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   3-MOS
[FISCAL-YEAR-END]                          DEC-31-1999
[PERIOD-END]                               MAR-31-1999
[CASH]                                           2,558
[SECURITIES]                                         0
[RECEIVABLES]                                   24,019
[ALLOWANCES]                                       457
[INVENTORY]                                      1,043
[CURRENT-ASSETS]                                36,044
[PP&E]                                           8,724
[DEPRECIATION]                                   5,446
[TOTAL-ASSETS]                                  73,660
[CURRENT-LIABILITIES]                           15,704
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                           100
[OTHER-SE]                                      50,973
[TOTAL-LIABILITY-AND-EQUITY]                    73,660
[SALES]                                         24,952
[TOTAL-REVENUES]                                25,331
[CGS]                                           21,585
[TOTAL-COSTS]                                   26,223
[OTHER-EXPENSES]                                  (27)
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                  (865)
[INCOME-TAX]                                     (336)
[INCOME-CONTINUING]                              (529)
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                     (529)
[EPS-BASIC]                                    (.05)
[EPS-DILUTED]                                    (.05)